EXHIBIT 10.37

CONFIDENTIAL TREATMENT REQUESTED

MANUFACTURING SUPPLY AGREEMENT

BETWEEN

ANDREW CORPORATION

AND

ANDREW TELECOMMUNICATION PRODUCTS S.R.L.

AND

ELCOTEQ NETWORK S.A.

* CONFIDENTIAL TREATMENT: The registrant has submitted a confidential treatment request for portions of this document. The redacted portions, which are indicated by an “[*]”, have been filed separately with the Securities and Exchange Commission.

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LIST OF ATTACHMENTS

The following attachments are hereby made part of this Agreement:

ATTACHMENT A - DEFINITIONS

ATTACHMENT B – PRODUCTS

ATTACHMENTS C

ATTACHMENT C1 – PURCHASE COMMITMENT FOR EUROPE

ATTACHMENT C2 – PURCHASE COMMITMENT FOR NORTH AMERICA

ATTACHMENT D – MANUFACTURER PER UNIT PRICING FORMULA

ATTACHMENT E – PERFORMANCE METRICS

ATTACHMENT F – COST SAVINGS SUBMITTAL FORM

ATTACHMENTS G

ATTACHMENT G1 – MANUFACTURER PER UNIT PRICING FORMULA RATES AND

SERVICES FEES FOR EUROPE

ATTACHMENT G2 – MANUFACTURER PER UNIT PRICING FORMULA RATES AND

SERVICES FEES FOR NORTH AMERICA

ATTACHMENT H – EXAMPLE PRODUCT PLAN

ATTACHMENT I – FLEXIBLE DELIVERY ARRANGEMENTS

ATTACHMENT J – RETURN AND REPAIR SERVICES

ATTACHMENT K – MATERIAL AUTHORIZATION LETTER

ATTACHMENT L – INTENTIONALLY OMITTED

ATTACHMENT M – NEW PRODUCT INTRODUCTION (NPI) PROCESS

ATTACHMENT N – ORDERING COMPANY ACKNOWLEDGEMENT

ATTACHMENT O – CATEGORIZATION OF MATERIAL

ATTACHMENT P – MINIMUM CANCELLATION PROVISIONS

ATTACHMENT Q – INITIAL OVERSIGHT COMMITTEE MEMBERS

ATTACHMENT R – RESPONSIBILITY MATRIX

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THIS MANUFACTURING SUPPLY AGREEMENT (this “Agreement”) is entered into this 14th day of September, 2006, (the “Effective Date”) by Andrew Corporation, a Delaware corporation, having a principal place of business at 3 Westbrook Corporate Center, Suite 900, Westchester, IL 60154, United States of America (“Company”), Andrew Telecommunication Products s.r.l., an Italian corporation, having a principal place of business at Via Archimede, Agrate, Brianza 20041, Italy, and Elcoteq Network S.A., a Luxemburg corporation having a principal place of business at 69A, Boulevard de la Petrusse, L-2320 Luxemburg (“Supplier”) (collectively, the “Parties” and each a “Party”).

WHEREAS, Company and its Ordering Companies desire to purchase directly from Supplier and its Affiliates on an as-ordered basis the Products, Commercially Purchased Items, and Services, each as defined below;

AND WHEREAS, Supplier desires to sell to Company such Products, Commercially Purchased Items, and Services ordered from time to time by Company in accordance with the terms and conditions set forth below;

NOW THEREFORE, in exchange for mutually beneficial consideration, the sufficiency of which is hereby acknowledged, Company and Supplier agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	All defined terms are as set forth in Attachment A to this Agreement or as stated in the Articles and Attachments of this Agreement.

ARTICLE 2 – EFFECTIVE PERIOD OF AGREEMENT

2.1	The effective period of this Agreement shall commence on the Effective Date and shall, except as otherwise provided in this Agreement, continue in effect for a period of three (3) years (the “Initial Term”). After the Initial Term, this Agreement shall automatically be renewed for successive periods of twelve (12) months each (each a “Renewal Term”) on the same applicable terms and conditions, unless either Party elects to terminate this Agreement in accordance with Article 2.2 by delivering to the other Party a written termination notice not less than one hundred eighty (180) days prior to the end of the Initial Term or Renewal Term, as the case may be. Further, either Party shall have the right to terminate any Renewal Term, without cause, by delivering to the other Party a prior written termination notice of not less than ninety (90) days. The Initial Term, as it may be extended in accordance with this Article 2.1, is hereinafter referred to as the “Term”.

2.2	If a termination notice is delivered pursuant to Article 2.1, the Parties shall co-operate fully with each other to effect the transfer of the manufacturing of the Products from Supplier to Company, or a third party designated by Company, in order to help minimize any potential disruption of continuity of supply of Products and to minimize transfer costs and risks. Supplier shall provide all commercially reasonable termination assistance (“Termination Assistance”) requested by Company to allow for the orderly transfer of the manufacturing of the Products from Supplier to Company or such third party, as the case may be. In the event that such Termination Assistance is required beyond the termination date pursuant to Article 2.1, the parties shall, acting reasonably and in good faith, continue to provide such Termination Assistance and extend the Term of this Agreement on such appropriate terms as the parties may agree for one or more thirty (30) day periods, until such time as the Termination Assistance is no longer needed by Company.

2.3

In the event that Company decides to transition a Product or Product line from Supplier to a third party during the Term of this Agreement, provided that Company continues to meet its Purchase Commitment to Supplier in accordance with Article 6, Supplier shall co-operate fully and in good faith with Company to effect such transition of the manufacturing of such Product or such Product line from Supplier to Company, or a third party designated by Company, in order to help minimize any potential disruption of continuity of supply of Product. Supplier shall, acting in good faith, provide all commercially reasonable transition assistance requested by Company to allow for the

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orderly transfer of the manufacturing of such Product from Supplier to Company or such third party, as the case may be.

2.4	Any termination or expiration of this Agreement shall not affect either Party’s outstanding obligations or payments due hereunder or under accepted Orders prior to such termination or expiration, nor shall it prejudice any other remedies that the Parties may have under this Agreement for events, actions or occurrences prior to such date. In any event, Supplier will accept Orders during the Term for delivery up to six (6) months, or the standard lead-time for delivery of the ordered Products, whichever is longer, after termination or expiration of this Agreement.

ARTICLE 3 – BUSINESS RELATIONSHIP/NON-COMPETITION

3.1	Company and Supplier acknowledge that a strategic relationship is required in order to ensure the ongoing continuity of supply of Products and services to Company’s customers. To that end, the Parties agree to establish an Oversight Committee that will meet quarterly, coinciding with the Quarterly Performance Review Process, as described in Article 25, and at such other times as may be required by this Agreement or mutually agreed by the Parties.

3.2	The Oversight Committee shall be established within thirty (30) days of the date of this Agreement. The initial members of the Oversight Committee are identified in Attachment Q. The Parties shall mutually agree, from time to time, on the number of persons from each Party that will comprise the committee. The Parties shall have equal representation on the committee. Meetings shall be held in person, by telephone or such other method as the committee shall reasonably determine. A Party may change a person designated to represent it by giving written notice thereof in the manner provided in Article 26.

3.3	Each Party expressly acknowledges that, unless it has received the other Party’s express authorization to do so, it has no right under this Agreement to divulge to any other third party information shared amongst the Parties at meetings of the Oversight Committee or the agreements or results of any discussions occurring at such meetings.

3.4	It is the intention of the Parties that the relationship of Supplier to Company shall be that of an independent third-party supplier. Neither Party intends to create a partnership, joint venture or similar type of legal entity or any entity of any kind, implied or direct.

3.5	It is the intention of the Parties to work closely together to manufacture the lowest cost products with the best quality and delivery performance in order to capture market demand and grow our business together. If the terms of this Agreement impede Company’s ability to win new business with its customers for product Supplier would manufacture, the Parties mutually agree to renegotiate the applicable terms in good faith.

3.6	During the Term, Supplier shall not, directly or indirectly, design, manufacture or market (1) any Supplier-branded products competitive with products marketed by Andrew Corporation or any of its Affiliates, or (2) any products that are competitive with the Products furnished hereunder; provided, however, nothing herein is intended to bar Supplier from:

(i)	manufacturing and selling such competitive products to third parties (who are not Affiliates of Supplier) pursuant to such third parties’ designs, even though such third parties may be in competition with Andrew; and

(ii)

establishing a design capability, independent of Supplier’s manufacturing function used to produce Products for sale to Company hereunder and, subject to Article 34, designing such competitive products for third parties who will own such designs and who are not Affiliates of Supplier, provided that Supplier, to the extent Supplier is not barred from doing so, gives Company the first right of refusal to produce such design. If Company

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rejects the offer to create such design and Supplier creates such design, Supplier shall also have the right to manufacture for and sell to the third party a product to such design pursuant to Sub-article 3.6(i) above.

ARTICLE 4 – PRODUCTS AND COMMERCIALLY PURCHASED ITEMS

4.1	This Agreement is intended to provide the terms and conditions upon which Company shall obtain Products and their Successor Products, Commercially Purchased Items and Services for its own use or for resale to its Affiliates and to its and/or their customers.

4.2	The term “Product” or “Products” includes the various printed circuit board assemblies, sub-systems, orderable item kits, and full systems described in Attachment B, and any additional products (including New Products) that the Parties may in the future agree that Supplier shall manufacture for Company in accordance with the terms and conditions of this Agreement. For certainty, the term “Products” shall include all Successor Products to the foregoing products.

4.3	In addition to providing Company with Products pursuant to this Agreement, Company may also ask Supplier to provide commercially purchased items (“Commercially Purchased Items”). Commercially Purchased Items include but shall not be limited to various types of components, raw materials, cables, and cable assemblies for which Supplier adds no customization but purchases such Commercially Purchased Items solely for resale to Company.

4.4	Products shall be manufactured in accordance with the Specifications identified and incorporated into the applicable Orders and with all applicable Laws.

4.5	In no event shall Supplier sell, license or otherwise transfer to any party other than Company or an Ordering Company any Products (including, for certainty, Successor Products and New Products), the design of which is proprietary to Company and which have been or are being manufactured for Company or an Ordering Company under this Agreement, without the prior written consent of Company.

ARTICLE 5 – SERVICES

5.1	The term “Service” or “Services” includes but shall not be limited to development, design, engineering, out-of-Warranty repair, prototyping, distribution, other activities identified as a Service in this Agreement as well as other services as Company may request and Supplier may provide from time to time that may be described in more detail in various statements of work or Orders.

5.2	Except as may be set out expressly in this Agreement, as part of its production and delivery of Products and Commercially Purchased Items pursuant to this Agreement, Supplier shall perform, at no charge to Company, all support, services and activities typically performed at no additional charge by a contract manufacturer in connection with such production and delivery, including, but not limited to: supply chain management of the purchase and storage of Material; warranty administration (including applicable repair or replacement when Supplier has warranty liability); BOM, Material and inventory analyses; supplier issues escalation; supplier quality assessment and management, including but not limited to on-site commercial and quality audits; component qualifications; receiving Material inspection; and dedicated supply chain planners and product engineers to support Company’s development teams, and information technology support. For those Services that are provided as a billable service pursuant to this Agreement, Supplier shall perform such Services in accordance with the fees shown in the applicable Attachment G, if any, or, if no such fees exist, at a price mutually agreed pursuant to Article 7.7 If the Parties cannot agree whether a particular activity is support hereunder for which Supplier shall not make any charge, or a billable Service, the matter shall be submitted to the Oversight Committee for resolution.

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5.3	In the event that Company provides personnel or other resources to assist Supplier in Supplier’s performance of its obligations under this Agreement, Company shall be entitled to compensation for such assistance; provided, however, Company shall not provide any such assistance for which it will seek such compensation without prior approval of Supplier. Any fees to be paid by Supplier to Company for such assistance shall be negotiated by the Parties in good faith. When, pursuant to other agreements of the Parties, the manufacture of Products is being transferred to Supplier and thereafter sales of such Products will be made pursuant to the terms of this Agreement, it is the general understanding of the Parties that their respective Party’s efforts to effect such transfer shall be without cost to the other Party. Exceptions to such general understanding require mutual agreement of the Parties.

ARTICLE 6 – PURCHASE COMMITMENT/NO EXCLUSIVITY

6.1	Company’s commitments to purchase from Supplier under this Agreement are set forth in Attachments C. It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all Products, Commercially Purchased Items or Services of the type described in this Agreement that Company may require, nor requires the purchase of any Product, Commercially Purchased Items, or Services from Supplier by Company, except as set forth in any applicable Attachment C. In addition, Company shall at its sole discretion, decide the extent to which Company will market, advertise, promote, support, or otherwise assist in further offerings of the Product or Services.

ARTICLE 7 – SUPPLIER COMPENSATION

7.1 (a)	The price for a unit of Product (individually, a “Price” and collectively, the “Prices”) manufactured by Supplier and/or its Affiliates for Company under this Agreement as of the date of this Agreement shall be calculated in accordance with the Manufacturer Per Unit Pricing Formula set out in Attachment D and by using the applicable Manufacturer Per Unit Pricing Formula Rates set out in the applicable Attachment G. Except as set forth in this Agreement or as otherwise agreed by the Parties, Prices include inbound freight charges associated with the transport of Material to Supplier. Notwithstanding the foregoing, if filter bodies necessary for the production of Products or Commercially Purchased Items are sourced from a vendor’s premises that is located in a different continent than Supplier’s premises where such Products are made or held for distribution, and if Company authorizes transportation by air, the total cost of transport in such case, including the cost of the air transport, shall be deemed a Premium Expedited Service subject to payment by Company as set out in Article 7.3. For the avoidance of doubt, there shall be credited against such costs the amount that has been included in the Price to account for normal transportation.

(b)	Unless otherwise agreed by the Parties, ten (10) days prior to the end of each calendar quarter, the Parties will review the Price to be paid by Company for each Product in the subsequent quarter. Notwithstanding anything to the contrary in this Article 6, the Parties may agree to re-price a Product during the course of a calendar quarter (any such re-pricing, an “In-Quarter Repricing”), provided that Supplier’s costs of manufacturing the forecasted quantity of such Product in the remaining portion of the calendar quarter is anticipated to change by more than [*] or the then current monetary equivalent in the relevant currency.

(c)	If Prices are revised at the end of a calendar quarter as provided in Article 7.1 (any such repricing, a “Quarterly Repricing”) or as a result of an In-Quarter Repricing, such revised Prices shall be calculated in accordance with the Manufacturer Per Unit Pricing Formula set out in Attachment D and by using the applicable Manufacturer Per Unit Pricing Formula Rates, and shall be effective in the case of a Quarterly Repricing from the first day of the calendar quarter, and in the case of an In-Quarter Repricing when the Parties mutually agree.

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7.2 (a)	If any Product is re-priced pursuant to Article 7.1 and the Price for such Product as a result of the Quarterly Repricing, or the In-Quarter Repricing, as applicable, is lower than the Price for such Product prior to the Quarterly Repricing, or the In-Quarter Repricing, as applicable, Company shall pay to Supplier an inventory re-valuation charge equal to the difference between the Price for such Product prior to the Quarterly Repricing, or the In-Quarter Repricing, as applicable, and the Price for such Product as a result of the Quarterly Repricing, or the In-Quarter Repricing, as applicable, multiplied by the total quantity of such Product owned by Supplier immediately prior to the time when such revised Prices take effect pursuant to Article 7.1(c). Invoices hereunder shall be directed to Company or such other party as Company may reasonably direct and paid in accordance with Article 8.

(b)	If any Product is re-priced pursuant to Article 7.1 and the Price for such Product as a result of the Quarterly Repricing, or the In-Quarter Repricing, as applicable, is higher than the Price for such Product prior to the Quarterly Repricing, or the In-Quarter Repricing, as applicable, Supplier shall credit Company’s account with an inventory re-valuation charge equal to the difference between the Price for such Product prior to the Quarterly Repricing, or the In-Quarter Repricing, as applicable, and new Price for such Product as a result of the Quarterly Repricing, or the In-Quarter Repricing, as applicable, multiplied by the total quantity of such Product owned by Supplier immediately prior to the time when such revised Prices take effect pursuant to Article 7.1(c).

7.3	Premium Expedited Services shall be invoiced at cost from Supplier to Company monthly on a per Product basis. Supplier agrees that no expenses associated with Premium Expedited Services or Purchase Price Variance shall be incurred by Supplier without prior written approval from Company. Purchase Price Variance shall be invoiced based on the Price for the relevant Product calculated in accordance with Article 7.1.

7.4	The Price for a Commercially Purchased Item shall be the price paid by Supplier to the vendor plus [*] of such amount.

7.5	Company may from time to time submit to Supplier requests for proposals to perform Services in accordance with Article 5.1. Such requests for proposals shall reference the terms and conditions of this Agreement and include but not be limited to such information as statements of work, required milestones, deliverables, methods of compensation and the period of time in which Supplier will have to respond to Company’s request for proposal. Where applicable fees for such Services do not already exist in any Attachment G, other provisions of this Agreement or other agreements of the Parties, and Company is not entitled to such Services free of charge as provided in this Agreement or other agreement of the Parties, Company and Supplier shall negotiate appropriate fees in good faith and such fees will be reflected in an Order for such Services prior to the commencement of any work by Supplier.

7.6	Company requires that all non-recurring engineering charges for which Company is required to compensate Supplier under this Agreement be itemized, and Supplier acknowledges that no Profit shall be accrued for non-recurring engineering charges for hard tooling (such as stencils, fixtures, backing plates, etc.). Non-recurring engineering charges for such tooling shall be invoiced at Supplier’s actual cost for such tooling and in accordance with Article 16.1. Supplier shall obtain Company’s written approval of any non-recurring engineering charges before Supplier incurs any expenditure in connection therewith.

7.7

Company acknowledges and agrees that all information provided by Supplier to Company in connection with the determination of Product Prices, and marked or otherwise identified to Company by Supplier as proprietary or confidential information and all information derived therefrom by Company (collectively, the “Pricing Information”) is highly sensitive to Supplier, constitutes Supplier Proprietary Information and shall be deemed to be Confidential Information

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pursuant to Article 34. Company shall use Pricing Information only for the purpose of establishing and verifying the Prices and Company shall share such Pricing Information only with those employees within Company (or any Ordering Company) who have an expressed need to know such information in order to perform their job function within Company, and Company will instruct such individuals regarding their obligation to maintain such Pricing Information as confidential.

7.8	Supplier agrees to provide, with Company’s assistance, annual cost reduction road maps, on a mutually agreed to basis, thirty (30) days prior to the start of Company’s Fiscal Year (October 1).

7.9	All reductions in costs associated with the manufacture of Products that are achieved as a result of specific changes proposed by Company shall for all Products affected by Company’s cost reduction efforts, accrue to Company immediately upon their implementation and after full recovery of Supplier’s implementation costs, if any, and shall, as the Parties may agree, be reflected either:

(i)	in the Prices established for each Product for the following calendar quarter, in accordance with Article 7.1, or

(ii)	by means of an adjustment of the Prices during a calendar quarter, in accordance with Article 7.1.

7.10	Supplier will keep abreast of major developments in Supplier’s industry and implement them in its facilities used to manufacture the Products

7.11	Prior to implementing any cost improvements in labor hours, the prices paid for Material or supply chain or manufacturing processes that Supplier recommends, Supplier must advise Company of the features and advantages of Supplier’s recommendation, using the formal written communication process outlined in Attachment F. (For the avoidance of doubt, any such cost improvement that is one that is the same or substantially similar to one that Company, without input from Supplier, is aware of, has documented and has expended substantial effort in developing, even though it has not at that time yet been communicated to Suppler, shall be treated under Article 7.9.) Supplier’s formal written communication will address: (a) description of Supplier’s cost reduction recommendation; (b) the feature or advantage of Supplier’s cost reduction recommendation; (c) financial impact of Supplier’s cost reduction recommendation to the overall operation; (d) process flow and time line for Supplier’s cost reduction recommendation implementation; and (e) proposed sharing of the financial expense from Supplier’s cost reduction recommendation implementation. Once Supplier and Company have agreed upon the recommended Supplier’s cost reduction, such cost reductions shall be implemented.

7.12 (i)	Supplier shall actively pursue continuous cost improvements through design, process and supply-chain innovation, as they relate to the scope of this Agreement, and improve upon the performance of the activities to be conducted under the scope of this Agreement. It is agreed that any cost improvement recommendations made by Supplier, in written documentation as set forth in Attachment F, will be implemented upon joint review and agreement by the Oversight Committee. It is expected that opportunities for cost and process improvement(s) may arise in many categories including, but not limited to: (a) Material costs; (b) design for manufacturing, test and installation; (c) operations at Supplier’s locations where Product is being manufactured for Company; (d) information technology; (e) selecting, packaging, palletizing, marking and bar coding Products and/or Materials; (f) utilization of personnel; (g) inventory management; (h) interval reductions; (i) Material availability; (j) warehousing processes; (k) Order fulfillment, (l) tuning time, and (m) board level testing.

(ii)	Promptly after the initial transfer and production ramp up of the Products, Supplier will invest in the development of engineering cost reduction initiatives for the filter Products listed in Attachment B.

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7.13	Any cost savings which are achieved by Supplier as a result of changes proposed by Supplier will be subject to this Article 7.13, and the calculation of such cost savings sharing will commence in the quarter following the quarter in which Supplier’s implementation costs were fully recovered. Cost savings shall accrue to Company in the Prices established for the relevant Product in accordance with the following schedule:

(i)	[*] of the cost savings will accrue to Company during the first two (2) full quarters after Supplier fully recovers any costs of implementation of the cost improvement; and

(ii)	thereafter, [*] of the cost savings will accrue to Company.

7.14	The Parties acknowledge that the success of the relationship established by this Agreement is dependent upon the Parties working together to identify, and pursue in a mutually beneficial manner, strategic initiatives that will result in Company increasing its amount of business under the contractual relationships it has with its existing customers and by entering into contracts with new customers for the sale of Product(s) to such customers (each such event a “Potential Opportunity”).

In the event that Company is unable to realize a Potential Opportunity solely because the Manufacturer Per Unit Pricing Formula Rates generate a price for the Product(s) which would be too high to enable Company to succeed in realizing the Potential Opportunity, or which is materially higher than the verifiable prices offered by other electronic manufacturing service providers (for equivalent levels of quality, caliber of services, delivery, performance and under terms and conditions equivalent to those in this Agreement), the Parties may wish to deviate from the Manufacturer Per Unit Pricing Formula Rates in order for Company to realize the Potential Opportunity and to use Supplier as the manufacturer of the Product(s) for this Potential Opportunity.

In such an event, Company shall notify Supplier of the details of the Potential Opportunity and shall provide Supplier, on a timely basis, with the documentation and information required by Supplier to properly assess the ability of Company to realize such Potential Opportunity with Product Pricing based on the Manufacturer Per Unit Pricing Formula Rates.

Upon Supplier being so notified, the Parties shall discuss the need for Supplier to deviate from the Manufacturer Per Unit Pricing Formula Rates, so as to allow Company to succeed in realizing the Potential Opportunity on terms and conditions satisfactory to, and for the mutual benefit of, the Parties. If Supplier is unwilling to so deviate from the Manufacturer Per Unit Pricing Formula Rates in such circumstance, Company shall have the right to award such business to an alternate third party electronics manufacturing service provider and any purchases made from such third party shall be credited against Company’s Purchase Commitment, if any such commitment is made a part of this Agreement.

ARTICLE 8 - PAYMENT TERMS

8.1	All payments by Company to Supplier under this Agreement shall be in the currency in which Prices are calculated herein or as specified in any other applicable agreement of the Parties, unless otherwise specified in the applicable Order or other agreement of the Parties, and provided that the Parties have entered into a foreign exchange agreement on mutually agreeable terms. Subject to Article 8.2, payment terms shall be net forty-five (45) days from the date of invoice from Supplier.

8.2

On a quarterly basis, the payment terms experienced by Supplier with third party vendors providing Material used by Supplier in the production of Products pursuant to this Agreement will be reviewed by the Parties. For convenience, the Parties shall use as a surrogate for such payment terms Supplier’s then derived average “days payable outstanding” applicable to

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purchases from Material vendors. Thereafter, until the next such quarterly calculation, such surrogate shall be used as Company’s payment period in lieu of the payment period set forth in Article 8.1. In no event however, shall such period be established at less than forty-five (45) days.

8.3	Supplier and Company agree that they will work diligently to implement EDI capabilities for invoicing.

8.4	Supplier shall not make any claim or take any other action against Company with respect to any invoice that is past due until it has first been submitted by Supplier to the Oversight Committee for review. The Oversight Committee shall review all outstanding past due invoices submitted to it by Supplier by the fifth (5th) day of a month and confirm the amount of the outstanding invoices and/or resolve any dispute concerning the amount of the invoices by the fifteenth (15th) day of such month.

ARTICLE 9 – TRANSFER OF TITLE AND RISK OF LOSS/DELIVERY TERMS

9.1	Unless otherwise agreed by the Parties: (a) where an Orderable Item is required to be delivered by Supplier to Company’s or its customer’s integration, repair or distribution center which is at the same location as the facility from which the relevant Orderable Item is to be shipped, title and risk of loss and damage to such Orderable Item shall transfer from Supplier to Company at such time as such Orderable Item has been delivered by Supplier to the designated receiving area in the integration, repair or distribution center; (b) in all other cases, title and risk of loss and damage to Orderable Items shall transfer from Supplier to Company at such time as the relevant Orderable Item has been delivered by Supplier, at the shipping dock at the facility at which the relevant Orderable item is shipped to Company or its customer or to Company’s or its customer’s specified carrier, FCA (Incoterms 2000).

9.2	Orderable Items purchased under this Agreement that are to be delivered by Supplier to an integration, repair or distribution center, including, without limitation, such a center operated by a customer of Company, where such center is at the same location as the facility from which the relevant items are to be shipped, shall be delivered by Supplier to such center, at no additional charge to Company.

ARTICLE 10 - PURCHASE ORDERS

10.1	The Parties contemplate that Orders will be placed from time to time by Company and Ordering Companies, incorporating by reference the terms and conditions of this Agreement. The pre-printed terms and conditions found, normally, on the reverse side of Orders shall be excluded and deemed deleted. Each Order may set forth the terms and conditions reflecting business requirements unique to a particular ordering location. In the event of any contradiction between the terms and conditions of this Agreement and the terms and conditions of an Order, the terms and conditions of this Agreement shall supersede and override the terms and conditions of such Order to the extent of such contradiction. Orders will describe in detail the required Product, Commercially Purchased Item, and/or the Service to be provided by Supplier and may include, without limitation, the following types of items: statements of work, drawings, plans, designs, procedures, Specifications (Product, quality, design and test), BOMs, methods of packaging, marking specifications, repair and return processes, quantities of units or other equipment to be furnished by Company’s ordering location, if any, delivery schedules and inspection criteria.

10.2

Supplier shall promptly notify Company of its receipt of an Order. If a notice of rejection of an Order is not received by Company from Supplier within two (2) Business Days from the date of the receipt thereof by Supplier, such Order shall be deemed to have been accepted by Supplier. In no event shall Supplier reject an Order due to Company’s increase in Forecast or unforecasted Product demand. In such an event, Supplier shall use reasonable commercial efforts to meet the delivery dates of such excess Product, but the failure by Supplier to meet the delivery date requested in such an event shall not be deemed (i) a breach by Supplier of its obligation to meet

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the delivery date requested or (ii) to affect any measure of Supplier’s performance related to the requested delivery hereunder; provided, however, once the Parties agree upon a delivery date, delivery performance shall be measured in accordance with this Agreement.

10.3	Company may at any time during the course of Supplier’s manufacture of a Product, performance of a Service, and/or supply of a Commercially Purchased Item require additions to or deductions or deviations from (each, an “Order Change”) the quantity of the Product, Commercially Purchased Item and/or Service ordered or forecasted for delivery on a specific date (the “Original Delivery Date”). In addition, upon request by Company, Supplier shall use commercially reasonable efforts to: (a) accept unplanned Orders, (b) accelerate delivery dates for existing Orders or Forecasts, or (c) accept increases in quantities of Orderable Items subject to existing Orders or Forecasts, subject in each case to Company agreeing to meet any increased costs or premium charges incurred by Supplier as a result of meeting such requests.

10.4	Company may from time to time, by written order to Supplier, suspend Supplier’s performance of any Order, in whole or in part. In the case of suspension, Supplier will take all reasonable steps to avoid any additional costs allocable to such Order, except that Supplier shall be entitled to complete any Product that Supplier has actually commenced manufacture of prior to receipt of Company’s order of suspension. If any such suspension causes an increase or decrease in the cost of or time (including labor hours) required for performance, an equitable adjustment shall be made in the Price or Delivery Schedule, or both, by mutual agreement. Claims for adjustment under this clause must be made by Supplier in writing within thirty (30) days from the date of notice of suspension. Any such claim must be supported as soon as practicable by information and records necessary to permit Company to make an equitable disposition thereof. Nothing in this clause shall excuse Supplier from continuing with its performance as changed or after Company’s rescission of such suspension, nor shall anything herein be deemed to bar Company its right under this Agreement to cancel any such Order.

10.5	Company may at any time terminate an Order without cause for Services, in whole or in part, upon five (5) days’ written notice to Supplier. In such an event, Company’s liability shall be limited to payment of the amount due for the Services performed (including materials needed for such Services that are already on order that cannot be cancelled) up to and including the date on which such Services terminate (which amount shall be supported with proof satisfactory to Company), and no further Services pursuant to such terminated Order will be rendered by Supplier. Supplier shall use reasonable commercial efforts to terminate the provision of such Services as soon as practicable pursuant to such notice of termination. Such payment by Company shall constitute a full and complete release and discharge of Company’s obligations in respect of such terminated Order for Services. In no event shall Company’s liability exceed the price identified in the applicable Order for the Services being terminated.

ARTICLE 11 – DELIVERY/LATE DELIVERY

11.1	Promptly after the Effective Date, Supplier shall mutually agree with Company to implement flexible delivery arrangements set out in Attachment I (the “Flexible Delivery Arrangements”). At Company’s request, Supplier will enter into other flexible delivery arrangements, such as, without limitation, a “Vendor Managed Inventory” program, as may be agreed by the Parties. Any such “Vendor Managed Inventory” program agreed to by the Parties with respect to Products provided by Supplier to Company under this Agreement will be set out and incorporated in this Agreement as Attachment L.

11.2

Supplier agrees that except for the liability as set forth in Article 13 or as otherwise provided in this Agreement, and subject to the provisions of Article 10, all Forecasts provided by Company in relation to a Flexible Delivery Arrangement are for planning purposes only and shall not be deemed a commitment by Company. Supplier shall use its reasonable commercial efforts to satisfy Company’s requirements exceeding any upside flexible delivery or Forecast increase limits as may be agreed to as part of the Flexible Delivery Arrangements. Notwithstanding anything to

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the contrary, any failure by Supplier to satisfy any such requirements of Company shall not be deemed to constitute a breach by Supplier of its obligations under this Agreement, and shall not be deemed to affect any measure of Supplier’s performance of its obligations under this Agreement.

11.3	For certain Products or Commercially Purchased Items ordered pursuant to this Agreement, Supplier and Company shall agree on a stated delivery interval or lead-time. For the purposes of evaluating Supplier’s delivery performance against lead-time, it is understood by the Parties that lead-time is measured from the time the Order or Product or Commercially Purchased Item delivery request is received by Supplier in writing or electronically from Company until the time the conforming Product or Commercially Purchased Item is delivered to Company pursuant to Article 8. Unless otherwise agreed to by the Parties, Products or Commercially Purchased Items may be delivered by Supplier to Company up to three (3) days early and zero (0) days late.

11.4	Company intends to monitor Supplier’s delivery performance in accordance with the Performance Metrics set forth in Attachment E. Failure by Supplier to meet such delivery Performance Metrics shall be subject to any resolution and consequences provisions set forth in Attachment E.

11.5 (a)	In the event that due to causes attributable to Supplier, Supplier is unable to deliver a particular Product within the time frame agreed to between the Parties in this Agreement or in an Order, Company shall have the right to: (i) cancel such Order (or the outstanding portion of any partially fulfilled Order) and purchase the relevant Product from a source other than Supplier or (ii) extend such delivery time frame to a later date, subject, however, to the right to cancel as in clause (i) above if delivery is not made or performance is not completed on or before such extended delivery date. Company shall pay for any Product it retains at the prices set forth in the Order issued pursuant to this Agreement and any other deductions as may be allowed in this Agreement. If Supplier is unable to meet the acknowledged delivery date(s) set forth in an Order, Supplier shall be responsible for paying all reasonable incremental transportation costs necessary to deliver the requested Product to Company by the acknowledged delivery date(s) indicated in the Order. Any failure by Company to comply with its Purchase Commitment as a result of purchases of Products from a source other than Supplier pursuant to clause (i) hereof shall be subject to the applicable Attachment C.

(b)	In the event that due to causes attributable to Supplier, Supplier is unable to perform a Service in the manner or within the time frame specified herein or in the relevant Order for such Service, Company shall have the right to cancel such Service and procure the Service from a source other than Supplier.

11.6	Supplier agrees to immediately notify Company’s representative, as identified on the Order, and, if requested by Company, Company’s customer of any foreseeable condition that would affect Supplier’s ability to meet the acknowledged delivery date and time and Company’s expected delivery date and time. Supplier’s compliance with the foregoing does not relieve Supplier of the delivery performance requirements or other conditions set forth in this Article 11.

11.7	[*]

11.8	The Parties acknowledge that at the Effective Date Supplier will purchase from Andrew Telecommunication Products s.r.l. certain equipment that Supplier will use to manufacture Products that Supplier will sell under the terms of this Agreement (the “Purchased Equipment”) Notwithstanding any other provision in this Article 11, during the period of ninety (90) days following the Effective Date Supplier shall not be responsible for delays in delivery of Products sold to Company that result solely from defects in such Purchased Equipment; provided, however, that such excuse of Supplier’s liability shall not apply:

(i)	With respect to defects in the Purchased Equipment that Supplier does not identify in a written notice and claim issued during the agreed inspection and return period applicable to the Purchased Equipment; and

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(ii)	With respect to defects in the Purchased Equipment occurring as a result of improper operation and/or maintenance of the Purchased Equipment by Supplier.

ARTICLE 12 – PERFORMANCE METRICS AND PERFORMANCE METRICS DEFAULT RESOLUTION PROCESS

12.1	The performance metrics (“Performance Metrics”) shall be as set forth in Attachment E. Company intends to monitor such Performance Metrics on a quarterly basis or on a more frequent basis as outlined in Attachment E. Supplier agrees to provide any relevant information that the Oversight Committee may require and in the time frames needed in order to support the Performance Metrics process. Supplier recognizes that the measurable Performance Metrics as described in Attachment E represent Company’s current minimum performance requirements and agrees to the resolution process and consequences, as described in Article 12.2, of not meeting such defined minimum requirements. The Performance Metrics may be revised periodically by the Parties’ agreement, with the objective of continuous performance improvement.

12.2	In the event Supplier’s performance levels fall below any of the minimum thresholds set forth in the Performance Metrics identified in Attachment E, other than for reasons attributable to Company, Company may give notice to Supplier of performance default. After receipt of such notice, Supplier shall deliver to Company within ten (10) days a Corrective Action Plan to correct such default condition within twenty (20) days of receipt of the Corrective Action Plan. In the event Supplier fails to deliver a Corrective Action Plan within the ten (10) day period, or if the Corrective Action Plan is determined to be unacceptable by Company, acting reasonably, or if the Corrective Action Plan fails to cure the default for such Product or Commercially Purchased Item within the twenty (20) day period, this shall be deemed a default under Article 35, and in addition to its other remedies, Company may purchase the Product from a source other than Supplier by invoking all of its rights under this Agreement. In the event of a dispute over Supplier’s failure to meet the minimum standards or Company’s failure to accept the Corrective Action Plan, the Parties shall attempt to resolve such dispute through the process set forth in Article 28.

12.3	Any failure by Company to comply with its Purchase Commitments as a result of purchases of Products from a source other than Supplier as permitted under this Agreement shall be subject to the applicable Attachment C.

ARTICLE 13 – EXCESS AND OBSOLETE MATERIAL, AND FINISHED GOODS INVENTORY, AND EXCESS BUFFER STOCK

13.1	Material used in the production of Products under this Agreement shall be categorized as “Company Material” or “Supplier-Controlled Material” or “Supplier-Controlled Custom Material”. “Company Material” is Material as to which Company typically controls the price and/or other terms upon which it is purchased from the vendor. “Supplier-Controlled Material” is other Material used in the production of Products under this Agreement that can also be used by Supplier in the performance of manufacturing services for some or all of its other customers, as to which Supplier typically controls the price and/or other terms upon which it is purchased from the vendor. “Supplier-Controlled Custom Material” is Supplier-Controlled Material that is unique to the manufacture of Products for Company and, consequently, cannot be used by Supplier in the performance of Supplier’s services for its other customers. Commercially Purchased Items purchased by Supplier for sale under this Agreement shall be categorized as “Company Commercially Purchased Items” or “Supplier-Controlled Commercially Purchased Items”. In general, a “Company Commercially Purchased Item” is a Commercially Purchased Item as to which Company controls the price and/or other terms upon which it is purchased from the vendor. “Supplier-Controlled Commercially Purchased Items” comprise all other Commercially Purchased Items purchased by Supplier for sale under this Agreement

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13.2 (a)	Attachment O sets out the Parties agreed categorizations of Material purchased for use in manufacturing Products listed on Attachment B and for Commercially Purchased Items, as of the Effective Date. Any Material utilized in producing Products under this Agreement as of the Effective Date that is not listed on Attachment S shall be deemed to be Company Material. Categorizations occurring under the Article 13.2(a) are subject to change as set forth in Article 13.2(b).

(b)	During the quarterly pricing meetings held pursuant to Article 7, the Parties will jointly determine how Material and Commercially Purchased Items should be categorized. Any agreement of the Parties that would change a prior categorization shall be applied only on a going forward basis, unless the Parties otherwise expressly agree. In categorizing items, the Parties shall follow the procedures and principles set out in Attachment R, unless they otherwise expressly agree. Any conflict between the terms set forth in this Article 13 and the terms in Attachment R shall be governed by the terms of this Article 13.

(c)	For each New Product and Successor Product, at least twenty-eight (28) days prior to the date on which the Product is designated to be “Generally Available” (GA) in Company’s Forecast, the Parties shall categorize Material on the BOM for such New Product or Successor Product as Company Material or Supplier-Controlled Material or Supplier-Controlled Custom Material.

13.3	Subject in each case to Article 13.3(d):

(a)	If at any time the aggregate quantity of any Orderable Item that Supplier and its Affiliates own is greater than the sum of (i) the quantity of such Orderable Item ordered by Company, Ordering Companies and Authorized Purchasers from Supplier and its Affiliates under this Agreement or otherwise in the preceding [*] and (ii) the quantity of such Orderable Item forecasted to be ordered by Company, Ordering Companies and Authorized Purchasers in the subsequent [*] then such excess quantity of Orderable Items shall be deemed “Excess Inventory”. In the event of such a situation, Supplier shall provide Company with a notice, but no more frequently than quarterly, outlining the amount and value of such Excess Inventory, and Company shall, within ten (10) Business Days of receiving such notice, issue an inventory purchase order to Supplier for such Excess Inventory, pursuant to paragraph (f) below. Each such notice shall include a description of the manner in which Supplier calculated the amount of Excess Inventory and otherwise be in a form and contain the content satisfactory to Company. Supplier shall provide Company with a notice on or about the tenth (10th) of the third month of each quarter setting out the amount and value of any Excess Inventory, as determined in accordance with this Article 13.3(a). The calculation described herein shall occur after a calculation of Excess Buffer Stock, if any, pursuant to Article 13.4.

(b)	If at any time the aggregate quantity of any item of Company Material or Supplier-Controlled Custom Material that Supplier and/or its Affiliates owns is greater than the sum of (i) the quantity of such item of such Material consumed by Supplier and its Affiliates in the manufacture of Products for Company and the Ordering Companies under this Agreement or otherwise in the preceding [*] and (ii) the quantity of such Material reasonably forecasted by Supplier to be consumed by Supplier and its Affiliates in the manufacture of Products for Company and the Ordering Companies under this Agreement in the subsequent [*] on the basis of the Forecast, then such excess quantity of Material shall be deemed “Excess Inventory”. The calculations and procedures set out herein shall be performed no more than quarterly.

Supplier shall provide Company with a notice on or about the tenth (10th) of the third month of each quarter setting out the amount and value of any Excess Inventory, as determined in accordance with this Article 13.3(b) as of the date of the notice. Each such notice shall include a description of the manner in which Supplier calculated the amount

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of Excess Inventory and otherwise be in a form and contain the content satisfactory to Company. Within ten (10) days of the date on which Company receives such notice from the Supplier (the “Notice Receipt Date”), Company shall issue to Supplier an inventory purchase order for such remaining Excess Inventory, pursuant to Sub-article 13.3 (e) below.

(c)	Company shall keep Supplier’s procurement organization apprised of any Material purchased by Company from Supplier under this Article 13 that is suitable for use in the manufacture of Products and Supplier shall purchase such Material from Company, on an as-needed basis, prior to purchasing such Material from Material vendors. The purchase price of such Material shall be at the cost reflected in the then current Product pricing set forth in Article 7.

(d)	Except where the action is justified by a default of this Agreement by Supplier, in the event of (i) a complete or partial termination, rescheduling or cancellation of an Order, (ii) reduction in Forecast, (iii) the termination of all or any part of this Agreement, or (iv) any other event, including a change in Specifications or an engineering change, which results in any Company Material or Supplier-Controlled Custom Material that Supplier has purchased or issued an uncancellable purchase order to the Material vendor for, no longer being required by Supplier to manufacture Products (or being otherwise unsuitable for use in the manufacture of Products due to the passage of time) within the [*] such Material shall be considered “Obsolete Inventory”. The calculations and procedures set out herein shall be performed no more frequently than as set forth below.

Supplier shall provide Company with a notice on or about the tenth (10th) of the third month of each quarter setting out the amount and value of any Obsolete Inventory, as determined in accordance with Article this 13.3(d) as of the date of such notice. Notwithstanding the foregoing sentence, Supplier shall have the right to issue such a notice at any time that the amount of Obsolete Inventory Supplier holds exceeds [*]. Each such notice shall include a description of the manner in which Supplier calculated the amount of Obsolete Inventory and otherwise be in a form and contain the content satisfactory to Company. Within ten (10) days of the date on which Company receives such notice from the Supplier (the “Notice Receipt Date”), Company shall issue to Supplier an inventory purchase order for such remaining Obsolete Inventory, pursuant to Sub-article 13.3 (e) below.

(e)	Company will purchase the Excess Inventory and/or the Obsolete Inventory and or Excess Buffer Stock as required herein, as the case may be, pursuant to an inventory purchase order at the following prices: [*]. Any Excess Inventory, Excess Buffer Stock and Obsolete Inventory, as the case may be, purchased by Company from Supplier pursuant to an inventory purchase order shall be deemed “Company Owned Inventory”. The inventory purchase order shall include the costs of mitigation incurred by Supplier pursuant to Article 13.3(i), including under-recoveries resulting from the sale of Material at prices less than the price paid for such Material and costs relating to re-stocking or return charges, but excluding labor costs incurred by Supplier. With respect to any Excess Inventory and/or Excess Buffer Stock purchased by Company pursuant to an inventory purchase order, Supplier shall, at Company’s option, either store such Company Owned Inventory pursuant to terms to be mutually agreed, deliver it to Company or any third party designated by Company, or dispose of it in accordance with Article 25, at Company’s cost and direction.

(f)

Articles 13.3(a) and 13.3(b) above require, in each case, that Excess Inventory shall at any time be determined in part by reference to a quantity of inventory consumed, forecasted, or ordered, as applicable, prior to such time. However, if such historical information is not available for any given Product or Commercially Purchased Item, then given that this historical information will not be determinable until [*], from the date (the “Implementation Date”) that Supplier commences the manufacturing of such Product,

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Excess Inventory shall at all times in such circumstances be determined by reference to the quantity of Material or Orderable Item, as applicable, anticipated to be required by Supplier and its Affiliates in the [*] following the Implementation Date for such Product, based on the then current Forecasts.

(g)	Notwithstanding the persons designated in Article 27, all notices, inventory purchase orders and any other communication required to be made or delivered by either Party to the other Party pursuant to this Article 13 shall be sent to representatives agreed to by the Parties.

(h)	Company shall have no liability for Material or Commercially Purchased Items:

(1)	Not ordered in accordance with Article 14.4;

(2)	That is Supplier-Controlled Material or a Supplier-Controlled Commercially Purchased Item; and

(3)	That would not have been delivered to Supplier had Supplier timely exercised rights of cancellation that are applicable to its order(s) for such Material.

(i)	Supplier shall in all circumstances take steps to mitigate Company’s liability for Excess Inventory and/or Obsolete Inventory, including but not limited to:

(j)	Attempt to utilize Material for other Products manufactured for Company;

(ii)	Attempt to utilize Material for products manufactured for companies other than Company;

(iii)	Attempt to return Material to the Material vendor utilizing all applicable return and sell-back privileges; and

(iv)	Attempt to sell any of the Material to a third party to the extent authorized by Company.

Supplier shall provide Company with documentation regarding mitigation efforts.

No charges for storage shall be applicable during the period of mitigation.

13.4	The Parties agree that Supplier will seek to manage its production of each Product such that Supplier will always have on hand a stock of [*] needs of finished Products buffer stock (“Buffer Stock”). For purposes hereof, Buffer Stock shall equal [*]. Company may, nonetheless and without having to issue an Order for the purchase of a Product, direct Supplier to build that Product in such numbers that will cause Supplier’s inventory of such Product to exceed the Buffer Stock for such Product (“Excess Buffer Stock”). Supplier shall provide Company with a notice on or about the tenth (10th) of the third month of each quarter setting out the amount and value of any Excess Buffer Stock, as determined in accordance with this Article 13.4 as of the date of the notice. Each such notice shall include a description of the manner in which Supplier calculated the amount of Excess Buffer Stock and otherwise be in a form and contain the content satisfactory to Company. Within twenty one (21) days of the date on which Company receives such notice from the Supplier (the “Notice Receipt Date”), Company shall issue to Supplier an inventory purchase order for such remaining Excess Buffer Stock, pursuant to Article 13.3(e). For the avoidance of doubt, the parties intend to conclude all Excess Buffer Stock discussions resulting in Company issuing an inventory purchase order as appropriate by the last business day of the month of each calendar quarter. The calculations under this Article 13.4 shall be made prior to the calculation of Excess Inventory pursuant to Article 13.3(a).

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ARTICLE 14 – MATERIAL PROCUREMENT BY SUPPLIER

14.1	Supplier shall adhere to Company’s Approved Vendor List and specific Bills of Materials, as provided by Company to Supplier, for the procurement of all Material used in the manufacture or repair of Products unless otherwise agreed by the Parties.

14.2	Prior to Supplier manufacturing New Products or Successor Products for Company, Supplier agrees to provide Company with a detailed, itemized costed BOM showing Supplier’s best agreed upon price at the Material item level. Upon receipt and review of such BOM, Company shall provide Supplier with an authorized final costed BOM comprised of the best-negotiated prices for Material available to Company and/or Supplier. Upon verification of Material pricing with the Material vendors, Supplier agrees to pass through all Material price benefits as a result of Company’s price negotiations with the Material vendors directly to Company after Supplier has been able to take the newly priced Material in use. Disclosure by either Party of Material pricing under this Article 14.2 shall be subject to any confidentiality obligations that either Party may have to its respective vendors.

14.3	Should Company request that Supplier utilize the services of one or more third-party logistics providers or Material distributors in the procurement of Material, Supplier agrees to utilize the third party logistics provider(s) or Material distributor(s) selected by Company. Cost and timing impacts utilizing such third parties will be mutually agreed.

14.4	Unless otherwise agreed to between the Parties, Supplier will purchase all Material that is required to manufacture the Products pursuant to the AVL. Supplier is authorized to purchase Material and Commercially Purchased Items, based on the actual lead-times applicable to the respective item, minimum order quantities and economic order quantities in order to support production and delivery requirements based on Orders and Forecasts. Supplier shall obtain written approval from Company’s designated representative prior to purchasing those Materials or Commercially Purchased Items that have delivery lead times in excess of Company’s demand intervals in the Forecast. Supplier shall also take all reasonable commercial steps to manage the ordering, delivery and stocking of Material and Commercially Purchased Items in a manner that will minimize the potential levels of Excess Inventory or Obsolete Inventory as described in Article 13. Upon Company’s request, Supplier will review with Company all actual lead-times for Material or Commercially Purchased Items during the Quarterly Performance Review Process in order to discuss lead times, minimum order quantities and economic order quantities and to formulate lead time reduction plans for such Material or Commercially Purchased Items. Supplier shall, as provided in Article 15.3 and subject to appropriate confidentiality provisions, in order to assure a readily available supply of Material and Commercially Purchased Items from the third party vendors supplying such Material, provide to such vendors any forecasts of the need for such Material and Commercially Purchased Items prepared by Company.

Supplier agrees to use all commercially reasonable efforts to obtain from its vendors protective terms that are favorable to Supplier and may be passed through to Company. Such terms include, but are not necessarily limited to, provisions involving warranty, epidemic failure and indemnity, and shall, in any case be no less favorable than comparable provisions in Supplier’s agreements with the same vendors pursuant to which Supplier purchases material for use in products manufactured for Supplier’s other customers. Further, Supplier shall use commercially reasonable efforts to minimize lead times and to obtain favorable order cancellation provisions in order to minimize the potential for Company’s liability under Article 13. For purposes hereof, Attachment P sets forth those lead times and cancellation provisions that Company considers to be minimum requirements. Prior to purchasing any Material or Commercially Purchased Items from a third party in connection with Supplier’s obligations under this Agreement, and promptly upon any change in such terms, Supplier shall disclose to Company the terms pursuant to which Supplier intends to purchase such Material from such vendor. Company shall have the right to

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bar purchases of Material by Supplier from any vendor whose terms are not acceptable to Company.

14.5	In the event Supplier receives notification from a third party vendor that a Material item listed on a BOM for a Product or a Commercially Purchased Item will be discontinued, Supplier will promptly forward the notification to Company along with a recommended plan of action. In the event that the Material being discontinued does not have a readily available replacement or substitute identified prior to the time at which the Material can no longer be ordered, pursuant to written authorization from the Company, Supplier agrees to procure, manage such Material or, Commercially Purchased Items and store such discontinued Material or Commercially Purchased Items on behalf of Company to enable the continued manufacturing of Products or purchase of Commercially Purchased Items until such time as Company can provide a Material or Commercially Purchased Item substitution or Product redesign. The costs, duration and quantity associated with the Material or Commercially Purchased Item to be purchased and stored by Supplier for Company shall be agreed upon between Company and Supplier. For the avoidance of doubt, a notice received by Supplier from a third party vendor that the composition or manner of manufacturing of any Material or Commercially Purchased Item purchased from such vendor will change constitutes a notice of discontinuance of the item that is the subject of such notice. Unless expressly agreed by Company in writing, no changed Material, changed Commercially Purchased Item, or proposed replacement or substitute item shall be purchased for use in fulfillment of Supplier’s obligations under this Agreement.

14.6	Supplier agrees to allow Company to purchase Material from Supplier for the Products being manufactured for Company as necessary in such quantities as required for Company’s, its Affiliates, the Ordering Companies and/or their respective customers’ in-house Product repair operations. Company shall pay Supplier a price for such Material equal to [*].

14.7	Prior to ordering Material or Commercially Purchased Items from any third party Material vendor to support the manufacture of Products by Supplier or the sale of Commercially Purchased Items, Supplier agrees to first purchase, subject to Article 13.1(c), at agreed prices and terms and on an as-required basis, any equivalent Material in the Company Owned Inventory of Material the possession of which is managed by Supplier and that Company has communicated to Supplier is for sale to Supplier.

14.8	Upon request of Company, Supplier will assist Company and its Affiliates in disposing of all or any part of the Company Owned Inventory upon commercially reasonable terms, or dispose of such Material pursuant to Article 24.

14.9	Supplier agrees to implement a first in first out (“FIFO”) inventory system for purchases of Material and Commercially Purchased Items. Supplier shall monitor this FIFO inventory system to ensure the Material purchased and received first by Supplier shall be the first consumed.

ARTICLE 15 - PURCHASE OF GOODS AND SERVICES BY SUPPLIER UTILIZING COMPANY’S PRICING OR TERMS

15.1	Prior to the manufacture of any Product for Company by Supplier, Company shall provide Supplier a Product BOM that will include Material identification information, including the applicable approved Material vendors and such Vendors’ terms and conditions to the extent available. In addition, Company will provide Supplier with Material identification, including the respective approved Material vendors for Commercially Purchased Items ordered by Company from Supplier pursuant to this Agreement. At Company’s option, Company shall facilitate the purchase of such designated BOM items or Commercially Purchased Items by Supplier at Company’s negotiated Material purchase prices with the approved Material vendors, subject to the following conditions:

(a)	Company shall have provided Supplier with a written authorization in the form of Attachment K – Material Authorization Letter, prior to Supplier purchasing such

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designated BOM item or Commercially Purchased Item at the prices set forth in Company’s purchase agreements with the respective Material vendor;

(b)	Supplier shall purchase such Material or Commercially Purchased Item with the sole intent of using such items in fulfillment of its obligations under this Agreement or Order(s) issued pursuant to this Agreement or as otherwise provided in this Agreement;

(c) (i)	It shall be the obligation of Supplier and the Material vendor to agree upon terms and conditions that will govern the sale of the Material and Commercially Purchased Items, in accordance with Article 14.4. In the event that at Company’s request, the vendor agrees to sell to Supplier, or the vendor is contractually required to permit Supplier to purchase Material or Commercially Purchased Items, in each case, on the terms and conditions negotiated by Company, Supplier shall purchase such Material or Commercially Purchased Items from such vendors, provided that the terms and conditions negotiated by Company are acceptable to Supplier, acting reasonably; and

(ii)	If, as described in Sub-article 15.1(c)(i), Supplier has the right to purchase Material or Commercially Purchased Items from a vendor under terms negotiated by Company, Company shall nevertheless have the right to direct Supplier to purchase such items under Supplier’s terms with the vendor, if in Company’s discretion Company believes that the Supplier’s terms are more favorable than those negotiated by Company.

(d)	Supplier shall hold in confidence any and all information related to Company’s purchase agreement(s) with the vendors, including, but not limited to, technical information, forecasts and Company’s prices. Supplier hereby agrees to use such information only for the purpose of fulfilling its obligations under this Agreement or any Order placed pursuant to this Agreement. Supplier shall share such information only in accordance with and subject to Article 34; and

(e)	Supplier acknowledges and agrees that Company may at any time withdraw its authorization from Supplier to purchase at Company’s negotiated prices and/or terms as described herein. In the event of any such withdrawal, Company shall give Supplier reasonable advance notice thereof in writing.

15.2	Company and Supplier shall use reasonable commercial efforts to identify and pursue possible purchasing opportunities with companies that will benefit the respective Parties through volume discounts, process and cost efficiencies for goods and services.

ARTICLE 16 - PRODUCT FORECASTING AND CAPACITY PLANNING

16.1

Supplier shall work with Company to maintain a level of Product manufacturing capability and flexibility that is consistent with Company’s business requirements. Unless otherwise agreed, Company shall compensate Supplier in the manner set out herein for any costs incurred by Supplier after the Effective Date associated with replicating existing stencils, fixtures, tooling, assembly and/or test equipment uniquely required to support Company’s production requirements or building new unique stencils, fixtures, tooling, assembly, and/or test equipment in support of Company’s production requirements. The costs associated with the foregoing activities shall, by mutual agreement of the Parties either (a) be amortized and recovered over a period not greater than twelve (12) months in the cost of the Product; or (b) be charged by Supplier to Company as a separately billable non-recurring engineering charge for which Company shall issue to Supplier a purchase order in accordance with Article 10 of this Agreement. Notwithstanding the foregoing, in the event that for any reason whatsoever such costs are not fully recovered by Supplier within the agreed to time frame, Company acknowledges that the full amount of such costs shall be

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recovered by Supplier in accordance with clause (b) hereof. Title and ownership of such stencils, fixtures, tooling, assembly and/or test equipment that do not contain Supplier Proprietary Information shall pass to Company once Supplier has been fully compensated by Company for the costs referred to herein, whether pursuant to the amortization schedule, the purchase order, or if Company otherwise at any time fully compensates Supplier for such costs. When Company takes title of such equipment as provided herein, such equipment shall remain in Supplier’s possession and be maintained by Supplier as provided in Article 66.2. Prior to fabricating or procuring any stencils, fixtures, tooling, assembly and/or test equipment that is unique to the manufacture of Company’s Products, Supplier agrees to review such plans with Company. Supplier agrees that all stencils, fixtures, tooling, assembly and/or test equipment used in the production of Products shall be subject to the terms set forth in Article 36 and Article 49.

16.2	Company will use reasonable commercial efforts to provide to Supplier, on a weekly basis, a fifty-two (52) week rolling forecast, in sufficient detail, for all Products required under this Agreement (the “Forecast”), or to provide forecasts using other forecasting methods as may be agreed to by the Parties. Except as otherwise provided in this Agreement and subject to the provisions of Articles 9 and 13, all Forecasts are for planning purposes only and do not constitute a commitment to purchase by Company. Company’s requirements for Commercially Purchased Items may, at Company’s option, be included in a Forecast or be ordered on a discrete order basis.

16.3	As part of Company’s and Supplier’s supply chain management process, Supplier agrees to provide Company’s forecasted requirements to all third party vendors of Material to support the timely manufacture of Products by Supplier for Company under this Agreement; provided, however, such information is proprietary to Company and shall not be furnished by Supplier to any such third party unless such third party has previously executed a confidentiality agreement in favour of Supplier or until such third party agrees in writing, in a form acceptable to Supplier, to treat such information as confidential. At Company’s request, Supplier shall provide Company with reports and allow Company to verify that Supplier is satisfactorily complying with this Article 16.3.

16.4	Company shall use reasonable commercial efforts to provide Supplier with at least six (6) months prior notice of the time at which a Product is scheduled for end-of-life designation. Upon receipt of such notice, the Parties shall work together to prepare an end-of-life plan.

ARTICLE 17 - EMERGENCY BACKUP MANUFACTURING PLAN

17.1	Supplier will provide to Company a draft emergency backup manufacturing proposal (the “Emergency Backup Manufacturing Proposal”) within the earlier to occur of: (i) six (6) months after the Effective Date, and (ii) thirty (30) Business Days after Supplier qualifies each of the Company Chosen Subcontractors, and within ninety (90) days following transfer of production of any Product to another facility, which identifies the challenges, hurdles, timing, costs and any other issues associated with implementing an Emergency Backup Manufacturing Plan which, following a catastrophic event, a condition listed in Article 42, or any other condition in which Supplier is unable to produce and ship Product to meet Company’s requirements for at least ten (10) Business Days, would allow Supplier to:

(a)	Manufacture and ship the impacted Product(s) at the levels set forth in paragraph (c) from one or more of its other manufacturing facilities upon the written approval of Company to meet Company’s delivery requirements for such Product(s);

(b)	Commence shipments of the impacted Product(s) at the levels set forth in paragraph (c) to Company from such other manufacturing facilities no later than thirty (30) Business Days after the commencement of the catastrophic event or other condition; and

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(c)	Achieve, subject to the availability of Product-specific equipment, the following levels of shipments from such other manufacturing facilities:

(i)	A minimum of fifty percent (50%) of Company’s then current Forecast after thirty (30) Business Days of the commencement of the catastrophic event or other condition;

(ii)	A minimum of seventy-five percent (75%) of Company’s then current Forecast after forty-five (45) Business Days of the commencement of the catastrophic event or other condition; and

(iii)	A minimum of one hundred percent (100%) of Company’s then current Forecast after sixty (60) Business Days of the commencement of the catastrophic event or other condition.

17.2	The Parties shall review such Emergency Backup Manufacturing Proposal and determine the feasibility of developing and implementing such an Emergency Backup Manufacturing Plan, either in its full form, or in a variation thereof. Should the Parties agree to implement such an Emergency Backup Manufacturing Plan and agree upon the conditions under which it would be implemented, Supplier agrees to implement such plan.

17.3	In the event that an Emergency Backup Manufacturing plan is implemented, Supplier will hold annual trials and drills, and will provide the results, findings and subsequent action plans to the Company for review. Supplier and Company will agree on acceptable resolutions to negative findings.

17.4	In the event that the Emergency Backup Manufacturing Plan prepared by Supplier fails to achieve its purpose as set out in Article 17.1 and no resolution can be found through escalation to the Oversight Committee, Company may at its option, terminate this Agreement or an Order (with respect to the Product identified in the Order and affected by such delay or failure) in accordance with Article 42 at no charge, and/or exercise any other rights and remedies it may have, pursuant to this Agreement and at law or at equity.

ARTICLE 18 - NEW PRODUCT INTRODUCTION AND TARGET COSTING

18.1	At Company’s request, Supplier agrees to provide the necessary manufacturing assistance to Company to support the timely development, design, and introduction of New Products and Successor Products. As part of this assistance, Supplier agrees to the terms and processes set forth in Attachment M - New Product Introduction (NPI) Process and shall keep abreast of major developments in Supplier’s industry, including such areas as new production methods, processes and techniques or materials and shall regularly advise Company of any developments that could impact Company’s Product price, performance, quality and time to market objectives. Except to the extent provided in Attachment M or otherwise agreed by the Parties, such support shall be provided at no cost to Company.

18.2	At Company’s request, Supplier agrees to participate with Company in utilizing target-costing methodology for New Products and Successor Products introduced into Supplier’s manufacturing process. The methodology used to perform this target-costing will be jointly determined by the Parties. Supplier agrees to target and document cost reductions in accordance with the specific product cost reduction roadmap. Both parties commit to work aggressively to pursue the achievement of such target cost reductions.

ARTICLE 19 - ELECTRONIC COMMERCE

19.1	Supplier and Company agree that they will work diligently to implement and utilize electronic means to issue Orders, Order acknowledgments, Order changes, forecasts and ship notices, to

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view Product and Material inventory information, and to facilitate electronic mail and such other communications as may be agreed upon by Supplier and Company for the transmission and receiving of information under this Agreement (“Electronic Commerce”).

19.2	Supplier shall have Electronic Commerce capability established within an agreed upon time period from the date of this Agreement. If Company elects to utilize EDI or XML as a means to electronically transmit data, Supplier and Company shall negotiate in good faith the required specifications, agreements and timelines for implementation. Such Electronic Commerce shall also include the capability of transmitting and receiving the items referenced in Articles 19.1 and 19.3 by means of Internet communications.

19.3	In addition to the requirements set forth in Article 19.1, Supplier agrees to work with Company to provide Company access, in accordance with and subject to Supplier’s security policies and procedures, to Supplier’s information systems in order to view and download the following Product data: (a) test and inspection data, (b) warranty and return and repair service data, (c) functional parametric data, (d) current “build to” production BOMs, and (e) Supplier and Company Product levels. Company acknowledges that Supplier’s policies and procedures may require that such access will be to/through a computer facility separate from Supplier’s internal information system(s). The Parties have established a goal to work together to enable Supplier to provide to Company the following, to a common standard for all Company locations, via real-time/near-real-time electronic transactions: (a) detailed (manufactured and purchased) finished Product/sub-assembly supply plans to support Company’s customer available to promise processes, (b) jeopardy notification and re-promise date(s) if a scheduled item will not ship on the day scheduled, (c) hierarchical Product serialization data to support serialization capture processes in effect at the time, and (d) component engineering and component management data.

19.4	The Parties hereby agree that Supplier will meet with each Ordering Company to determine the necessary information systems, software, and configurations that are required to enable each ordering Company to electronically transmit the Bill of Material, Specifications, technical drawings and all other relevant information needed for the manufacture of Product by Supplier for such Ordering Company. If Company requires different information systems, hardware, communications technology software or configurations, then the Parties agree to negotiate in good faith the costs associated with the installation of such information systems, hardware, communications technology software or configurations. These requirements shall be set forth in writing.

19.5	Supplier shall establish, at Supplier’s expense, appropriate measures (including, but not limited to, fire walls) to ensure Supplier’s and Company’s Information related to the manufacture and supply of Product can only be accessed by Supplier and Company. For certainty, and without limitation, Supplier shall use its reasonable commercial efforts to ensure that such information is not accessed by any third party, including any customer of Company, except as Company may authorize in writing. In the event Supplier is provided access to certain Company information systems, Supplier agrees to (a) use Information obtained from such systems solely for the purpose of performing its obligations under this Agreement or an Order placed pursuant to this Agreement and (b) take the necessary steps at Supplier’s expense, including but not limited to establishing firewalls, secured modems, etc. in order to ensure Company’s Information (including Company IP as part thereof) is sufficiently protected.

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ARTICLE 20 – SHIPPING

20.1	Unless otherwise specified in an Order, Supplier shall: (a) deliver or ship the Product or Commercially Purchased Item covered by this Agreement or Order complete; (b) deliver or ship to the destination designated in the Order; (c) ship according to routing instructions as set forth in the Order and provided by Company’s ordering location; (d) identify this Agreement and Order number on all subordinate documents; (e) enclose a packing memorandum with each shipment, encase the packing memorandum in a moisture resistant pouch or holder, place the packing memorandum on the side of the delivery or shipping container, and in the case of multiple containers, place it on the first container and, when more than one package is delivered or shipped, identify the package containing the memorandum; and (f) mark this Agreement and Order number on all packages and delivery or shipping papers. The following information shall be placed on all packing memorandums: (a) Company’s name; (b) address of location from which delivery or shipping is made; (c) Order number; (d) Order item or line number; (e) Company’s Andrew Part Number as stated on the Order; (f) Product or Commercially Purchased Item description as stated on the Order; (g) quantity delivered or shipped; (h) unit of measure as stated on the Order; (i) Company’s customer’s order number, Company’s customer’s specification/requirements number, and Company’s customer’s item number when identified on the Order; and (j) a list of all serial numbers for Product or Commercially Purchased Items shipped. Adequate protective packing shall be utilized, in accordance with the applicable Specifications. Shipping and routing instructions may be furnished or altered by Company in writing. If Supplier does not comply with Company’s shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier) any increased transportation costs actually incurred by Company as a result of Supplier’s noncompliance, provided that such increased costs shall be first submitted to and approved by Supplier.

20.2	When Supplier delivers Products or Commercially Purchased Items to Company or Company’s end customer, or its agent, at Supplier’s dock or to an integration, repair or distribution center which is at the same location as the facility from which delivery is to be made, Supplier shall obtain a delivery receipt from the party to whom the delivery was made.

20.3	Supplier shall retain the original or copies, as applicable, of all shipping documents and delivery receipts generated or obtained by Supplier in performance of the provisions of this Article 20. Such documents are subject to audit, as provided in Article 30.

20.4	Supplier shall provide summary shipping reports in the detail and upon the frequency required in the applicable Product Plan. Supplier hereby expressly acknowledges that Company may rely upon such reports in making its own submissions to auditors and other entities, including taxing authorities. Supplier hereby indemnifies Company and its Affiliates against any claim arising from inaccuracies in such reports.

ARTICLE 21 –TRANSFER OF MANUFACTURE

21.1	The manufacturing operations in respect of any Product under this Agreement shall not be transferred among the manufacturing facilities of Supplier or its Affiliates without the prior written consent of Company, which such consent shall not be delayed or withheld unreasonably. In the event that Company approves any such transfer of the manufacturing operations in respect of Products under this Agreement among Supplier’s manufacturing facilities, Company and Supplier shall cooperate in the implementation of a smooth and expeditious transition of the manufacture of such Products without interrupting supply and service to Company and Company’s customers. To that end, the Parties may agree to jointly establish a transition or implementation team (“Transition Team”), which will meet on a regular basis.

21.2	Appointees to the Transition Team and their qualifications and required expertise shall be as agreed to by the Parties.

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21.3	Each Party shall be entirely responsible for its own costs associated with participating in the activities described in this Article 21.

ARTICLE 22 - QUALITY

22.1	Supplier shall meet Company’s quality requirements as set forth in Specifications and otherwise in this Agreement. If within twenty-eight (28) days, or as otherwise agreed to by the Parties on a case by case basis, of transfer of title to Product from Supplier to Company, Company rejects any or all Product for failing to meet any of the Specifications agreed to by Supplier, Company may exercise one or more of the following remedies: (a) return rejected Product for full credit at the price charged plus return transportation charges, duties, and taxes, as may be applicable; (b) accept a conforming part of any shipment; or (c) have rejected Product replaced by Supplier at the purchase price stipulated in this Agreement or the applicable Order. If notification of rejection of any or all Product is not received by Supplier within this twenty-eight (28) day period or as otherwise agreed to between the Parties, such Product will be deemed to have been accepted by Company. Company shall obtain a return materials authorization (“RMA”) number from Supplier prior to returning any Product and shall return any Product rejected under this Article 22 within fifteen (15) Business Days of such rejection, unless otherwise agreed between the Parties.

22.2	Except as provided herein, Supplier shall maintain facility registration by an accredited registrar in compliance with ISO 9000 for all Supplier’s facilities Supplier uses to manufacture Products and/or perform Services hereunder. Supplier commits that all manufacturing and design operations, including any key sub-contractors selected by Supplier that contribute to the design, development, production, delivery and service of Product under this Agreement are ISO 9000 registered by an accredited registrar. The foregoing commitments shall not apply on the Effective Date with respect to Supplier’s ARAD, Romania facility and the Company Chosen Subcontractors, Supplier agrees to work towards achieving ISO 9000 registration in such facilities in accordance with a plan acceptable to Company, acting reasonably, but in any case such registration shall be achieved within twelve (12) months after the Effective Date. When requested by Company, Supplier shall furnish subsequent to each of its re-certification/surveillance audits, a copy of its quality policy manual and periodic audit documentation (including findings and corrective actions) for the locations manufacturing Products or performing Services under this Agreement. In the event Company requests Supplier to adopt or comply with other types of quality and similar requirements or certifications to those stated above in order for Company to sell Products, the Parties shall negotiate in good faith the timing and costs associated with achieving such requirements or certifications.

22.3	Subject to complying with Supplier’s plant rules and regulations, internal security and confidentiality requirements, security clearance regulations and other procedures as applicable, Supplier shall allow on-site quality management system type audits (e.g. ISO 9000, ISO 14001, and ANSI/ESD 20.20) as well as on-site process evaluations by Company or Company’s designated representative. All such on-site visits shall be at Supplier’s locations and, with their consent, at the locations of Supplier’s subcontractors who supply Material used in the manufacture of Product. The timing of such on-site visits shall be at Company’s discretion, subject to fourteen (14) days prior notice to Supplier by Company except in those situations in which Company has identified a quality problem that would prohibit Company or Supplier from shipping Products. Supplier agrees to implement and report the status of a Corrective Action Plan for all unacceptable issues within a time frame agreeable to the Parties and in a manner which is consistent with corrective action processes that are acceptable to Company, acting reasonably, and in compliance with procedures sufficient to maintain Supplier’s applicable registration. Supplier shall agree to have an improvement program in place, which will allow it to attain and maintain acceptable ratings or equivalent on all quality management system elements as agreed to by Company and Supplier.

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22.4	Supplier’s internal process controls shall be based on the Company requirements set forth in a specific product plan (“Product Plan”) in a form similar to Attachment H - Product Plan or as otherwise agreed by the Parties, and must, in any case, include incoming inspection procedures acceptable to Company. The Product Plan will contain Product-specific requirements and will define data reporting frequencies as agreed to by Company and Supplier. This is a process of “qualifying” the Supplier’s manufacturing location by periodic assessment of processes and Products.

22.5	Subject to complying with Supplier’s plant rules and regulations, internal security and confidentiality requirements, security clearance regulations and other procedures, as applicable, Supplier shall permit Company, at Company’s discretion to inspect and test Product at Supplier’s location (“Source Inspection”). If the Product inspection performance results do not meet Company’s Specifications, after an agreed up on period of time or number of lots inspected, as specified in the applicable Product Plan, the cost of continued Source Inspections shall be borne by Supplier. Source Inspections may be discontinued or reinstated, depending upon the shipped Product quality level, at the reasonable discretion of Company.

Subject to the terms of Article 30, Supplier shall, subject to prior request or written approval of Company, allow Company’s customers and customers of Company’s customers (collectively, “customer”) to conduct onsite evaluations of Product, or allow for inspection of Product by Supplier or Company, in accordance with customer inspection requirements. However, in no event shall Supplier allow any customer to remove any Product from Supplier’s premises where such evaluations and/or inspections are normally conducted without the written approval of Company. Supplier shall maintain records, including serial numbers, with respect to any Products so evaluated, inspected or removed.

22.6	Supplier shall perform a first article inspection and prepare a first article inspection report in a form acceptable to Company, acting reasonably, whenever any of the following occur in respect of a Product at Supplier’s location: Specification issue change, Material change, manufacturing location change, new Material incorporated into Product, new Material vendor added to the AVL, and at Company’s discretion, acting reasonably, a process change or a tooling change. The first article inspection report shall be sent to Company by Supplier on or before delivery or shipment of the Product. Supplier shall show the Andrew Part Number, Specification Issue number, and Order number on the top of the first page of the first article inspection report. The report should identify the specification element verified, the allowable tolerance, and the actual measurements.

22.7	Prior to Product production approval, Supplier shall make available (on-site at Company’s discretion and at Company’s request, acting reasonably), a minimum quantity of sample Product produced in a continuous run on permanent manufacturing equipment to Company’s designated representative for examination and subsequent approval by Company. Supplier shall not make any deliveries or shipments under an Order prior to approval of such sample production units by Company, unless authorized by Company in writing. Unless otherwise specified in this Agreement, the sample production units shall be retained by and title shall vest in Company upon delivery in accordance with an Order.

Upon Company’s request, Supplier is expected to inspect Product samples to all applicable Specifications, and then to provide this information, along with a certificate of compliance, to Company.

22.8	Supplier shall, except as provided in the applicable Product Plan or other agreement of the Parties, meet the Product requirements defined in IPC/EIA J-STD-001C “Requirements for Soldered Electrical and Electronic Assemblies” in its entirety, including referenced documents, as it or they may be modified from time to time by Company through the issuance of an Engineering Change Order in accordance with Article 59.3, and all other agreed to Specifications as listed in the applicable Product Plan.

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Supplier shall perform any Environmental Stress Testing (“EST”) required and described in the applicable Product Plan.

Supplier commits to establishing verification points throughout its manufacturing process. Supplier also commits to meeting the verification point requirements described in the applicable Product Plan. The scope of these verification points shall be to validate through visual and mechanical inspections and tests, and with the use of statistically valid sampling plans (e.g., per ANSI/ASQC Z1.4 and Z1.9-1993 or then current equivalent), that Product conforms to applicable manufacturing, Product and process Specifications, standards of acceptable workmanship, as well as other Specifications which may be provided by Company. Verification of in process data, a root cause analysis of problems identified, and corrective action associated with this data may be requested by Company periodically. Company reserves the right to make suggestions for improvement based on this data. Supplier’s corrective actions shall be consistent with processes that are acceptable to Company, acting reasonably, and in compliance with procedures sufficient to maintain Supplier’s applicable registration.

At a minimum, Supplier shall provide weekly:

Test process yield data for each test station for each Product.

Pareto of defects by test station by Product.

Repair data, “Test and Repair” at the serial number level of the applicable Product

Root cause analysis and CAP for problems by incidence.

FMAs by incidence

At a minimum, Supplier shall provide the following:

A chart of Defects Per Million Opportunities (DPMO) by PCBA produced by Supplier (Monthly).

A chart of Defects Per Million Opportunities (DPMO) by vendor (Monthly).

Vendor Corrective Action Summaries (Monthly).

Vendor Quality Scorecards (Semi—annually).

Product Scrap Reports (Monthly).

Report of Corrective Actions assigned by the Company to Supplier (Monthly).

Supplier shall continuously review Product return data, including data from field returns (when provided by Company), to ensure that the scope of the verification process includes verification of the requirement(s) or condition(s) under which the returned Product failed. Supplier shall perform and provide to Company a detailed analysis of all returned Product found to be defective, identify root cause, and implement any appropriate corrective action. Any Product found to be defective shall be corrected before shipment to Company. Supplier’s corrective actions shall be consistent with processes that are acceptable to Company, acting reasonably, and in compliance with procedures sufficient to maintain Supplier’s applicable registration.

22.9	Supplier and its subcontractors utilized in the manufacture of Products pursuant to this Agreement, except as set forth in the applicable Product Plan or otherwise agreed, shall be

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compliant with following ESD Industry Standards to the extent applicable:

ESDA - S1.1 “for the Protection of Electrostatic Discharge Susceptible Items – Wrist Straps”.

ESD STM3.1-2000, “for Protection of Electrostatic Discharge Susceptible Items – Ionization”.

ESD SP3.3-2000, “for The Protection of Electrostatic Discharge Susceptible Items – Periodic Verification of Air Ionizers”.

ESD S4.1 - 1997, for The Protection of Electrostatic Discharge Susceptible Items – Worksurfaces - Resistance Measurements”.

ANSI/ESD S6.1 “for the Protection of Electrostatic Discharge Susceptible Items – Grounding -Recommended Practice”.

ANSI ESD S7.1-1994: “for the Protection of Electrostatic Discharge Susceptible Items Floor Materials – Resistive Characterization of Materials”.

ESD SP10.1 - 2000, “for Protection of Electrostatic Discharge Susceptible Items – Automated Handling Equipment (AHE)”.

ANSI/ESD - S20.20 - “for The Development of an Electrostatic Discharge Control Program for Protection of Electrical and Electronic Parts, Assemblies and Equipment (Excluding Electrically Initiated Explosive Devices”.

Subject to Article 30, Supplier and its subcontractors may be audited by Company or any designated third party to verify compliance.

In the event that any of the Company Chosen Subcontractors is on the Effective Date not in compliance with any of the foregoing applicable standards the Parties shall mutually agree on the period, not to exceed twelve (12) months from the Effective Date, during which such subcontractor must come into compliance.

22.10	Supplier and its subcontractors shall be capable of handling moisture sensitive devices (MSD) per IPC/JEDEC J-STD-033 requirements. At Company’s request, Supplier agrees to provide an internal document detailing Supplier’s and such subcontractor’s MSD handling procedures.

In the event that any of the Company Chosen Subcontractors is on the Effective Date not in compliance with any of the foregoing applicable standards the Parties shall mutually agree on the period, not to exceed twelve (12) months after the Effective Date, during which such subcontractor must come into compliance.

22.11	Supplier shall establish a maximum DPMO acceptable to Company for each component used in a Product. Supplier shall work with Supplier’s vendor to secure corrective actions and alert Company on a periodic basis in accordance with Article 22.8.

22.12	The procedure for Supplier responding to Company for Product non-conformities detected by Company shall be as follows:

When a Corrective Action Request is initiated by Company, a complaint notification letter shall be sent by Company by electronic mail or facsimile transmission directly to Supplier’s program manager (or other designated person) requesting a response with a root cause analysis and Corrective Action Plan. The Corrective Action Plan response shall include the following information:

(a)	The initial actions taken to contain the problem;

(b)	A description of the root cause of the problem;

(c)	The proposed corrective action or solution to the problem;

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(d)	The actual or planned implementation date of the corrective action;

(e)	The plans for verifying that the corrective action was effective; and

(f)	The actual or planned date of the verification of effectiveness.

Supplier’s response to Product non-conformities detected by Company is expected to occur within the timeframe described in the applicable Product Plan.

22.13	If during the Term of this Agreement and for five (5) years after the last shipment date of any Product under this Agreement, Company notifies Supplier that such Product shows evidence of an Epidemic Condition (as defined below), Supplier shall prepare and propose a Corrective Action Plan with respect to such Product within five (5) Business Days, or such extended period as may be agreed to, of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time frame is permissible upon mutual written agreement of the Parties.

Upon notification by Company of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped affected Product, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability.

Should Supplier contest the existence of an Epidemic Condition or should Company reject the CAP, then Company shall have the right to suspend all or part of its unshipped Orders for the affected Product, without liability to Company until such time as a mutually acceptable solution is reached.

An Epidemic Condition will be deemed to exist when one or more of the following conditions occur and the Epidemic Condition is due to the same root cause:

(a)	Failure reports or statistical samplings show that [*] of a Product, whichever is greater, or such other percentage and/or number as may be in the Product Plan, of Product installed or shipped during any [*] consecutive months exhibit a highly objectionable symptom (such as emissions of smoke, loud noises, deformation of housing, severe corrosion or non-functionality or other symptoms of this type;

(b)	Failure reports or statistical sampling show one or more instances of Product tracked by Company to contain a potential safety hazard (such as personal injury or death, fire, explosion, toxic emissions, etc.);

(c)	Failure reports show that Out of Box (“OOB”) failures exceed [*] of a Product, whichever is greater, or such other level(s) specified in the applicable Product Plan, or that any of Company’s customers purchasing such Product claims an epidemic condition based on OOB. For the purposes of this Agreement, OOB shall be defined as any Product that during test, installation or upon its first use fails to operate in accordance with the Specification or that contains one or more major visual, appearance or mechanical defects that would make the Product unfit for use or installation.

Only major functional and visual, mechanical or appearance defects shall be considered in determining Epidemic Condition. Product may be sampled or, at Company’s option, one hundred percent (100%) audited at Company’s or Supplier’s warehouses, factories or Company’s customer locations. If Product is sampled, the data must have ninety-five percent (95%) or better statistical confidence.

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In the event that Supplier develops a remedy for the defect(s) that caused the Epidemic Condition and Company agrees in writing that the remedy is acceptable, Supplier shall:

(a)	Incorporate the remedy in the affected Product in accordance with Article 59;

(b)	Deliver or ship all subsequent Product incorporating the required modification correcting the defect(s) at no additional charge to Company provided that the Epidemic Condition is due to a cause covered by the Warranty in accordance with Article 23;

(c)	Repair and/or replace Product that caused the Epidemic Condition, if determined by Company to be necessary, at no additional charge to Company provided that the Epidemic Condition is due to a cause covered by the Warranty in accordance with Article 23. In the event that Company incurs costs due to such repair and/or replacement, including but not limited to labor and shipping costs and the root cause is caused by Supplier, Supplier shall reimburse Company for such costs.

In the event that Supplier develops and/or implements a remedy for the defects that caused the Epidemic Condition, but Supplier was not responsible for such defects, as, for example, defects due to Specifications, design, test, tooling, documentation, instruction, or Materials, , supplied by Company, Supplier shall be entitled to recover its costs of such effort. The Parties shall mutually agree upon charges due to Supplier before Supplier commences any such effort.

Supplier and Company shall agree as to the remedy’s implementation schedule. Supplier shall use reasonable commercial efforts to implement the remedy in accordance with the agreed-upon schedule.

Provided that the Epidemic Condition is due to a cause covered by the Warranty in accordance with Article 23, if Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the Parties, Company may (a) develop and implement such remedy and, in such case, implementation costs and risk of in-transit loss shall be borne by Supplier, (b) suspend Orders for the affected Product or cancel Orders for the affected Product without liability and return all Product affected by such Epidemic Condition for full refund, payable by Supplier within thirty (30) days after receipt of such returned Product (with risk of loss or in-transit damage borne by Supplier), and purchase the Products affected by such Epidemic Condition from a source other than Supplier, and/or (c) terminate this Agreement with respect to the affected Product without further liability to Company, subject to Article 13. Any failure by Company to comply with its Purchase Commitment as a result of purchases of Products from a source other than Supplier pursuant to clause (c) hereof shall be subject to the applicable Attachment C.

22.14	As part of a program of continuous improvement, set out in the Operational Metrics, Supplier agrees to annually establish improvement goals for a series of key quality objectives. These key objectives should include, but are not limited to:

(a)	Customer return rates and on time delivery performance as may be mutually agreed upon by the Parties.

(b)	Certification test and Product workmanship results;

(c)	In-circuit, functional and final system Product test yields; and

(d)	Reduction in accumulation of defective work-in-process (i.e., the “Bonepile”).

Supplier agrees to track and report performance against goals on at least a monthly basis, and to commit the resources reasonably necessary for the attainment of these goals.

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22.15	Company intends to monitor Supplier’s quality performance in accordance with the Performance Metrics set forth in Attachment E. Failure by Supplier to meet quality Performance Metrics shall be subject to the resolution and consequences provisions set forth in Article 12.

ARTICLE 23 – WARRANTY

23.1 (a)	Supplier warrants to Company that Products delivered or shipped by Supplier under this Agreement will be new, free from defects in Supplier’s workmanship, and manufactured in accordance with applicable Specifications, and shall repair or replace, as the Parties may mutually agree, without charge, any Products which are proved to be defective as a result of Supplier’s workmanship or failure to comply with applicable Specifications, including Supplier’s use of incorrect Materials in manufacturing Products, even if the Material vendor failed to accurately mark such Material (if such inaccuracy would have been disclosed by incoming inspections and/or testing thereof prior to delivery), provided that:

(i)	Company shall promptly notify Supplier in writing upon discovery of any defect due to the causes referenced to above; and

(ii)	Such defective Product has been returned, freight charges prepaid, to Supplier’s designated location within two (2) years from the original delivery date by Supplier to Company or Company’s customer, or one (1) year from the date of installation of such Product, whichever is shorter (the “Warranty Period”).

(b)	Commercially Purchased Items are expressly excluded from the Warranty set out in this Article 23. Supplier shall deliver or ship with such items all warranty documentation received from the vendors thereof. In addition, to the extent it is permitted to do so, Supplier will assign to Company all warranties for such items received from the vendors thereof. Such assignment shall be effective as of delivery or shipment by Supplier.

(c)	Notwithstanding the Warranty Period for Products, Supplier warrants the workmanship of any repair performed on a Product during the Warranty Period for one (1) year, or the remainder of the original Warranty Period, whichever is longer.

23.2	A RMA is required from Supplier prior to returning any Products. Such RMA shall not be unreasonably delayed or withheld. All returned Products shall include documentation describing the nature of the defect and under what conditions it occurred.

23.3	Company or its customers shall bear the cost of the return of Products to Supplier’s designated premises. Supplier shall bear all costs of the redelivery to Company’s or Company’s customer’s premises, including duties and customs clearance on international returns, of all Products which are found by Supplier to contain a defect to which the Warranty in Article 22.1(a) applies. In respect of any Products that are found by Supplier not to contain such a defect, Company shall pay to Supplier a NTF charge in addition to all redelivery costs. If upon the Effective Date, Attachment J does not establish an applicable NTF charge for each Product listed on Attachment B, then, until such a specific NTF charge is established, the NTF charge shall be [*], or the monetary equivalent thereof as determined by the location of Supplier’s Warranty repair center The Parties agree that the definitive NTF charges for each Product will be made a part of Attachment J as soon as reasonably practical. In the case of Product repair and replacement, title (if the returned Product is replaced) and risk of loss of a returned Product will pass to Supplier upon delivery to Supplier, and title (of any replacement Product) and risk of loss of the repaired or replacement Product will pass to Company upon delivery to Company or to Company’s customer upon delivery to such customer.

23.4	The Warranty shall not apply to:

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(a)	Products which Company, Ordering Companies, third parties under Company’s direction, or Company’s customers, have (i) caused to have been misused, modified, damaged, placed in an unsuitable (as determined by the Specifications) physical or operating environment, (ii) maintained improperly, (iii) caused to fail by any product not supplied by Supplier, or (iv) caused to fail by any service not supplied by Supplier;

(b)	Any Products which have been subjected to any repair not authorized in writing in advance by Supplier;

(c)	Any defect caused by Company or a third party or by an error or omission or design or other fault in any Specification or other drawings, documentation, data, software, information or know-how or Product provided or specified by Company;

(d)	subject to Article 23.5, any defect caused by, or arising directly or indirectly out of or in connection with a defect in Material; or

(e)	Products in respect of which Supplier has been requested by Company not to perform Supplier’s standard inspection and mutually agreed upon test procedure(s).

23.5	Notwithstanding Article 23.4(d), Supplier shall retain warranty responsibility for any Products that are defective as a result of:

(a)	Damage caused by Supplier to Material incorporated in the Products;

(b)	A defect in Material incorporated in the Products as a result of design or Material selection choice by Supplier not approved by Company;

(c)	A defect in Supplier-Controlled Material or Supplier-Controlled Custom Material; and

(d)	A defect in Material that Supplier knew or should have known existed, based on standard inspection tests or tests required by the applicable Product Plan or other agreement of the Parties, at the time Supplier incorporated such Material in the Products.

23.6	To the extent permissible, Supplier shall extend to Company the rights and warranties that Supplier received from the original Material vendor for the Material used in the manufacture of Products. The Parties shall work in good faith on other warranty claims that Supplier is able to assert against the Material vendors. As required by Article 14.4, Supplier shall disclose the warranties that it receives from its vendor(s) so far as not prohibited by agreement with such vendor(s). Supplier shall work together with Company to develop a mutually agreeable process to review the terms and conditions of the Material warranties provided by approved vendors in an effort, jointly with Company where appropriate, to extend the terms of such Material warranties to the purchaser of Products hereunder incorporating such material and so that the warranty period of such Material warranties becomes co-extensive with the Warranty Period provided for in Article 23.1 in respect of the Product provided by Supplier to Company.

23.7	Supplier warrants to Company that prototypes and preproduction units of Product, and all other deliverables will be new, free from defects in workmanship and will conform to and perform in accordance with the Specifications (to the extent that Supplier is capable of assuring that prototypes and preproduction units can conform to and perform in accordance with the Specifications). Supplier also warrants to Company that any development will be performed in a workmanlike manner and to Company’s reasonable satisfaction. These warranties shall continue for a period of one hundred eighty (180) days after the Product is delivered to Company.

23.8

AS RELATED TO PRODUCT WARRANTY, THIS ARTICLE 23 SETS OUT SUPPLIER’S SOLE OBLIGATION AND LIABILITY (SUBJECT TO THE EPIDEMIC CONDITION PROVISIONS IN ARTICLE 22 AND ANY OTHER SPECIFIC REMEDIES SET FORTH HEREIN), AND

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COMPANY’S EXCLUSIVE REMEDIES, FOR CLAIMS BASED ON DEFECTS IN OR FAILURE OF ANY PRODUCT AND, TO THE EXTENT PERMISSIBLE BY APPLICABLE LAW, REPLACES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED CONDITIONS OF SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 24 - REPAIRS NOT COVERED UNDER SUPPLIER’S WARRANTY

24.1	In addition to Supplier’s repair and replacement Warranty obligations set forth in Article 23, subject to the availability of Material and test equipment, Supplier shall provide for Company and its designated customers out of Warranty repair and replacement services for Product during the Term of this Agreement. If Company requests that Supplier provide such out of Warranty repair and replacement Services directly to Company’s customer, the terms and conditions of the provision of such services shall be as mutually agreed by Supplier and such customer of Company.

24.2	The terms and conditions pursuant to which Supplier will provide out of Warranty repair and replacement Services and the procedures to which Supplier shall adhere in performing such Services shall be as agreed to by the Parties and will be incorporated in this Agreement as Attachment J. It is the Parties’ intention that the terms and conditions applicable to out of Warranty repair and replacement Services will be agreed to within one hundred eighty (180) days of the date of this Agreement.

24.3	Company will be responsible for all return transportation costs for Product returned for repair if such Product is not covered by the Warranty. Company shall assume the risk of loss and damage until delivery to Supplier’s repair facility and from Supplier’s repair facility back to Company or its customer. Supplier shall assume the risk of loss and damage from the time that the returned Product arrives at Supplier’s repair facility until delivery at Supplier’s repair facility to Company, to Company’s customer or to the freight carrier selected by Company or such customer, or, if applicable, delivery to Company’s or its customer’s integration, repair or distribution center, if such center is at the same location as Supplier’s repair facility, in accordance with Article 9.

24.4	Where mutually agreed by the Parties and to the extent available, Supplier agrees to offer for sale to Company and, if requested by Company, to Company’s customers, during the Term of this Agreement, functionally equivalent maintenance, replacement, and repair parts (“Parts”) for the Products at the prices set forth in Supplier’s then current agreement with Company for such Parts or, if no such agreement exists, at prices agreed upon by Company and Supplier. If the Parties fail to agree on a price, the price shall be a reasonably competitive price for such Parts at the time of delivery. If Supplier makes such a sale of Parts directly to Company’s customer, the terms and conditions of such sale (other than price) shall be as mutually agreed by Supplier and such customer of Company.

24.5	The Parties agree that Attachment J will set out terms, conditions and metrics associated with out of Warranty repairs performed by Supplier, some of which terms, conditions and metrics are also applicable to repairs performed by Supplier under the Warranty set out in Article 23 of this Agreement. As part of the terms and conditions of out Warranty repair and replacement Services to be incorporated in Attachment J, the Parties shall agree on the specific terms, conditions and metrics contained in Attachment J that will also apply to repairs performed by Supplier under the Warranty set out in Article 22 of this Agreement.

ARTICLE 25 – SCRAP PROCEDURES

25.1

Material or Products which: (i) fail to meet the required Specifications prior to shipment; (ii) are considered Obsolete Inventory and Company does not require storage by Supplier of such Obsolete Inventory, finished Product, or work-in-process Product; or (iii) which cannot be repaired (collectively, “Scrap”), will not be sold to a third party by Supplier except as approved by Company.

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Disposition of such Scrap shall be in accordance with this Article 25. Supplier shall advise Company of any Scrap and if the Parties agree that such designated Scrap is not suitable for reuse in the manufacture of Products in whole or in part, such Scrap shall be provided only to a Company approved Scrap dealer for reclamation. Supplier shall provide upon Company’s request a report outlining the types and amounts of Scrap provided to Company’s scrap dealer. The costs of scrapping Material and Products shall be borne by Supplier, except to the extent such costs are Company’s liability pursuant to Articles 13 and 23. Any reclamation value received from a Scrap dealer shall accrue to Supplier, except in the case that Company bears the Scrap costs, in which event any reclamation value shall accrue to Company or such other entity as Company may instruct.

25.2	Supplier shall have the sole responsibility for the disposition of any hazardous or regulated waste as required by applicable Laws. Supplier shall indemnify, defend and hold harmless Company and its Affiliates against claims and actions brought by or on behalf of third parties alleging a disposition in violation of the provisions of such Laws.

ARTICLE 26 - QUARTERLY PERFORMANCE REVIEW PROCESS

26.1	Company and Supplier, through their respective representatives, will participate in mutual performance reviews on a quarterly basis, or as frequently as needed or requested by either Supplier or Company (the “Quarterly Performance Review Process”), for the purpose of reviewing the following information:

(a)	Transitional and implementation related issues impacting Supplier or Company;

(b)	Market conditions and industry trends (telecommunications and electronics manufacturing);

(c)	Supplier’s current and projected global manufacturing capacity plans and Company’s current and projected global Product and Services requirements;

(e)	Actual Product cost vs. target Product cost objectives;

(f)	Current Product pricing;

(g)	Supplier’s performance against Company’s performance metrics;

(h)	Ongoing open Corrective Action Plans if applicable;

(i)	Supply line issues and Product and Material inventory status including vendor managed Material;

(j)	Electronic commerce engagement;

(k)	Accomplishments and challenges in the past quarter;

(l)	Company’s quarterly actual performance including Forecast accuracy, NTF returns, documentation accuracy, engineering changes (quantity and quality), responsiveness, payment performance, overall strengths and areas for improvement;

(m)	Changes in Product conformance requirements and Supplier’s capability to implement them;

(n)	Upcoming technology requirements (rolling twelve (12) months);

(o)	Environmental, health and safety performance;

(p)	Other information as the parties may agree upon from time to time;

(q)	List of custom and non-cancelable non-returnable Material; and

(r)	Company’s scorecard concerning Supplier’s performance.

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26.2	The specific details (meeting dates and places, planning horizons, data requirements, etc.) for the first of these Quarterly Performance Review Process meetings will be agreed to between the Parties within thirty (30) Business Days of the date of this Agreement.

26.3	Each Party shall be entirely responsible for its own costs associated with participating in the activities described in Article 26.1.

ARTICLE 27 – NOTICES

27.1	Unless otherwise specified herein, any notice, approval, request, authorization or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

if to Company:	Andrew Corporation
140 Technology Drive
Warren, NJ 07059
United States

Attention: Matthew Douglas
Telecopier No.: 1 908.546.4504

with a copy to:

Andrew Corporation
Andrew Legal Department
3 Westbrook Corporate Center, Suite 900
Westchester, Illinois 60154
United States

Attention: James Petelle
Telecopier No.: 1 708 492 3823
if to Supplier: Elcoteq SE
Group Office
Sinimaentie 8B
P.O. Box 8
Fl-02631 Espoo
Finland

Attention: Sari Kolu
Telecopier No.: 358 (0) 10 41 311

with a copy to:

Elcoteq Americas
909 Lake Carolyn Parkway
5th Floor
Irving, TX 75039
United States

Attention: David Murphy
Telecopier No.: 1 517 545 9372

Any such notice or other communication shall be deemed to have been given and received on the day on which it was personally delivered or transmitted by telecopier, receipt confirmed (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the fifth (5th) Business Day following the date of mailing or, if couriered overnight, on the second (2nd) Business

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Day following the date of couriering; provided, however, that, if at the time of mailing or within three (3) Business Days thereafter there is or occurs a labor dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of telecopier as aforesaid.

Either Party may change its address for service at any time by giving notice to the other Party in accordance with this Article 27.

ARTICLE 28 – DISPUTE RESOLUTION PROCESS/ARBITRATION

28.1	If an unresolved dispute arises out of, or relates to, this Agreement or an Order, the Parties agree to attempt to resolve the dispute in the following manner:

(a)	The Parties shall first attempt to resolve the dispute at the executive level in the geographical region in which the dispute arises. The Parties shall have ten (10) Business Days to resolve the dispute;

(b)	In the event that the dispute is not resolved as provided in (a) above, either Party shall issue notice to the other Party outlining the nature of the dispute. The Oversight Committee shall have ten (10) Business Days after receipt of such notice (as defined in Article 27) to resolve the dispute; and

(c)	in the event that the dispute is not resolved by the Oversight Committee within ten (10) Business Days, the dispute shall be submitted to the President of Company and Chief Operating Officer of Supplier’s parent company for resolution within a further ten (10) Business Days.

28.2	If the Parties have been unsuccessful in resolving a dispute pursuant to Article 28.1, the Parties shall refer the dispute to a panel of three (3) arbitrators. The arbitration shall be final and binding. The arbitration, including arguments and briefs, shall be in the English language. The arbitrators may not limit, expand or otherwise modify the term of this Agreement or award exemplary or punitive damages. The arbitrators shall apply the substantive (not conflicts) Laws of the applicable jurisdiction set out in Attachment R. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Each party shall bear its own expenses and an equal share of the expenses and fees of the arbitration, except that the arbitrators may award reasonable attorneys’ fees to the prevailing party. The Parties, their representatives, other participants and the arbitrators shall hold the existence, content and result of the arbitration in confidence. The three (3) arbitrators shall be selected and the arbitration shall be conducted pursuant to the rules of the American Arbitration Association, when the Law applicable in the arbitration is the Law of any of the United States of America, and in such case the arbitration shall be held in Chicago, Illinois. The three (3) arbitrators shall be selected and the arbitration shall be conducted pursuant to the rules of the International Chamber of Commerce, when the Law applicable in the arbitration is Swiss Law, and in such case the arbitration shall be held in Switzerland. When and if transactions under this Agreement become subject to the Law of any other jurisdiction, the three (3) arbitrators shall be selected and the arbitration conducted pursuant to rules of the American Arbitration Association and the arbitration shall be held in Chicago, Illinois, unless the Parties otherwise mutually agree.

28.3	Nothing in this Article shall be construed to preclude either Party from seeking injunctive or other affirmative relief in order to protect its rights pending dispute resolution in accordance with Articles 28.1 or 28.2.

ARTICLE 29 – ASSIGNMENT AND SUBCONTRACTING

29.1 (a)	Subject to Company’s approval, which shall not be unreasonably withheld or delayed, Supplier shall have the right to subcontract any or all of its obligations under this

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Agreement to an Affiliate of Supplier or a third party subcontractor, including, expressly, an Affiliate of Supplier’s parent, Elcoteq SE, provided Supplier remains responsible for the performance of such Affiliate or subcontractor. Subject to Sub-article 29.1(b) below, Supplier shall be responsible to Company for all services performed by Supplier’s subcontractor(s) in connection with the fulfillment of Supplier’s obligations under this Agreement at any tier. Supplier shall cause its Affiliates to which it has subcontracted any or all of its obligations under this Agreement in accordance with this Article 29.1 to abide by the terms and conditions of this Agreement. All references to Supplier in this Agreement shall be deemed to be, where applicable, a reference to Supplier’s Affiliates and subcontractors to which Supplier has subcontracted any or all of its obligations under this Agreement in accordance with this Article 29.1.

(b)	The Parties acknowledge that at the Effective Date it will be necessary for Supplier to utilize certain subcontractors that Company has utilized in its manufacture of certain Products that Supplier will produce and sell under the terms of this Agreement, to wit: BTG International HD S.R.L, C.G.B Telecomsystem S.R.L., and R.T.T. Romania Telecomunication (“Company Chosen Subcontractors”). Supplier commits to use such Company Chosen Subcontractors for a minimum of six (6) months following the Effective Date, provided that Supplier shall have the right to engage other subcontractors or itself to perform work necessary to avoid negative impacts on scheduled deliveries to Company. Notwithstanding Sub-article 29.1(a) above, until such time as Supplier has qualified a Company Chosen Subcontractor in accordance with its standard qualification procedures, or nine (9) months following the Effective Date, whichever first occurs, Supplier shall not be responsible for defects in workmanship in or delays in delivery of Products sold to Company that result solely from defects in workmanship in or delays in delivery of items produced or services performed by such subcontractor; provided, however, that such excuse of Supplier’s liability shall not apply:

(i)	With respect to defects of such subcontractor that Supplier discovered or should have discovered before delivery of the Product;

(ii)	With respect to defects or delays that would or should not have occurred had Supplier exercised commercially reasonable measures of management and control of such subcontractor; and

(iii)	With respect to obligations imposed by Supplier on the subcontractor that are additional to and/or different than the obligations that were owed by such subcontractor to Company.

29.2	This Agreement shall inure to the benefit of, and shall be binding on and enforceable by, the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement or any part thereof without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may assign any part(s) of this Agreement or this Agreement to any of its Affiliates or to a successor to all or substantially all of its business, provided that (i) such assignee executes an agreement with the non-assigning Party and the assigning Party whereby the assignee agrees to be bound hereunder, and (ii) Supplier is satisfied that the proposed assignee has the financial capacity and creditworthiness to fulfill its obligations under this Agreement.

29.3

In the event that Company intends to sell all or any part of a Product line or all or a portion of its business to a third party and Company wishes to maintain continuity of supply of such Products as part of the terms of such sale, Company shall notify Supplier of such sale as soon as is reasonably practicable prior to such sale (subject to confidentiality requirements). Subject to Supplier: (a) executing an interim manufacturing agreement with such third party, which contains confidentiality and intellectual property terms agreeable to Supplier and such third party, and (b) being satisfied, acting reasonably, that the third party has the financial capacity and

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creditworthiness to fulfill its obligations to Supplier under such agreement, Supplier shall continue to manufacture such Products for such third party after such sale, on the same economic terms as under this Agreement, for a period of six (6) months. Supplier agrees to use good-faith efforts to negotiate a new manufacturing supply agreement with such third party for such Products, prior to the end of such six (6) month period.

29.4	Notwithstanding any of the foregoing provisions of this Article 29, Company. may at any time and without consent of Supplier, assign this Agreement to its then current parent company, if any.

ARTICLE 30 – ATTENDANCE AT SUPPLIER’S FACILITY

30.1	Upon reasonable prior notice and subject to complying with Supplier’s plant rules and regulations, internal security and confidentiality requirements, security clearance regulations and other procedures as applicable, Company may place one or more personnel in Supplier’s facility at which Supplier manufactures Products for Company under this Agreement to carry out the functions Company may deem necessary in the portion of the facility in which Supplier kits Material and manufactures, inspects, repairs, distributes and ships Product. Compensation for such personnel shall be borne by Company. Supplier agrees to furnish such personnel with reasonable working facilities, as necessary, to perform their work, which shall include access during normal working hours to areas where Product is manufactured, repaired, stored and distributed, all at no charge to Company. If requested by Company, Supplier shall also provide office space and support services as required at Company’s expense at Supplier’s actual cost.

ARTICLE 31 – AUDIT

31.1	Supplier shall maintain accurate and complete records including, but not limited to, (i) a physical inventory, if applicable, of all costs incurred under this Agreement which may affect: (a) verification, re-determination, or revision of Product prices under this Agreement; (b) termination charges payable by Company under this Agreement; (c) all costs incurred for Tooling purchased under this Agreement; (d) Product quality conformance; (e) compliance with approved manufacturing, distribution, warranty and repair processes and adherence to Company’s BOM and AVL; (f) inventory of Company Material and Supplier-Controlled Custom Material used to manufacture Product and Supplier-Controlled Commercially Purchased Items; (g) conformance with Specifications; and (h) volumes purchased and purchase prices paid for all Material procured in the performance of this Agreement; and (ii) at Company’s option, for environmental assessment purposes, all applicable records relating to the life cycle of any Product manufactured under this Agreement.

31.2	The records referenced in Article 31.1 shall be maintained in accordance with recognized commercial accounting practices so they may be readily reviewed in accordance with Article 31.3 and shall be held until all costs and compliance with the terms of this Agreement have been finally determined and payment or final adjustment of payment under this Agreement or the necessary corrective action under this Agreement has been taken.

31.3

Company shall, at its cost and expense, have the right exercisable on a quarterly basis upon reasonable notice to Supplier during Supplier’s normal business hours to examine and audit (“Audit”) the records described in Article 31.1. The Parties agree that such Audits shall conform to procedures mutually agreed upon by the parties. No such audits shall be made later than two (2) calendar year(s) after the later of (a) final delivery date of Product ordered or completion of Services rendered or (b) two (2) years after the termination of this Agreement. If Company identifies any issues or concerns related to such records and the pricing of the Product or the Services, Company shall provide a statement to Supplier setting out in reasonable detail the nature of such issues or concerns. Supplier and Company shall attempt to resolve the matters in dispute in a timely manner and make such adjustments, if any, to the pricing of the relevant Products or Services as may be required. For certainty, Company acknowledges and agrees that any right to review and Audit under this Article 31.3 may be limited by and is subject to any

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confidentiality obligations that Supplier or its Affiliates may have to Material vendors or other suppliers and subcontractors as well as limitations imposed by Law or regulatory requirements.

ARTICLE 32 – BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY

32.1	Either Party may terminate this Agreement by notice to the other Party (a) if the other Party makes an assignment for the benefit of creditors (other than solely an assignment of moneys due); or (b) if the other Party evidences an inability to pay debts as they generally become due, unless adequate assurance of its ability to pay is provided within thirty (30) Business Days of such notice.

32.2	If a proceeding is commenced under any provision of the United States Bankruptcy Code or the bankruptcy and/or insolvency legislation of any other jurisdiction, voluntary or involuntary, by or against either Party, and this Agreement has not been terminated, the non-debtor Party may file a request with the bankruptcy court to have the court set a date within sixty (60) Business Days after the commencement of the case, by which the debtor Party will assume or reject this Agreement, and the debtor Party shall cooperate and take whatever steps necessary to assume or reject this Agreement by such date.

ARTICLE 33 - CHOICE OF LAW

33.1	All disputes with respect to purchases under this Agreement of Products that are manufactured at or delivered from any location in the United States, Mexico or Canada, and all performance of the Parties related thereto, including Warranty and out-of-Warranty Services, wherever performed, shall be governed by the Laws of the State of Illinois, United States of America, excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. With respect to disputes between the Parties that are herein agreed to be subject to Illinois Law, the Parties agree to submit to the jurisdiction of the state and federal courts in Illinois.

33.2	Unless otherwise expressly agreed by the Parties in writing, this Agreement and all transactions under it and all performance of the Parties related thereto shall be governed by the Laws of Switzerland, excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. With respect to disputes between the Parties that are herein agreed to be subject to Swiss Law, the Parties agree to submit to the jurisdiction of the courts (provincial, state, national and federal) of Switzerland.

ARTICLE 34 – CONFIDENTIAL INFORMATION

34.1	Any Company Proprietary Information provided or made available by Company or its Affiliates to or coming into possession of Supplier and its Affiliates and any Supplier Proprietary Information provided or made available by Supplier or its Affiliates to or coming into the possession of Company and/or its Affiliates shall be deemed for the purposes of this Agreement to be “Confidential Information” of the Party disclosing (“discloser”) such information to the other Party (“recipient”), except if such information disclosed to recipient is: (i) in or becomes part of the public domain through no fault of recipient; (ii) disclosed to recipient by a third party without breach of any obligation or other restriction; (iii) known to recipient at the time of disclosure and has been so documented prior to receipt thereof; or (iv) independently developed by recipient without access to any information furnished to it by discloser and has been or is so documented.

34.2	All Confidential Information shall, as between the Parties, be owned and remain the sole and exclusive property of discloser. All Confidential Information of discloser shall be held in confidence by recipient, shall be protected from all harm, loss, theft and unauthorized access and, if in a form of any physical medium of any kind, returned by recipient upon request of discloser. Upon the termination or expiration of this Agreement, each Party shall return to the other Party all Confidential Information of the other party in its possession or certify in writing that such Confidential Information has been destroyed.

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34.3	Recipient shall not use the Confidential Information for any purposes other than those contemplated under this Agreement.

34.4	The existence and terms of this Agreement shall be treated as Confidential Information; provided, however, that either of the Parties may disclose the existence and terms of this Agreement to: (i) their respective legal and financial advisors; (ii) their underwriters and their respective counsel, as part of their due diligence in connection with any offering of securities of such Party; (iii) their lenders and their counsel, as part of their due diligence in connection with any financings; (iv) their Affiliates having a need to know; (v) stock exchanges, securities commissions or other similar bodies (including in public filings) or (i) to any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction, to the extent required by Laws; provided, however, that prior to any such disclosure, the receiving party shall (a) assert the confidential nature of the confidential information to the agency; (b) immediately notify the disclosing party in writing of the agency’s order or request to disclose; and (c) cooperate fully with the disclosing party in protecting against any such disclosure or seeking redaction and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

34.5	The Parties agree that Confidential Information shall be disclosed to only those people within their respective organizations, including Affiliates, who have a need to know the information for the purposes of this Agreement or to those third party consultants, other than those referred to in Article 34.4, and subcontractors who have agreed to be bound by the confidentiality terms contained herein. Nothing herein shall be deemed to permit disclosure of Confidential Information to any of Company’s customers without prior written approval of Company.

34.6	Each Party represents and warrants that it has the right to disclose to the other the information disclosed under this Agreement. Neither Party shall, without consent or approval, at any time disclose to the other Party any information that is confidential or otherwise restricted by reason of any oral, written or implied agreement or other understanding it has with any third party.

34.7	Each Party acknowledges that monetary damages may provide an inadequate remedy in the event of a breach of this Article by the other Party, and each Party shall be entitled to injunctive or other affirmative relief and/or to give notice of default pursuant to this Agreement, or both against the other Party.

34.8	NEITHER PARTY SHALL, WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY, PUBLICLY ANNOUNCE THE EXISTENCE OF THIS AGREEMENT OR DISCLOSE ITS CONTENTS. THIS AGREEMENT AND THE CONTENTS OF THIS AGREEMENT SHALL BE DEEMED THE PROPRIETARY INFORMATION OF BOTH PARTIES AND BE POSSESSED AND USED SUBJECT TO THE TERMS OF THIS ARTICLE 34.

ARTICLE 35 – DEFAULT

35.1	Notwithstanding any other provision of this Agreement, but subject to Article 42.1:

(a)	Subject to paragraph (c) below, in the event Supplier shall be in material breach of any of the terms, conditions, or covenants of this Agreement and such breach shall continue for a period of sixty (60) Business Days after the giving of written notice to Supplier thereof by Company, then in addition to all other rights and remedies which Company may have at law or equity or otherwise, Company shall have the right to terminate this Agreement without any charge to or obligation or liability of Company (other than as set forth in Article 13).

(b)

Subject to paragraph (c) below, in the event Company shall be in material breach of any of the terms, conditions, or covenants of this Agreement and such breach shall continue for a period of sixty (60) Business Days after the giving of written notice to Company

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thereof by Supplier, then in addition to all other rights and remedies which Supplier may have at law or equity or otherwise, Supplier shall have the right to terminate this Agreement without any charge to or obligation or liability of Supplier.

(c)	Prior to issuing a notice of material breach to the other Party in accordance with paragraph (a) or (b) above, as applicable, the notifying party shall have requested an emergency meeting of the Oversight Committee to consider and resolve the claimed material breach. Should the Oversight Committee fail to agree on a resolution to the claimed material breach within ten (10) days of such request, the notifying Party may declare the other Party in material breach and may serve notice in accordance with paragraph (a) or (b) above, as applicable.

ARTICLE 36 – DEVELOPED INFORMATION AND INVENTIONS

36.1	Except as may otherwise be agreed by the Parties, the terms of this Article 36 apply to intellectual property of the Parties used in the performance of the Parties’ respective obligations under this Agreement. Supplier agrees that Supplier shall and, where applicable, shall have Supplier’s Affiliates, employees, consultants, subcontractors (but only those subcontractors permitted pursuant to Section 29.1), representatives or agents (collectively “Supplier Associates”) disclose and furnish promptly to Company all Company IP. Supplier further agrees that all Company IP, other than any Supplier Background Information incorporated therein and all Company Background Information, shall be: (i) solely and exclusively owned (including all right, title and interest thereto) by Company, and Supplier shall take all reasonable actions which Company may request in order to vest and document such ownership in Company, (ii) kept in confidence by Supplier and Supplier Associates in accordance with Article 34, and (iii) used by Supplier and Supplier Associates only for the purposes of performing Supplier’s obligations in accordance with the terms of this Agreement. If such Company IP includes, or requires for its use, any Supplier Background Information, Supplier agrees to grant and hereby grants to Company an irrevocable, non-exclusive, royalty-free, non-transferable, sub-licensable (as provided in Article 36.4) license to use and copy such Supplier Background Information to the extent required for Company to manufacture, distribute, test, repair or service Products. Ownership of the Supplier Background Information shall remain with Supplier. Company agrees to grant and hereby grants to Supplier a revocable (upon termination of this Agreement), non-exclusive, world-wide, royalty-free, non-transferable license to use and copy Company IP and Company Background Information, but only to the extent required for Supplier or Supplier Associates to manufacture, distribute, test, repair or service Products under this Agreement.

36.2	Any Developed IP which is developed jointly by the Parties and which is not Company IP (“Co-Developed IP”) shall be owned jointly by the Parties, each of which shall have an equal undivided joint interest therein. Company and Supplier agree that they shall each have the right to use the Co-Developed IP and grant licenses for the use of the Co-Developed IP without the consent of, and without accounting to, the other party.

36.3	The Parties acknowledge and agree that as between Supplier and Company, Supplier shall solely and exclusively own all right, title and interest in and to all aspects of all Developed IP originated or developed by Supplier or Supplier Associates that is not Company IP or Co-Developed IP (“Supplier IP”). Where Supplier IP is necessary to permit Company to ensure Product continuity, consistency and/or ongoing sources of supply (such Supplier IP being “Supplier Product IP”), Supplier agrees to grant and hereby grants to Company an irrevocable, non-exclusive, royalty-free, non-transferable, sub-licensable (as provided in Article 36.4) license to use and copy such Supplier Product IP, but only to the extent required for Company to manufacture, distribute, test, repair or service Products.

36.4

If Supplier fails to deliver or is unwilling to produce a Product, if Supplier is in breach of this Agreement, if Company terminates this Agreement for cause, or if Company is entitled under Article 42 or any other provision of this Agreement to purchase Products from sources other than

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Supplier, Company may grant a sub-license to the Background Information licensed to it in Article 36.1 and/or a sub-license to the Supplier Product IP licensed to it in Article 36.3, but only for the purpose of any such sub-licensee (“Sublicensee”) manufacturing, distributing, testing, repairing or servicing Products for Company, provided that any Sublicensee of the Supplier Background Information or the Supplier Product IP acknowledges in writing, for the benefit of Supplier, that it will observe and be bound by all of Company’s confidentiality obligations under this Agreement in respect of the sublicensed Supplier Background Information or Supplier Product IP, as the case may be. Supplier Background Information and Supplier IP shall be deemed to be Confidential Information of Supplier pursuant to Article 35.

36.5	The Parties agree that this Article 36 shall be subject to the terms and conditions of any development agreement relating to the subject matter herein, which the Parties may enter into subsequent to the date of this Agreement, to the extent such terms and conditions are inconsistent with terms of this Article 36.

ARTICLE 37 - DOCUMENTATION NEEDED FOR PREFERENTIAL DUTY TREATMENT

37.1	Supplier shall provide Company with a valid, accurately completed certificate of origin prior to the first shipment of Product sufficient to be used by Company as proof of eligibility for any applicable duty preferential treatment programs. Supplier further agrees to cooperate to Company in the substantiation of preferential duty program claims, preparation of responses to customs inquiries, or other treaty claims that arise out of Product shipped under this Agreement or any Order. Supplier shall notify Company prior to making any pricing or sourcing changes for Product that may affect the application of preferential duty treatment programs.

ARTICLE 38 - DUTY DRAWBACK

38.1	Company reserves the right to claim duty drawback on all purchases from Supplier. In the event that Company wishes to exercise this right, the Parties shall determine the feasibility and cost associated with implementing a duty drawback program as a Service in accordance with Article 4.

ARTICLE 39 – ENVIRONMENTAL MANAGEMENT SYSTEMS

39.1	Supplier warrants with respect to Supplier’s manufacturing and repair operations involved in the performance of Supplier’s obligations under this Agreement that it intends no later than three (3) years from the date of acquisition of such manufacturing and repair services to implement elements of an internationally then recognized Environmental Management System (“EMS”) standard, for example ISO 14001: 1996, or the Eco-Management and Audit Scheme (“EMAS”) for certification by an accredited third party registrar; or, where such certification already exists, that it will maintain such certification in good standing with the third party registrar.

39.2	In the event that Company requests Supplier to accelerate the adoption of an EMS standard in order to enable Company to meet a requirement of its customer, the Parties shall negotiate in good faith the timing for achieving such standards or certifications.

39.3	Supplier commits to provide to Company, on a regular basis, environmental performance data on both Products and processes, as may be mutually agreed by the Parties.

39.4	Notwithstanding the foregoing provisions of this Article 39, Supplier shall develop and maintain the records required in Article 40.

ARTICLE 40 – ENVIRONMENTALLY HAZARDOUS SUBSTANCES

40.1

Supplier warrants to Company that none of the substances that have been banned by Company for Products, processes and/or packaging materials, as listed in Specification B71SQM01-1, dated June 9.2006, titled “Supplier Requirements for Control and Reporting of Material Content”, or

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other comparable Specification as set forth in the applicable Product Plan or other agreement of the Parties (as may be modified from time to time by Company through the issuance of an Engineering Change Order in accordance with Article 59.3), are used or will be used by Supplier in the manufacture, processing or packaging of Product supplied to Company, or that it is working to reduce and will, in an expeditious manner, eliminate their use. If Supplier is not the manufacturer of the Material used in the Product, Supplier shall work with the Material vendor to reduce and will, in an expeditious manner, eliminate the use of such substances. Upon request, and at no charge to Company, Supplier shall provide to Company certificates of compliance certifying that its processes, the Products and the packaging and/or packaging Material provided under this Agreement are in compliance with the requirements set forth above in this Article 41.1.

40.2	For those Products where Supplier has any level of design control (including Material and/or vendor selection), Supplier shall:

(a)	Use reasonable efforts to minimize the use of environmentally hazardous substances in such Products, processes and packing Materials as listed in Specification B71SQM01-1, dated June 9.2006, titled “Supplier Requirements for Control and Reporting of Material Content”, or other comparable Specification as set forth in the applicable Product Plan or other agreement of the Parties, as may be modified from time to time by Company through the issuance of an Engineering Change Order in accordance with Article 59.3;

(b)	Establish and/or maintain a program of tracking the use of environmentally hazardous substances, at a minimum covering the substances referenced in said Specification B71SQM01-1, or other comparable Specification as set forth in the applicable Product Plan or other agreement of the Parties, in any such Products or Services, including any packing materials, provided to Company by Supplier;

(c)	Report to Company the use of environmentally hazardous substances, at a minimum covering the substances referenced in said Specification B71SQM01-1, in any Products or Services, including any packing Materials, or other comparable Specification as set forth in the applicable Product Plan or other agreement of the Parties, provided to Company. Updates on usage will be provided to Company by Supplier on a per change basis; and

(d)	Upon Company’s request, provide, within a reasonable time frame, information on Materials added to said Specification B71SQM01-1, or other comparable Specification as set forth in the applicable Product Plan, or other agreement of the Parties.

40.3	For those Products that Company declares must be compliant with RoHs and WEEE directives and/or similar governmental directives (the “directives”), Supplier agrees:

(a)	As of the earlier of the Effective Date and the effective date(s) of such directives, that Supplier’s processes and such Products and the packaging therefore will be in compliance with the terms and conditions of the directives, which are described on the Andrew Corporation website and which may be changed from time-to-time;

(b)	Except to the extent that Company may indicate as to specific vendors that Supplier does not need to do so, that Supplier will, at no charge to Company, use commercially reasonable efforts to collect, on templates provided or approved by Company, material data sheets and/or certificates of compliance with the directives from vendors of the Material and Commercially Purchased Items that Supplier in fulfillment of this Agreement, and that, further, it will use commercially reasonable efforts to assure the accuracy thereof, including the accuracy of any claimed exemptions to compliance;

(c)	That with respect to such Products Supplier will provide to Company, upon request or and at no charge to Company, Certificates of Compliance certifying that Supplier’s processes, the

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Products and the packaging and/or packaging Material provided under this Agreement are in compliance with the requirements set forth above in this Article 40.3;

(d)	That with respect to such Commercially Purchased Items Supplier will provide to Company, upon request and at no charge to Company, a copy of the vendor’s certificate of compliance collected by Supplier; and

(e)	That Supplier will maintain records pursuant to Article 59.6 with respect to its compliance with the requirements of this Article 40.3 for a period no less than seven (7) years. Such records shall include the material data sheets and/or certificates of compliance collected by Supplier.

Unless the Product Plan or Company expressly requires otherwise in writing, for purposes of this clause, Company shall be presumed to have declared compliance with WEEE/RoHS to be required with respect to any Product supplied under this Agreement. Company shall make reasonable efforts to indicate in the Product Plan or other documentation provided to Supplier prior to manufacture of a Product, the scope of compliance with such directives required by Company (e.g., 5-6 vs. 6-6). In any case, however, before manufacturing any specific Product for sale to Company hereunder, Supplier shall confirm whether such compliance is required.

40.4	In the event that Supplier is unable to furnish Products and/or Commercially Purchased Items meeting the requirements of Articles 40.1 – 40.3, or is unable or unwilling to provide certificates of compliance as required therein, Supplier shall promptly inform Company in writing of the reason(s) therefor. Supplier shall not furnish under this Agreement any Product or Commercially Produced Item that is the subject of such a writing, unless and until Company shall give Supplier Company’s written permission to do so.

40.5	If Supplier furnishes any Product or Commercially Purchased Item in violation of the provisions of this Article without approval of Company as provided in Article 40.4, then in addition to all other remedies to which Company may be entitled, Supplier shall bear the expense of any recall that may be necessary and also the expense of implementing a prompt workaround that will eliminate the non-compliance, which may include (i) removing the offending material and substituting compliant material, (ii) removing the prohibited excess of non-compliant material, or (iii) substituting a functionally equivalent item. Supplier shall also bear the expense of correcting the non-compliance or substituting functionally equivalent, compliant, products going forward. Further, notwithstanding any limitation that may exist therein, Supplier shall indemnify, defend and hold harmless, Company, Ordering Companies, and their Affiliates and their customers against any claims that may arisen as a result of Supplier’s breach of this Article 40. The right to indemnity hereunder includes the right to recover any damages or penalties that may be required to pay to customers to whom the non-compliant material was furnished.

ARTICLE 41 - EXPORT CONTROL

41.1	Supplier shall not use, distribute, transfer or transmit any Products, software or technical information (even if incorporated into other Products) provided to it by Company under this Agreement except in compliance with all applicable export laws and regulations (the “Export Laws”). Supplier shall not, directly or indirectly, export or re-export the following items to any country, without the appropriate export authorization, as specified in the applicable Export Laws: (a) software or technical data disclosed or provided to Supplier by Company or Company’s Affiliates; or (b) the direct product of such software or technical data. The obligations stated in this Article 41.1 will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

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ARTICLE 42 - FORCE MAJEURE

42.1	Neither Party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing Party or its subcontractors. Supplier’s liability for loss of or damage to Company’s Product, Material or Tooling in Supplier’s possession or control shall not be modified by this Article 42.1. When a Party’s delay or nonperformance due to a cause referred to in this Article 42.1 continues or may be reasonably expected to continue for a period of at least thirty (30) Business Days, the other Party may terminate, at no charge except for the expressed liabilities set forth in Article 13, any affected Order under this Agreement and Company may purchase the Products subject to such terminated Order from a source other than Supplier. Any failure by Company to comply with its Purchase Commitment as a result of purchases of Products from a source other than Supplier pursuant to this Article 42.1 shall be subject to the applicable Attachment C. When a Party’s delay or nonperformance due to a cause referred to in this Article 42.1 continues or may be reasonably expected to continue for a period of at least ninety (90) Business Days, the other Party may terminate this Agreement, at no charge except for the expressed liabilities set forth in Article 13, the Agreement.

ARTICLE 43 - IDENTIFICATION

43.1	Neither Party shall, without the other Party’s prior written consent or request as set out in Article 50.2, make public use of any trade name, trademark, logo, or any other designation or drawing of such other Party or its Affiliates.

ARTICLE 44 – INDEMNITY

44.1	Supplier shall indemnify, defend and hold harmless Company and its Affiliates against claims and actions brought by or on behalf of third parties in respect of any Losses to such third parties that may arise or be asserted, based directly or indirectly, upon death or personal injury or damage of any kind to any person or property claimed to have resulted from any defect in Supplier’s or its subcontractor’s’ workmanship or defect in any item or Service furnished under this Agreement (excluding defects caused by or arising, directly or indirectly, out of any Specifications or other Company Proprietary Information supplied or written instructions given by, or on behalf of, the Company), or any defect in any of the items (except to the extent that pursuant to the provisions of the Agreement Supplier is not responsible for such defect) sold to, or Services supplied to, Company or any other entity hereunder, or due to failure to comply with the Specifications established hereunder. For purposes hereof, the Parties agree that Losses includes economic loss, including the cost of rework or recalls.

44.2	Company shall indemnify, defend and hold harmless Supplier and its Affiliates against all claims and actions brought by or on behalf of third parties (other than Affiliates of Supplier) in respect of any Losses to such third parties that may arise or be asserted, based directly or indirectly, upon death or personal injury or damage of any kind to any person or property claimed to have resulted from the gross negligence or willful acts of Company or where Supplier has complied with the Specifications and/or with the Company Proprietary Information supplied and Company’s manufacturing processes and written instructions given by, or on behalf of, the Company in manufacturing the Product, except to the extent that any such Losses are attributable to the gross negligence or willful act(s) of Supplier or its Affiliates, and their respective officers, employees or agents.

44.3	The foregoing indemnities are in addition to any specific indemnity set forth in any of the provisions of this Agreement.

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ARTICLE 45 – INFRINGEMENT INDEMNITY

45.1	Supplier shall indemnify, defend and save harmless Company, its Affiliates and their customers, agents, officers, directors, and employees (all referred to in this Article 45.1 as “Company”) from and against any Losses that result from any claims (referred to in this Article 45.1 as “Infringement Claims”) brought against Company by or on behalf of a third party,, arising from or in connection with the violation of a third party’s proprietary rights, including trade-secret, proprietary-information, trademark, copyright or patent rights, in connection with the performance by Supplier of its obligations under this Agreement, except for such claims for which Company shall indemnify Supplier set out in Article 45.2. Supplier shall be solely in control of defending or settling, at its own expense, any demand, action, or suit on any such Infringement Claim. Company shall cooperate in good faith and assist Supplier, at Supplier’s expense, to defend any such Infringement Claim, and Company shall make no statement or take any action which might hamper or undermine Supplier’s defense or settlement thereof. If Supplier fails to assume control of or defend any Infringement Claim as provided herein within a reasonable time, Company shall be entitled to assume such control. In such event, Supplier shall be bound by the results obtained by Company with respect to such Infringement Claim.

45.2	Supplier’s obligation to indemnify under this Article 45, does not extend to Infringement Claims that arise: (i) from the compliance by Supplier with written Specifications furnished or supplied or designated by Company; (ii) from the combination by Company of a Product with other equipment, products or apparatus not furnished by Supplier; (iii) from the material modification of Product by Company made after delivery by Supplier; or (iv) from the compliance by Supplier with any process or method of manufacture, assembly or testing at the express written request of Company.

ARTICLE 46– INSURANCE

46.1 (a)	Supplier shall maintain and, unless the Parties otherwise agree, cause Supplier’s subcontractors to maintain the following minimum insurance limits and coverages during the term of this Agreement:

(i)	Worker’s compensation insurance as prescribed by the law of the State or nation in which work is performed by Supplier or Supplier’s subcontractors under this Agreement; and employer’s liability insurance with limits of at least $500,000 for each occurrence;

(ii)	Automobile liability insurance, if the use of motor vehicles is required in connection with the performance of Supplier’s obligations under this Agreement, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence;

(iii)	Commercial general liability (CGL) ISO 1988 or later occurrence form of insurance including contractual liability, products/completed operations with limits of at least $1,000,000 combined single limit for bodily injury and property damage liability for each occurrence;

(iv)	Excess/umbrella liability insurance with limits of at least $10,000,000 per occurrence and in the aggregate, following form to primary employer’s liability, automobile liability and commercial general liability insurance policies;

(v)	All-risk property insurance including business interruption in an amount equal to one hundred percent (100%) of the replacement cost value of any building and/or equipment involved under this Agreement. Company shall be named as a loss payee as their interests may appear under this Agreement; and

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(vi)	Where applicable, transit insurance including inland and ocean cargo with limits equal to one hundred percent (100%) of the replacement cost value of the property being shipped.

(b)	All such insurance should be primary and non-contributory and is required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Supplier shall apply on an excess basis. Supplier and its insurer(s) and anyone claiming by, through, under or on Supplier’s behalf shall have no claim, right of action or right of subrogation against Company and its customers based upon any loss or liability insured against under the foregoing insurance.

(c)	Supplier shall, and shall cause its subcontractors to, furnish prior to the start of work by Supplier and/or Supplier’s subcontractors under this Agreement, Certificates of Insurance or adequate proof of the foregoing insurance including, if specifically requested by Company, copies of the endorsements and insurance policies. Company shall be notified at least thirty (30) Business Days prior to cancellation of or change in any such policy. Insurance companies providing such coverage shall be rated by A.M. Best with at least an A-rating.

46.2	Supplier shall allow Company’s representatives and representatives of Company’s insurance carrier to inspect Supplier’s plant(s) at which work is performed by Supplier under this Agreement at all reasonable times for fire, flood and other hazards to Company’s property or to any other property for which Company is or may be responsible or that Company must rely upon for the performance of this Agreement.

ARTICLE 47 - INVOICING

47.1	Except as provided in Article 47.4, Orders will be invoiced based on Price in effect at the time of the scheduled delivery under such Order and shall be paid in accordance with Article 8. Supplier herein expressly agrees and represents that it will neither (i) withhold deliveries beyond the scheduled delivery date to benefit from any upcoming price increase, or (ii) advance delivery before the scheduled delivery date to deprive Company of an upcoming price decrease, except to the extent Company may in writing request such delayed or advanced delivery.

47.2	Unless otherwise specified in an Order, for each delivery or shipment of Products or Commercially Purchased Items, Supplier shall: (a) render an original invoice to the ordering party pursuant to the terms hereof, showing Agreement and Order number and all other information required to be placed on packing memoranda pursuant to Article 19.1, including serial numbers; and (b) mail invoices to the address shown on the Order. Unless otherwise specified in an Order, if prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the delivery point to the destination as a separate item on the invoice, stating the name of the carrier used.

47.3	Supplier’s invoices for every international shipment of Product or Commercially Purchased Items will also include the following information for each item shipped: (a) a complete noun description in English (unless otherwise specified in the Order) consistent with the harmonized tariff schedule, (b) a statement as to the country of origin of the Product or Commercially Purchased Item, (c) Andrew’s Part Number for the Product or Commercially Purchased Item, (d) the price paid or payable by Company for the Product or Commercially Purchase Item shipped, (e) related assists, (f) an itemization of all charges for services related to the international shipment of the Product or Commercially Purchased Item and whether these charges are included in the price paid or payable, (g) Supplier’s identification number, or in the absence of such number, the full address of Supplier, (h) the terms of sale, and (j) if required by the Law of the destination country, a list of all serial numbers for Products shipped.

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47.4	Unless otherwise specified in an Order, Supplier’s invoices for Services shall be rendered upon completion of the Services as defined in the applicable Statement of Work or Order and shall be payable in accordance with the terms set forth in Article 8 when the Services as defined in the applicable Statement of Work or Order have been performed to the reasonable satisfaction of Company.

ARTICLE 48 - LIMITATION OF LIABILITY

48.1	EXCEPT AS MAY BE PROVIDED IN ANY EXPRESS REMEDY PROVISIONS IN THIS AGREEMENT, INCLUDING ANY INDEMNITY LIQUIDATED DAMAGE PROVISIONS, NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES OF THE OTHER PARTY) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES, AS A RESULT OF OR ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

48.2	Notwithstanding Article 48.1, if a Party (the terminating Party) purports to terminate this Agreement for any reason other than pursuant to Articles 32, 35 or 42 or any other express right of termination set out in this Agreement, or otherwise purports to or does repudiate this Agreement, then the limitation of liability provided for in Article 48.1 shall not apply in respect of any claim made by the other Party against the terminating Party. For certainty, Article 48.1 does not in any way limit any amounts which are due and payable by one Party to the other Party pursuant to the terms and conditions of this Agreement, including, without limitation, Attachments C.

48.3	Each Party shall use commercially reasonable efforts to notify the other Party in accordance with Article 27 upon becoming aware of any claim under this Agreement and agrees to take commercially reasonable steps to mitigate any Losses that may arise from such claims.

ARTICLE 49 – MANUFACTURING RIGHTS/DISPOSITION OF UNIQUE EQUIPMENT

49.1	If at any time during the Term of this Agreement, Supplier is unable or unwilling to (a) deliver the Product requested by Company in full compliance with Company’s Specifications and/or (b) meet, in all material respects, the delivery requirements of Company and at prices which conform to the terms of this Agreement and/or (c) address Company’s business need (market or otherwise driven) to establish localized manufacturing in certain countries or regions of the world or, (d) upon expiration or termination of this Agreement, Supplier agrees to sell to Company at Company’s request any special tooling or equipment, including test equipment, which has been purchased by Supplier from Company solely for the purpose of manufacturing Products (provided that Supplier’s ability to sell such tooling and equipment to Company is not contractually limited or restricted), and which is used by Supplier solely for the manufacture of those Products that Supplier has been unable or unwilling to deliver as described above in this Article 51.1. Supplier agrees to sell to Company at Company’s request any other special tooling or equipment, including test equipment, which Supplier owns and is used uniquely by Supplier for the manufacture of Products for Company, providing that Supplier does not reasonably anticipate that it shall need such tooling or equipment for the manufacture of products for any other customer within the subsequent six (6) months. Supplier also agrees to sell to Company at Company’s request, Material that is uniquely required to either manufacture the Product or to have the requested Product manufactured elsewhere. Prices charged by Supplier to Company for such tooling, equipment or Material shall be [*]. Such tooling, equipment (including test equipment) or Material shall be removed on a mutually agreeable basis without a significant delay from Supplier’s facility in a manner which will minimize interruptions to Supplier’s obligations and commitments to Company and other customers of Supplier.

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49.2	Supplier hereby agrees to maintain, in working condition for the Term of this Agreement, any such tooling or test equipment purchased from Company that Supplier has continued to use, performing all routine and other maintenance as may be required in order to maintain the tooling and test equipment at the same level of functionality as when Supplier purchased such tooling and test equipment from Company. During the Term of this Agreement, Supplier shall not sell such tooling and test equipment to any third party without the prior written consent of Company and Company shall always have the right of first refusal to repurchase the tooling and test equipment at [*]. Company shall not incur any additional expenses or costs as the result of the sale of any equipment initiated by Supplier.

49.3	In the event that Company terminates this Agreement prior to end of the Term for any reason other than for the fault of Supplier as provided in Articles 32 and 36 or any other Article in this Agreement, Company agrees to purchase from Supplier at Supplier’s request any special tooling or equipment, including test equipment, that Supplier owns and is unique to the manufacture of Products, provided such items are in good working order, reasonable wear and tear excepted. Prices charged by Supplier to Company for such tooling or equipment shall be [*]. Such tooling or equipment (including test equipment) shall be removed on a mutually agreeable basis without a significant delay from Supplier’s facility in a manner which will minimize interruptions to Supplier’s obligations and commitments to Company and other customers of Supplier.

ARTICLE 50 – MARKING

50.1	All Products or Commercially Purchased Items furnished under this Agreement shall be marked for identification purposes in accordance with the Product and packaging Specifications as set forth by Company’s ordering location or elsewhere in this Agreement and shall indicate the following: (a) Product/serial number; (b) month and year of manufacture; and (c) country of origin. Notwithstanding any Specification of any customer of Company referred to in this Agreement, the name of such customer of Company or any other entity (other than Company) shall not be affixed to any Product or Commercially Purchased Item without the written approval of Company.

50.2	Upon Company’s written request, trademarks, trade names, insignia, symbols, decorative designs or packaging designs designated by Company, or evidences of Company’s inspection (each, “Insignia”) shall be properly affixed by Supplier to the Product furnished or its packaging. Such Insignia shall not be affixed, used or otherwise displayed on the Product furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must be approved by Company in accordance with standards established by Company. Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This clause does not reduce or modify Supplier’s obligations under Article 34 and Article 43.

ARTICLE 51 – OFFSET CREDITS

51.1	Orders issued pursuant to this Agreement are placed with the expectation of current and/or anticipated future offset and localization obligations of Company or Ordering Companies or their designated assignees to the government of the country in which Company’s (or the relevant Ordering Company’s) customer resides and that requires the provision of offset and localization. Supplier agrees to provide reasonable assistance to Company or Ordering Companies or their designated assignees in any reasonable efforts to secure offset credit from the government of the country in which Company’s (or the relevant Ordering Company’s) customer resides in an amount equal to the value of the Orders placed under this Agreement.

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ARTICLE 52 - OFFSETTING

52.1	Any claim of Supplier under this Agreement or any Order is subject to setoff or recoupment for any present or future claims that Company, and of its Affiliates and any Ordering Entity may have against Supplier.

ARTICLE 53 - ORDERING COMPANIES AND APPROVED PURCHASERS

53.1	Company may designate in writing from time to time any of its Affiliates as an “Ordering Company” under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Company may revoke the designation of any entity as an Ordering Company at any time.

53.2	Each Ordering Company shall be eligible to order Products, Commercially Purchased Items and Services on the same applicable terms and conditions, including the same prices, as set forth in this Agreement; provided that (i) such Ordering Company shall have executed and delivered to Supplier an acknowledgement in the form of Attachment N, (ii) such Ordering Company shall have executed and delivered to Supplier such further agreements, documents or instruments as Supplier may request, acting reasonably, and (iii) Supplier and such Ordering Company shall have entered into such additional agreements, instruments and other writings as may be necessary under any applicable Laws. Any reference to Company in this Agreement shall, where applicable, be deemed to refer to any Ordering Company in respect of which the conditions in this Article 53.2 have been fulfilled.

53.3	Supplier agrees to permit Company to designate in writing any person as an “Approved Purchaser” to purchase Products, Commercially Purchased Items and Services from Supplier from time to time pursuant to terms and conditions to be negotiated by the Approved Purchaser and Supplier. In the event that such terms and conditions are not negotiated, Supplier’s standard terms and conditions for the sale of products and services shall apply. Any purchase order issued by an Approved Purchaser to Supplier shall be issued outside of, and will not be subject to, any terms and conditions of this Agreement, and shall not be accepted by Supplier unless and until the Approved Purchaser shall have assured Supplier in writing that its purchases are for the benefit of or transfer to Company, an Affiliate of Company or a customer of one of them. Such purchases by Approved Purchasers from Supplier shall be at the prices determined in accordance with this Agreement. Supplier shall look only to the Approved Purchaser for performance of its respective obligations under such purchase orders between Supplier and the Approved Purchaser. Company may revoke the designation of any entity as an Approved Purchaser at any time.

With respect to those items purchased by Approved Purchasers, Company (or any Affiliate of Company) shall be entitled to all rights under this Agreement (including, without limitation, indemnity, epidemic failure and warranty protection), as if Andrew had purchased such Products directly from Supplier hereunder. All quantities of the items purchased by Approved Purchasers at the prices set forth in this Agreement shall accrue against any Company commitment to purchase Products that is or Company and Supplier may agree becomes a part of this Agreement.

53.4	Supplier shall look solely to the Ordering Entity or Approved Purchaser submitting an Order hereunder for payment for all Products, Commercially Purchased Items or Services procured pursuant to such Order and as to any disputed matter related thereto.

ARTICLE 54 – COMPLIANCE WITH LAWS

54.1	Each Party and its agents shall, and shall cause its contractors and subcontractors to, comply in performance of its obligations under this Agreement at their own expense with all applicable Laws.

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ARTICLE 55 – PACKING, LABELING AND SERIALIZATION

55.1	Supplier shall place Company’s specified bar code labels on all delivery and shipping packages and containers for Products and Commercially Purchased Items delivered or shipped under this Agreement.

55.2	Products and Commercially Purchased Items purchased, repaired, replaced, or refurbished under this Agreement shall be packaged in accordance with the applicable Product Plan or as otherwise mutually agreed.

55.3	For the purpose of tracking Warranty and repair availability on all Products provided by Supplier, Supplier shall establish and maintain a computerized tracking system acceptable to Company, acting reasonably. Within sixty (60) days of the date of this Agreement, the Parties shall agree on a Specification for such system. Such Specification may be modified from time to time by Company through the issuance of an Engineering Change Order in accordance with Article 59.3.

ARTICLE 56 - PROCESS CERTIFICATION

56.1	Company has the right, subject to the terms of Article 30, to review, inspect, and evaluate Supplier’s Material and supplies, Supplier’s facilities at which Supplier manufactures Products or Company under this Agreement, including Material management systems and supply line management processes and procedures and Supplier’s sources for Material and supplies to the extent related to Supplier’s performance of its obligations under this Agreement. Subject to the terms of Article 30, Company may request that Supplier extend the foregoing right to any customer of Company designated by it, or any designated customer of such a Company customer, provided that any such extension shall be at Supplier’s discretion, acting reasonably. Company has the right to specify the types of Material used in the manufacture and/or repair of the Product and/or suppliers of Material at any time during the Term of this Agreement. If such selection of Material impacts the previously agreed to Product prices, such subsequent Product prices shall be negotiated in good faith and mutually agreed to by the Parties. All changes to Material, supplies, sites of manufacture and repair, and vendors must be approved in writing by Company. In regard to Supplier’s manufacturing and repair process for the Products, Company reserves the right, subject to the terms of Article 30, to perform periodic quality audits, surveys, evaluations, and approvals, including, but not limited to, analysis of each manufacturing, assembly, and/or test position for acceptability of procedures, equipment calibration, test software including change control, and operator performance, as well as evaluation of quality control/quality assurance and data collection and analysis procedures, to the extent related to Supplier’s performance of its obligations under this Agreement.

56.2	Supplier shall conduct appropriate incoming inspection of Material used in the manufacture and repair of Products in accordance with Company specifications and shall maintain a supplier control, approval, and corrective action process. Such standard practices shall be subject to audit and approval by Company and Company may require Supplier to implement recommended changes in order to facilitate Supplier’s manufacture of conforming Product. Such practices may be modified from time to time to address specific conditions as requested by Company.

56.3	Subject to compliance with Article 30, Supplier agrees to provide Company reasonable access, so as not to interrupt Supplier’s production processes, to applicable test equipment at Supplier’s facilities at which Products are manufactured under this Agreement in order for Company to (a) do test program development or (b) do final prove-in or acceptance of any test programs.

ARTICLE 57 – PRODUCT CONFORMANCE

57.1

Supplier shall establish and maintain agreements with product safety certification bodies or agencies and/or their assigned representatives as required to support on-going product safety compliances for Products manufactured for Company under this Agreement. The product safety

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certification of Products is the responsibility of Company, unless otherwise specifically agreed by the Parties. Compliance documentation required to support on-going compliance inspections at Supplier’s manufacturing location(s) will be provided and maintained by Company. Costs associated with such inspection agreements and for the periodic on-going inspections are the responsibility of the Company. Supplier shall have in place a quality process or program that specifically focuses on maintaining the on-going product safety compliance of Company’s certified Products.

57.2	Variations or issues found during product compliance audits by external agencies, bodies or their assigned representatives are to be immediately forwarded to the organization noted as the applicant on the certification documentation or other Company personnel as specifically directed. Supplier shall include such variations or issues as found in these inspections in its quality system action register or tracking system.

57.3	Supplier agrees to conform to any additional Specifications that Company may require in order for Company to meet special and unique requirements set by Company’s customers. In such an event, any additional cost incurred by Supplier to conform to such additional Specifications shall be treated in accordance with Article 7.

ARTICLE 58 – PRODUCT DOCUMENTATION

58.1	Company may furnish, or instruct Supplier to acquire from Company’s designated documentation vendor at Company’s prices and expense Product documentation, and any changes thereto, as described in the Specifications. Costs for such Product documentation shall be reflected in the Product price provided the Product documentation is included in the Product BOM. Otherwise, the costs for such Product documentation shall be paid separately by Company to Supplier.

ARTICLE 59 - PRODUCT/SPECIFICATION/PROCESS CHANGES

59.1	Supplier shall not make any changes to the Products, Specifications or BOM (including engineering changes which affect the Product configurations) or create enhancements to the Products providing additional features, functions or performance capabilities (such changes and enhancements referred to collectively in this Article 59.1 as “Change(s)”), without Company’s prior written consent. Supplier shall promptly provide Company with written notice of any such proposed Changes by Supplier. Such notice shall include a summary of the likely impacts of the Change, including likely impacts on pricing, delivery and on the fit, form or function of the Product. Company shall attempt to notify Supplier, within ten (10) days of receipt of Supplier’s Change request, of Company’s documented approval or disapproval. If Company agrees to Supplier’s proposed Change, all Product affected by the Change and shipped after the effective date of the Change shall conform to the Change. Any such Change created by Supplier, in whole or in part, shall remain the exclusive property of Company, if not otherwise agreed by the Parties. For certainty, ownership of any intellectual property arising in connection with any Change will be determined in accordance with the applicable terms of this Agreement.

59.2	Supplier shall not make any process changes that affect the form, fit or function of the Product, or adversely affect the quality, reliability, or cost of the Product, or relocate the manufacture or repair of Product to another Supplier location without prior written consent of Company (“Process Changes”), which consent shall not be unreasonably withheld. If Company, in its sole discretion, does not agree to the Process Change and Supplier elects to proceed with the Process Change, Supplier shall be in material breach of this Agreement. In such an event, in addition to all other rights and remedies at law or equity or otherwise, Company shall have the right to terminate any or all Orders for Product affected by such Process Change. Company may purchase the terminated Product from a source other than Supplier by invoking all of its rights under this Agreement, including, but not limited to, Article 49. Any failure by Company to comply with its Purchase Commitment as a result of purchases of Products from a source other than Supplier pursuant to this Article 59.2 shall be subject to any applicable Attachment C.

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59.3	Company may at any time during the manufacture or repair of Product by Supplier require modifications of or deviations to the Specifications (each, an “Engineering Change Order”); provided, however, that Supplier shall have, after receipt of such Engineering Change Order and before being required to supply Product in conformance with such Engineering Change Order, a reasonable period of time to implement such Engineering Change Order. Upon receipt of an Engineering Change Order from Company, Supplier shall provide within two (2) days to Company the date by which the Engineering Change Order can be implemented and any Material liability for which Company is responsible for pursuant to Article 13 of this Agreement. Any price revision of Product as a result of such Engineering Change Order will be subject to good faith negotiations among the Parties. Notwithstanding any thing in this Agreement, including this Article 59, to the contrary, Supplier shall make no charges or seek any price revision for effecting any Engineering Change Order noticed to Supplier during the first quarter following the Effective Date. During such first quarter, the Parties shall evaluate the number of and costs related thereto experienced by Supplier. The Parties shall, acting reasonably, mutually agree on how to treat Engineering Change Order activity for the second quarter and going forward based on the amount of Engineering Change Orders and resulting costs.

59.4	Supplier shall not make any software or hardware related changes to Supplier’s information systems that would impede previously established software or hardware interface(s) with Company’s or Company’s customers’ information systems, without prior written approval of Company, which approval shall not be unreasonably withheld.

59.5	Subject to Article 30, Company shall have the right to perform an on-site assessment, upon Company’s or Supplier’s notification to the other party of such Process Changes or Change(s) identified in Articles 59.1 and 59.2. Supplier shall be solely responsible for any liability associated with any such Process Changes or Changes made by Supplier without the written consent of Company.

59.6	At no charge to Company, Supplier agrees to establish a traceability process to Product level for all of its facilities at which it manufactures Products for Company under this Agreement. This process shall include a procedure that defines the requirements for preserving the identity and origin of Products and provides the capability to isolate and recall suspect Products from use and trace the cause of failure to specific lots or units of Products. Further, such process shall include the identification of specific Printed Circuit Board Assemblies to the finished Products in which they have been incorporated. Company may request Supplier to provide additional information or to implement an integrated traceability system, subject to charges, which shall be mutually agreed before Supplier commences to provide such information. In this regard, Supplier agrees that upon request of Company Supplier will provide a quote for modification of its processes to include identification of filter housings, by lot code, to the final Products in which they have been incorporated.

ARTICLE 60 – REGISTRATION AND REGISTRATION STANDARDS

60.1	When Products furnished under this Agreement are subject to any in-country certification and filing procedures required for countries in which the Products are to be sold, Supplier shall adhere to Specifications and test instructions for such Products to ensure compliance governing labeling and requirements of Company’s customers. Company may periodically perform on-going compliance re-testing as defined by Company. Supplier will establish with Company a quality control program to assure that Products shipped by Supplier under this Agreement comply with the manufacturing Specifications and test instructions.

60.1	Nothing in this Article shall be deemed to diminish or otherwise limit Supplier’s obligations under Article 23 or any other Article of this Agreement.

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ARTICLE 61- RELEASES VOID

61.1	Neither party shall require (a) waivers or releases of any personal rights or (b) execution of documents which conflict with the terms of this Agreement from employees, representatives or customers of the other in connection with visits to its premises and both Parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding relating to this Agreement.

ARTICLE 62 – RULES OF CONSTRUCTION REGARDING TIME

62.1	In this Agreement:

(a)	time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(b)	whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

ARTICLE 63 - SURVIVAL OF OBLIGATIONS/SEVERABILITY

63.1	The obligations of the Parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

63.2	If any part, term, condition or provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions of this Agreement shall remain in effect. In the event such invalid or unenforceable provision is an essential and material element of this Agreement, the Parties shall promptly negotiate a replacement provision.

ARTICLE 64 – TAXES, DUTIES AND INSURANCE CONTRIBUTIONS

64.1	Except as otherwise provided in this Agreement, and unless otherwise agreed to by the Parties, all duties (excluding any duties or fees relating to the shipment of Products or Commercially Purchased Items), taxes, and all social insurance contributions arising out of or in connection with Supplier’s performance of this Agreement will be paid by Supplier. The Parties agree that the prices or rates stated herein include all such charges and that such prices or rates will not be changed hereafter as a result of Supplier’s failure to include therein any applicable duties, taxes or insurance contributions. Supplier shall indemnify and hold Company and its Affiliates harmless from its failure to make such payment or contributions.

64.2

Company shall be responsible for all sales, value added or other similar types of transfer taxes (referred to herein in this Article 64.2 collectively as “Transfer Taxes”) with respect to the prices paid for Products, Commercially Purchased Items or amounts paid for Services under this Agreement, and Company agrees to reimburse Supplier for any such Transfer Taxes paid by Supplier, provided that Supplier shall provide Company with evidence of payment thereof. Supplier will not charge an otherwise applicable Transfer Tax if the Product, Commercially Purchased Item or Services pricing is exempt from Transfer Tax and the Company furnishes to Supplier a valid exemption certificate. In particular regard to value added taxes or other similar taxes on turnover and related charges, Supplier will charge and Company will pay any particular VAT over and above the stated prices for Products, Commercially Purchased Items and Services. If Supplier is required by Law to charge VAT, Supplier will ensure its invoices are in the proper form to enable Company to claim input VAT deductions. If Supplier does not need to charge VAT, but Company is required by Law to account for such VAT (for example, where a “reverse charge” procedure applies), Company accepts all responsibility and liability for accounting for the VAT

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properly. Taxes payable by Company shall be billed as separate items on Supplier’s invoices and shall not be included in Supplier’s prices or otherwise compensated pursuant to any other provisions of this Agreement.

64.3	Subject to the provisions of Articles 7 and 66.2, Supplier shall be responsible for all other Taxes. Notwithstanding any other provision of this Agreement, Supplier shall be solely liable for Taxes based on Supplier’s net or gross income or Taxes resulting from Article 54.1. Supplier shall indemnify and hold the Company and its Affiliates harmless for Supplier’s failure to timely pay or withhold Taxes resulting from Supplier’s performance under this Agreement.

64.4	In order for Company to qualify for tax benefits on Products exported from the United States by Company, Supplier shall, upon request by Company, provide Company with documentation, within forty-five (45) days of such request, that identifies and substantiates the FMV of the Product content which is manufactured by Supplier or purchased by Supplier from manufacturers outside of the United States. If Company shall have requested the aforementioned documentation, Supplier shall provide Company with timely notice if Supplier has knowledge of any information that would cause the FMV of the Product content manufactured by Supplier or purchased by Supplier from manufacturers outside of the United States to either change by ten percent (10%) or exceed fifty percent (50%) of the selling price charged to Company for each Product being reported.

ARTICLE 65 – TEST SCOPE/CALIBRATION OF EQUIPMENT

65.1	Unless otherwise agreed to by the Parties, Supplier shall manage the execution of the test process as specified by Company for each Product purchased pursuant to this Agreement, which includes Supplier testing the Product, providing test capacity planning, and performing preventative maintenance on the required test equipment. Supplier shall consider upside volume percentages, preventative maintenance time, the addition of New Products and Successor Products, and holding appropriate spare parts when developing its test capacity plan. Supplier will provide standard equipment (i.e., network analyzers) to support Company’s manufacturing requirements at no separate charge to Company. To the extent that Company may request that Supplier obtain and maintain more equipment than necessary for such support, the Parties shall mutually agree upon the timing and responsibility for the costs of deploying such equipment before such equipment is purchased and deployed. The Company will consign unique test equipment to Supplier to support Company’s manufacturing requirements in accordance with Article 66. Prior to fabricating or procuring any test equipment that is unique to the manufacture of Products, Supplier agrees to review such plans with Company and obtain Company’s written approval to proceed. Supplier agrees that all test equipment used in the production of Products shall be subject to the terms set forth in Article 36 and Article 49.

65.2	Supplier shall perform each and every test in conformance to the process and for the quantities identified in the applicable Specification unless mutually agreed to by the Parties otherwise. All Products delivered to Company and/or its customers under this Agreement shall have passed all applicable tests in such Specification. Company shall have the right to require Supplier to upgrade its standard test equipment at no charge to Company in order to conform to requirements of the Specification.

65.3	Company shall review all fixtures and programs to assure their quality and reliability. Supplier shall notify Company prior to implementing any change that would impact the test Specification.

65.4	Supplier shall (i) make periodic inspection/calibration of all test and other equipment used in the manufacture, test and repair of Products, including Company Consigned Equipment, (ii) maintain adequate equipment inspection/calibration reports and Product test documents, and (iii) make such documents available to Company upon reasonable request.

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ARTICLE 66 – TITLE TO MATERIAL AND SPECIAL TOOLING AND EQUIPMENT CONSIGNED BY COMPANY

66.1	Supplier acknowledges and agrees that unless otherwise agreed, Company has and shall have at all times all right, title and interest in Material or Commercially Purchased Items furnished at no charge, directly or indirectly, to Supplier by Company under this Agreement (“Company Consigned Material”). Supplier shall, within five (5) Business Days of receipt of any Company Consigned Material, notify Company of any claims for quantity variation or quality problems in the Company Consigned Material furnished to Supplier. Supplier assumes responsibility for any loss or damage to such Company Consigned Material and shall be liable for the full actual value of the Company Consigned Material with the exception of loss due to normal waste, shrinkage, breakage or other spoilage, reduction in moisture content, etc. Supplier shall store the Company Consigned Material safely, indoors in protected areas approved by Company at Supplier’s facility. Wherever practicable, the Company Consigned Material shall be kept segregated in an area marked “PROPERTY OF ANDREW” (such other entity as Company may direct). If Supplier removes all or any part of the Company Consigned Material from one building to another, Supplier shall continue to be responsible for loss and damage and Supplier shall give Company at least thirty (30) Business Days advance notice of the removal except when the removal is required during Supplier’s manufacturing process or to protect the Company Consigned Material from damage or loss.

66.2	Supplier acknowledges and agrees that Company has and shall have at all times during the Term of this Agreement all right, title and interest in the special tooling, fixtures, molds, dies, jigs, production machinery, assembly machinery, testing equipment, and related items (collectively, Company Consigned Tool(s)”) owned and furnished at no cost by Company to Supplier, or tools that Company has fully paid Supplier to develop, or tools that are co-developed at Company’s expense for use under this Agreement, any Order or subsequent Agreements, if any. Any Company Consigned Tools supplied by Company to Supplier must be in good working order and comply with all applicable country-specific safety requirements, codes and standards at the time such equipment is delivered. Supplier shall at no charge to Company:

(a)	Be responsible for the safekeeping of the Company Consigned Tools, assume all risks of loss or damage to such tools and be liable for the replacement value of such tools except for reasonable wear and tear;

(b)	Maintain and use such tools in accordance with all applicable country-specific safety requirements, codes or standards, Supplier agrees to indemnify and hold harmless Company and Company’s customers from and against any and all Losses (including but not limited to claims resulting from injuries or death to persons or damage to property) in any way arising out of or resulting from the maintenance, ownership, possession, operation, use, condition, storage, or movement of such tools or any accident in connection therewith;

(c)	Permanently mark or if impracticable to do so, affix labeling stating that such tools are the property of Company or such Affiliate of Company as Company my direct.;

(d)	Store such Tools, when not in use, on racks or in sections of Supplier’s plant(s) located at Supplier’s factory of manufacture, marked “PROPERTY OF ANDREW” (or such other Affiliate of Company as Company may direct). If Supplier removes all or any part of such tools from one building to another, Supplier shall continue to be responsible for loss and damage and Supplier shall give Company at least ten (10) Business Days advance notice of the removal except when the removal is required during Supplier’s manufacturing process or to protect the tools from damage or loss. Supplier shall send to Company on a mutually agreed to basis, an updated tools inventory list, including equipment upgrades;

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(e)	Deliver the tools to Company upon demand, properly packaged and crated for transport, Ex Works (Incoterms 2000) Supplier’s plant at a mutually agreeable charge for removal, packing, or crating; and

(f)	Repair or replace parts of the tools as needed from time to time, due to normal wear and tear, without charge to Company. This includes, among other things, adjusting, replacing punches or die sections, replacing cables and connectors and other consumable items, sharpening, and keeping the tools in good working condition; provided, however, Company shall be responsible for the cost of such cables and/or connectors, [*]. All repair and replacement parts shall be deemed Company Consigned Tools and shall be subject to the terms of this Agreement. At any time when Supplier proposes replacing a entire tool because (a) tool life has been expended or the tool is worn beyond economical repair, or (b) design changes by Company necessitate modification or complete replacement, Supplier shall first obtain Company’s written approval to replace the tool at Company’s expense, and the resulting replacement tool shall be subject to the terms of this Agreement

66.3	Upon reasonable prior notice and subject to the terms of Article 30, Company may inspect, inventorize and authenticate the account of the Company Consigned Material and/or Company Consigned Tools during Supplier’s normal business hours. Supplier shall provide Company access to the premises, subject to Article 30 wherein all such items are located.

66.4	Supplier shall use the Company Consigned Material, the Company and the Company Consigned Tools only in the manufacture or repair of Products furnished to Company, or otherwise in performing under this Agreement.

66.5	Supplier shall not allow any security interest, lien, tax lien or other encumbrance (collectively, “Encumbrances”) to be placed on any Company Consigned Material or Company Consigned Tools. Supplier shall give Company immediate written notice should any third party attempt to place or place an Encumbrance on items. Supplier shall indemnify and hold Company and its Affiliates harmless from any such Encumbrance. Supplier shall, at Company’s request, promptly execute a “protective notice” UCC-1 form for Company Consigned Material and Company Consigned Tools located in the United States, or such other documents reasonably necessary in non-US jurisdictions to enable Company to protect its interest in such consigned items. The Parties agree that this Agreement shall constitute the security agreement required by the UCC of the appropriate state in which the Encumbrance is filed, or the equivalent type of agreement in non-US jurisdictions.

66.6	The obligations assumed by Supplier with respect to the Company Consigned Material and Company Consigned Tools are for the protection of Company’s property. If Supplier defaults in carrying out Supplier’s obligations with respect to the Company Consigned Material or the Company Consigned Tools under this Agreement or an Order, then, at no cost to Company and upon twenty-four (24) hours notice to Supplier, Company may withdraw all or any part of the Company Consigned Material and/or Company Consigned Tools. Supplier shall, at Company’s option, return to Company or hold for Company’s disposition, free of restrictions, any or all of the Company Consigned Material (including any Scrap produced as a by-product) and/or any or all of the Company Consigned Tools and related drawings in Supplier’s possession at (a) the completion of the Order, (b) expiration, cancellation or termination of this Agreement, or (c) the withdrawal of the Andrew Consigned Material, as provided above.

66.7	Supplier’s obligations under this clause shall survive the expiration, cancellation or termination of this Agreement or any Order.

ARTICLE 67– WAIVER

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67.1	Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

ARTICLE 68 - ENTIRE AGREEMENT/MODIFICATIONS/COUNTERPARTS

68.1 (a)	This Agreement, together with the Attachments, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous communications, and agreements whether verbal or written. There are no conditions, covenants, agreements, or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein or in the Attachments. Orders under this Agreement shall only include Order-specific terms, conditions, and Specifications, as applicable.

(b)	In the event of a contradiction between the terms of this Agreement and the terms and conditions of an Attachment, the terms of the Attachment shall prevail to the extent of such inconsistency.

68.2	This Agreement and any Orders under this Agreement shall not be amended, modified or rescinded, except by an instrument in writing signed by authorized representatives of both Parties.

68.3	This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ANDREW CORPORATION	ANDREW TELECOMMUNICATION PRODUCTS S.R.L.

By: /S/ JAMES F. PETELLE	By: /S/ LORENZO MIGLIOLI
Name: James F. Petelle	Name: Lorenzo Miglioli
Title: Vice President	Title: Chairman

ELCOTEQ NETWORK S.A.

By: /S/ BRUNO CATHOMEN
Name: Bruno Cathomen
Title: Vice President BA CNE

By: /S/ HARRI OJALA
Name: Harri Ojala
Title: President YA Europe

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Attachment A

DEFINITIONS

For the purposes of this Agreement and the related Attachments, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Affiliate” means, in relation to any person, any other person that directly or indirectly controls, that is directly or indirectly controlled by, or that is under the direct or indirect common control of, such a person; provided, however, that (i) where one person controls another person, any other person controlled by the first such person shall be deemed to be an Affiliate of the second person, and (ii) any corporation in respect of which any person owns beneficially, directly or indirectly, not less than 50% of such corporation’s voting securities, shall be deemed to be an Affiliate of such person. For purposes hereof, “control” means, in respect of any person, the power of authority to direct, or cause the direction of, directly or indirectly, the management, policies or actions of any other person, whether through the ownership of equity securities or voting securities or by contract or otherwise;

“Agreement” means this Manufacturing Supply Agreement together with all Attachments attached hereto, as amended and supplemented from time to time;

“Andrew Part Number” means Company’s part number designation, if any, for a Product, Commercially Purchased Item or Part;

“Annualized Volume” has the meaning set out in Article 7.3;

“Approved Purchaser” has the meaning set out in Article 53.4;

“Approved Vendor List” or “AVL” means Company’s approved vendor list;

“Attachments” means any attachment agreed to by the Parties and attached to and made part of this Agreement;

“Attachments C” means the Attachments C1…Cn;

“Attachments G” means the Attachments G1…Gn:

“Audit” has the meaning set out in Article 31.3;

“Bill of Material” or “BOM” means a bill of material;

“Blanket Purchase Order” means a blanket purchase order issued by Company (or an Ordering Company) and accepted by Supplier under this Agreement;

“Build to Stock” has the meaning set out in Attachment I;

“Business Days” means a day other than a Saturday, Sunday or a statutory holiday in the state of New York;

“CAP” or “Corrective Action Plan” means a plan of corrective action to be taken;

“CAR” or “Corrective Action Request” means a corrective action request made under this Agreement;

“Changes” has the meaning set out in Article 59.1;

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“Claim” means any claim, action, demand or proceeding;

“Code” means Object Code and Source Code, collectively;

“COGS” means cost of goods sold;

“Commercially Purchased Items” has the meaning set out in Article 4.2;

“Company” has the meaning set out in the recital to this Agreement;

“Company Background Information” means any Information, exclusive of Company IP, owned by Company and any Information not owned by Company that Company has the right to license to Supplier that is necessary to the performance of Supplier’s responsibilities under this Agreement;

“Company Chosen Subcontractors” has the meaning set out in Article 29.1;

“Company Consigned Material” has the meaning set out in Article 66.1;

“Company Consigned Tools” has the meaning set out in Article 66.2;

“Company IP” means any Developed IP originated or developed (i) solely by, or jointly between, Supplier and any of Supplier’s Associates or (ii) jointly between Company and Supplier or any of Supplier’s Associates, and which arise in connection with activities performed by Supplier under this Agreement which are (a) funded by Company through specific project funding, non-recurring engineering charges, increased Prices, deferral of reductions in Prices and/or any other form of compensation, or (b) are specifically related to the Products;

“Company Material” has the meaning set out in Article 13.1;

“Company Owned Inventory” means inventory that is owned by the Company, including raw materials, finished goods and work-in-process;

“Company Proprietary Information” means Information, including but not limited to, technology, processes, Specifications or other proprietary property, including trade secrets, know-how, mask work rights, patent applications and any other non-public information in any form or medium developed or acquired by Company, its Affiliates or its licensors other than Supplier, but for greater certainty, does not include Supplier Proprietary Information;

“Confidential Information” has the meaning set out in Article 34.1;

“Developed IP” means any and all Information, inventions, discoveries, improvements, technical information, computer or other apparatus programs, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, manufacturing processes or tooling, knowledge or data, written or otherwise expressed in a material form;

“Documentation” means all documents, whether in human and/or machine-readable form;

“EDI” means the electronic transfer, from computer to computer, of commercial and administrative data using a commonly acknowledged standard for the structuring messages.

“Effective Date” has the meaning set out in the recital to this Agreement;

“Electronic Commerce” has the meaning set out in Article 19.1;

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“Emergency Backup Manufacturing Plan” has the meaning set out in Article 16.1;

“Emergency Backup Manufacturing Proposal” has the meaning set out in Article 17.1;

“EMAS” has the meaning set out in Article 39.1;

“EMS” has the meaning set out in Article 39.1;

“Encumbrance” has the meaning set out in Article 66.5;

“Engineering Change Order” has the meaning set out in Article 59.3;

“Epidemic Condition” has the meaning set out in Article 22.14;

“ESD” means electrostatic discharge;

“EST” has the meaning set out in Article 22.8;

“Excess Buffer Stock” has the meaning set out in Article 13.4;

“Excess Inventory” has the meaning set out in Article 13;

“Export Laws” has the meaning set out in Article 411;

“FIFO” has the meaning set out in Article 14.1;

“fiscal year” means Company’s fiscal year;

“Flexible Delivery Arrangements” has the meaning set out in Article 10.1;

“FMV” means fair market value;

“Forecast” has the meaning set out in Article 16.2 and shall include any other forecast delivered by Company (or an Ordering Company) to Supplier in respect of Products or Commercially Purchased Items;

“Information” means all documented and undocumented information (excluding patents and patent applications), whether in human and/or machine readable form, including without limitation, Code, Documentation, technical information, technical memoranda, technical reports, data and drawings of whatever kind in whatever medium, specifications, tangible and intangible know-how, processes, formulae, methodologies, production, operating and quality control manuals, blueprints, instructions, directories, schematics, sketches, photographs, graphs, dies, molds, tools, tooling, samples, price lists, part lists and descriptions, and any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing;

“Infringement Claims” has the meaning set out in Article 45.1;

“Initial Term” has the meaning set out in Article 2.1;

“Insignia” has the meaning set out in Article 50.2;

“Laws” means all applicable local, federal, regional and international laws, ordinances, regulations and codes, standards, directives and international conventions and agreements to the extent that any of the foregoing have the force of law by being directly enforceable by a governmental authority, by a court or other proper tribunal;.

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“Manufacturer Per Unit Pricing Formula” means the pricing formula set out in Attachment D;

“Manufacturer Per Unit Pricing Formula Rates” means the manufacturer per unit pricing formula rates set out in each Attachment G;

“Material” means, collectively, all raw components, parts, and materials (including labels, product inserts, packaging and other labeling for the Products) required to manufacture the Products in accordance with the Specifications and, as used herein, Material includes any of Supplier-Controlled Material, Supplier-Controlled Custom Material and Company Material;

“Material Mark-Up Rates” means the material mark-up rates set out in Article 7.3;

“New Product” means a product introduced by Company during the Term of this Agreement that is not a Filter Product, or, for certainty, a Successor Product to a Filter Product or a New Product;

“NTF” means no trouble found;

“Object Code” means code in machine-readable form generated by compilation, assembly or other translation of Source Code and contained in a medium which permits it to be loaded into and operated on by a processor;

“Obsolete Inventory” has the meaning set out in Article 13.4(d);

“ODS” has the meaning set out in Article 54.1;

“ODS Content” has the meaning set out in Article 54.2;

“ODS Service” has the meaning set out in Article 54.4;

“Order” means a discrete order issued by Company (or an Ordering Company, as applicable) and accepted by Supplier under this Agreement, or a Blanket Purchase Order;

“Orderable Item” means a Product or a Commercially Purchased Item;

“Order Change” has the meaning set out in Article 10.4;

“Ordering Company” has the meaning set out in Article 53.1;

“Original Delivery Date” has the meaning set out in Article 10.4;

“Oversight Committee” has the meaning set out in Article 31;

“Parts” has the meaning set out in Article 24.4;

“Performance Metrics” has the meaning set out in Article 12.1;

“PES” or “Premium Expedited Services” means the cost that is over and above the normal costs associated with expediting the delivery of Material that Supplier would incur due to highly unusual, unique or extraordinary circumstances brought on solely by Company’s request to procure the delivery of Material to support Product delivery requirements outside any agreed to Flexible Delivery Terms;

“Potential Opportunity” has the meaning set out in Article 7.16;

“Price” has the meaning set out in Article 7.1;

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“Process Changes” has the meaning set out in Article 59.2;

“Product” or “Products” has the meaning set out in Article 4.1;

“Product Plan” has the meaning set out in Article 22.4;

“Profit” means earnings before interest, amortization and taxes;

“Profit Rates” means the profit rates set out in Article 7.3;

“Purchase Commitment” means the Purchase Commitment set out in Attachments C;

“PPV” or “Purchase Price Variance” means the price for Material that is over and above the normal price charged by the Material vendor to Supplier due to highly unusual, unique or extraordinary circumstances brought on solely by Company’s request to procure the delivery of Material to support Product delivery requirements outside any agreed to Flexible Delivery Terms;

“quarter” means a three month period commencing on the first day of October, January, April and July;

“Quarterly Performance Review Process” has the meaning set out in Article 26.1;

“Quarterly Repricing” has the meaning set out in Article 7.1(c);

“Release” means any written or electronic communication from Company (or an Ordering Company, as applicable) to Supplier, requesting the shipment by Supplier of any Orderable Item ordered pursuant to a Blanket Purchase Order;

“Renewal Term” has the meaning set out in Article 2.1;

“RMA” means a return materials authorization;

“Scrap” has the meaning set out in Article 25.1;

“Services” or “Service” has the meaning set out in Article 5.1;

“SG&A” means salary, general and administrative;

“SG&A Rates” means the SG&A Rates set out in Article 7.3;

“Source Code” means code in any programming language contained in any format, including human and machine-readable formats, such code including all comments and procedural code plus all related development documents such as, but not limited to, flow charts, schematics, statements of principles of operations or any other specifications;

“Source Inspection” has the meaning set out in Article 22.5;

“Specifications” means the technical and processing specifications for the development or manufacture or repair of the relevant Product provided by the Company to Supplier, including all drawings, models, specifications, documentation, data, product information, engineering standards, technical and test instructions and test programs, procedures or requirements, functional information and related data, data files, quality standards, AVL, BOMs, software, design information, technical manuals, packaging requirements, testing requirements and know-how, as amended and in effect from time to time;

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“Successor Product” means a product which is introduced by Company during the Term of this Agreement that provides the same fundamental functionality or purpose as a Product existing as of the Effective Date;

“Supplier” has the meaning set out in the recital to this Agreement;

“Supplier Associates” has the meaning set out in Article 36.1;

“Supplier Background Information” means any Information, existing prior to the Effective Date, owned by Supplier or that Supplier has the right to license to Company;

“Supplier-Controlled Custom Material” has the meaning set out in Article 13.1;

“Supplier-Controlled Material” has the meaning set out in Article 13.1;

“Supplier-Controlled Commercially Purchased Items” has the meaning set out in Article 13.1;

“Supplier IP” has the meaning set out in Article 36.3;

“Supplier Product IP” has the meaning set out in Article 36.3;

“Supplier Proprietary Information” means Information, including but not limited to, technology, processes or other proprietary property, including trade secrets, know-how, mask work rights, patent applications, pricing information, cost information, performance metrics relating to the manufacture of Products or relating to the operation of Supplier’s facilities and any other non-public information in any form or medium developed or acquired by Supplier, its Affiliates or its licensors other than Company, but for greater certainty, does not include the following: (i) Company Proprietary Information; and (ii) the Specifications;

“Term” has the meaning set out in Article 2.1;

“Termination Assistance” has the meaning set out in Article 2.2;

“Transition Assistance” has the meaning set out in Article 2.3;

“Transition Team” has the meaning set out in Article 21.1;

“VAT” means value added tax;

“Warranty” means the warranty provided by Supplier to Company for pursuant to Article 23.1(a);

“Warranty Period” has the meaning set out in Article 23.1;

“XML” means the application profile known as “Extensible Markup Language”.

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ATTACHMENT B

Product part number	Description
E15T01P37	ANCG GSM Combiner
E15U01P44	ANCD DCS Combiner
E15V30P05	3G UMTS ANRU
E15V30P15	E-GSM 900 Antenna Network ANYG
E15V40P15	S-8000 850 Mhz
E15V40P18	S-8000 GSM 850 H2D & Diplexer
E15V40P44	DDM-2 2100 UMTS
E15V40P50	DDM-3 2100 UMTS ROHS
E15V40P30	H4D 850 SubBand without VSWR
E15R01P74	TMA EGSM
E15S02P34	DTMA DCS 1800 INLINE
E15S08P07	DTMAF UMTS INLINE W/Bypass
E15S08P14	DTMA RETF
E15V20P23	FDUAMCO GSM 850
E15V20P25	FDUAMCO PCS 1900
E15V20P28	DIAMCO E-GSM 900
E15V20P31	FDUAMCO PCSM
E15V20P34	PGSM 900 Mhz BCOM
E15V90P06	Filter Module FM 1900-3H
E15V90P07	Filter Module FM 1900-3V
E15V90P16	Filter Module DB NO BC 3H

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ATTACHMENT C1

PURCHASE COMMITMENT FOR EUROPE

This Attachment C1 sets out Company’s obligations to purchase Products from Supplier under this Agreement that are subject to Prices calculated in accordance with Attachment G1.

Provided that in all cases Supplier is not in material breach of its obligations under this Agreement:

1.	During the period commencing on the Effective Date and ending upon the termination of the Initial Term (the “Purchase Commitment Term”), and subject to the exceptions set out in Paragraph 2 below, Company agrees that Supplier’s revenue from sales of Products under this Agreement shall, annually, equal or exceed [*] (the “Purchase Commitment”). For the avoidance of doubt, (i) the Purchase Commitment Term shall not be extended by any renewal of this Agreement, including any automatic renewal of this Agreement occurring pursuant to Article 1.1, and (ii) revenues from all purchases of Products under this Agreement, including purchases by Company, Ordering Companies and Approved Purchasers, shall count against the Purchase Commitment.

2.	Supplier acknowledges that, notwithstanding the Purchase Commitment, Products may be purchased from a source other than Supplier in the circumstances set out below (any such purchase being herein referred to as an “Alternate Purchase”):

(a)	Any of the circumstances specified in Articles 12.2 and 59.2;

(b)	The cancellation of any Order in respect of such Product by Company pursuant to Article 11.5 or Article 22.13 provided that the circumstances giving rise to Company’s right to cancel such Order result, or are reasonably likely to result, in a failure by Company to comply with its contractual obligations to any Company customer, and such customer has not waived compliance with the relevant obligations;

(c)	Supplier elects, in writing, not to manufacture for or deliver to Company such Product pursuant to this Agreement;

(d)	Supplier is unable to manufacture for or deliver to Company such Product as a result of any of the conditions listed in Article 42 and such inability continues or may reasonably be expected to continue for at least thirty (30) days; or

(e)	Any of the circumstances specified in any other provision of this Agreement, including any Attachment hereto, or other applicable agreement of the Parties.

Any and all amounts paid for such Alternate Purchases by Company, Ordering Companies and Approved Purchasers shall count against the Purchase Commitment.

3.	Supplier’s sole remedy in the event that Company fails in any year to meet the Purchase Commitment is to [*].

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ATTACHMENT C2

PURCHASE COMMITMENT FOR North America

This Attachment C2 sets out Company’s obligations to purchase Products from Supplier under this Agreement that are subject to Prices calculated in accordance with Attachment G2.

Provided that in all cases Supplier is not in material breach of its obligations under this Agreement:

1.	During the period commencing on the Effective Date and ending upon the termination of the Initial Term (the “Purchase Commitment Term”), and subject to the exceptions set out in Paragraph 2 below, Company agrees that (i) during the first year of the Purchase Commitment Term, Supplier shall be given the right to manufacture all of Company’s needs for Niagra Systems Products and for Filter Products currently manufactured at Company’s Amesbury, Massachusetts, and Nogales, Mexico facilities, and (ii) during the second and third years of the Purchase Commitment, Supplier’s revenue from sales of Products under this Agreement subject to Attachment G2 shall, annually, equal or exceed [*] (the “Purchase Commitment”). The commitment for the first year of the Purchase Commitment is subject to the completion of the transfer of manufacturing of the affected Products to Supplier, which such transfer the Parties will use all commercially reasonable efforts to complete on or before December 30, 2006. For the avoidance of doubt, (i) the Purchase Commitment Term shall not be extended by any renewal of this Agreement, including any automatic renewal of this Agreement occurring pursuant to Article 1.1, and (ii) revenues from all purchases of Products under this Agreement, including purchases by Company, Ordering Companies and Approved Purchasers, shall count against the Purchase Commitment.

2.	Supplier acknowledges that, notwithstanding the Purchase Commitment, Products may be purchased from a source other than Supplier in the circumstances set out below (any such purchase being herein referred to as an “Alternate Purchase”):

(a)	Until the manufacturing referred to in this Attachment C2 has been completed pursuant;

(b)	Any minor level of manufacturing of Products that presently occurs or may subsequently occur at any Company location. For the avoidance of doubt, the level of manufacturing currently occurring at Company’s facility in Warren, New Jersey, United States, or occurring in connection with new Product introductions shall be considered “minor”;

(c)	Any of the circumstances specified in Articles 12.2 and 59.2;

(d)	The cancellation of any Order in respect of such Product by Company pursuant to Article 11.5 or Article 22.13 provided that the circumstances giving rise to Company’s right to cancel such Order result, or are reasonably likely to result, in a failure by Company to comply with its contractual obligations to any Company customer, and such customer has not waived compliance with the relevant obligations;

(e)	Supplier elects, in writing, not to manufacture for or deliver to Company such Product pursuant to this Agreement;

(f)	Supplier is unable to manufacture for or deliver to Company such Product as a result of any of the conditions listed in Article 42 and such inability continues or may reasonably be expected to continue for at least thirty (30) days; or

(g)	Any of the circumstances specified in any other provision of this Agreement, including any Attachment hereto, or other applicable agreement of the Parties.

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Any and all amounts paid for such Alternate Purchases by Company, Ordering Companies and Approved Purchasers shall count against the Purchase Commitment.

3.	Supplier’s sole remedy in the event that Company fails in any year to meet the Purchase Commitment is to [*]..

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ATTACHMENT D

MANUFACTURER PER UNIT PRICING FORMULA

Overview: Per unit pricing shall be determined and reported using the formula and structure shown below. The meaning of the terms and the costs included in each category are as defined in this Attachment.

The structure:

The formula:

Price = [*]

Where COGS = Cost Of Goods Sold and is calculated as follows:

COGS = (Raw Material x (1 + Material Markup Rate)) + Domestic Consumption Charge + Taxes on Purchases of Raw Material + S (Activity Unit Hours x Activity Hourly Rate) + Other

RFQ PRICING MODEL

Supplier Name:		_______________

Building Location		(Please complete this document for each location product could be built)

Product Part No.

Annual Volume (based on current going-rate)		0

Raw Material:		$—

Material Markup		$—	0.00	% of Raw Materials

Domestic Consumption Charge (if applicable)		$—	0.00	% of Raw Materials

Duties/Tariffs/Taxes on Raw Materials (if applicable)		$—	0.00	% of Raw Materials

Value Added Direct Labor & Overhead:			Unit Hours	Hourly rate
Manual Assembly Operations		$—
Automated Assembly Operations		$—
Test		$—
	$
	$
Other	$
Total Test and Assembly Cost		$—

		$—

Total Cost Of Goods Sold (COGS)		$—

SG&A		$—	0.00	% of COGS

Profit		$—	0.00	% of Initial Price

Initial Price

Duties/Tariffs/Taxes on Sale of Finished Goods			0.00	% of Initial Price

Total Product Price (per unit)

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ATTACHMENT E

PERFORMANCE METRICS

The Parties agree to set metrics targets based on historical performance and, as appropriate, adjust targets quarterly. Company shall provide Supplier with guidance and understanding of each category and term used in the Performance Index and Rating Templates set out below.

ANDREW CONTRACT MANUFACTURER KEY PERFORMANCE INDEX

CONTRACT MANUFACTURER :	CONTACT :

	ANDREW OPERATIONS CONTACT :

MONTH :	YEAR :	2006

RATING/SCORE		A	B	C	D	E	F	WEIGHT	SCORE
		100	95	85	75	60	0%

1	QUALITY - YIELD, RETURNS & SCAR							20%
2	DELIVERY - OTD AND OTI							20%
3	COST REDUCTION							20%
4	INVENTORY TURNS							10%
5	FMA AND REPAIR INTERVAL							10%
6	NPI, EC AND DFX TECHNICAL SUPPORT							10%
7	COMMUNICATION AND RESPONSE							10%
							TOTAL SCORE

REMARKS : IF TOTAL SCORE IS LESS THAN 75, CORRECTIVE ACTION IS REQUIRED FROM CM.

Where:

“SCAR” means “Supplier Corrective Action Report”

“OCT” means “On Time Delivery”

“OTI” means “On Time Invoice”

“FMA” means “Failure Mode Analysis”

“NPI” means “New Product Introduction”

“EC” means “Engineering Change”

“DFX” means” Design for X”

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ANDREW CONTRACT MANUFACTURER KEY PERFORMANCE INDEX

RATING STANDARD AND RESULTS

1	QUALITY - YIELD, RETURNS AND SCAR		RATING
	A :	QUALITY SCORE = 100	☐
	B :	100 >QUALITY SCORE >= 95	☐
	C :	95 >QUALITY SCORE >= 85	☐
	D :	85 > QUALITY SCORE >= 75	☐
	E :	75 > QUALITY SCORE>= 60	☐
	F :	Quality score < 60	☐

2	DELIVERY - OTD AND OTI		RATING
	A :	OTD RATE = 100%	☐
	B :	100% > OTD RATE >= 95% AND OTI RATE >= 95%	☐
	C :	100% > OTD RATE >= 95% AND 95% > OTI RATE >= 90%	☐
	D :	95% > OTD RATE >= 90% AND OTI RATE >= 95%	☐
	E :	95% > OTD RATE >= 90% AND 95% > OTI RATE >= 90% OR OTRQ vs CDQ RATE >= 95%	☐
	F :	OTD RATE < 90% OR OTI RATE < 90%	☐

3	COST REDUCTION		RATING
	A :	QUARTERLY COST REDUCTION >= 5%	☐
	B :	5%> QUARTERLY COST REDUCTION >= 4%	☐
	C :	4%> QUARTERLY COST REDUCTION >= 3%	☐
	D :	3%> QUARTERLY COST REDUCTION >= 2%	☐
	E :	2%> QUARTERLY REDUCTION >= 1%	☐
	F :	QUARTERLY COST REDUCTION < 1%	☐

4	INVENTORY TURNS		RATING
	A :	INVENTORY TURNS >= 10	☐
	B :	10 > INVENTORY TURNS >= 7	☐
	C :	6 > INVENTORY TURNS >= 5	☐
	D :	4 > INVENTORY TURNS >= 3	☐
	E :	3 > INVENTORY TURNS >= 2	☐
	F :	INVENTORY TURNS < 2	☐

5	FMA AND REPAIR INTERVAL		RATING
	A :	REPAIR&FMA RATE = 100%	☐
	B :	100% > REPAIR&FMA RATE >= 95%	☐
	C :	95% > REPAIR&FMA RATE >= 85%	☐
	D :	85% > REPAIR&FMA RATE >= 75%	☐
	E :	75% > REPAIR&FMA RATE >= 60%	☐
	F :	REPAIR&FMA RATE < 60%	☐

6	NPI, EC AND DFX TECHNICAL SUPPORT		RATING
	A :	TS INDEX = 0	☐
	B :	4 >= TS INDEX >= 1	☐
	C :	7 >= TS INDEX >= 5	☐
	D :	10 >= TS INDEX >= 8	☐
	E :	13 >= TS INDEX >= 11	☐
	F :	TS INDEX >= 14	☐

7	COMMUNICATION AND RESPONSE		RATING
	A :	CRE INDEX = 0	☐
	B :	3 >= CRE INDEX >= 1	☐
	C :	8 >= CRE INDEX >= 4	☐
	D :	14 >= CRE INDEX >= 9	☐
	E :	20 >= CRE INDEX >= 15	☐
	F :	CRE INDEX > 20	☐

RATING TEMPLATES by CATEGORY:

1. QUALITY (YIELD, RETURN RATE, SCAR)

CUSTOMER	PRODUCT	DELIVERY Q'ty	COMPOSITE YIELD	COMPOSITE YIELD TARGET	RETURN Q'ty	RETURN RATE (%)	RETURN RATE TARGET	COMMENT

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SCAR	Q'ty	RATE	SCORE OBTAINED
Critical
Major
Minor
SCAR score

2. ON TIME DELIVERY

Andrew PO#	Customer	Part Number	PO Qty	PO issue Date	Require Delivery Date	Actual PO Close Date	Committed Delivery Qty	On Time Ready Qty	OTD Index	OTI Index	OTRQ vs CDQ Index	Shipments' detail (Andrew)

3. COST REDUCTION

Product	Description	Last Quarter Price	Current Quarter Price	Current vs Last Price difference	Qty Shipped	Remaining Forecast Qty	Cost Reduction	TTL Cost

4. INVENTORY TURNS

Product	Description	Current Material Cost	Current Month Delivery	M-1 Delivery	M-2 Delivery	FG INV Last Day Current Month	FG INV Last Day M-2	Current Month Delivered Material($)	M-1 Delivered Material($)	M-2 Delivered Material($)	FG INV Last Day Current Month($)	FG INV Last Day M-2($)	TTL 3 Month Delivered Material($)

5. FMA and REPAIR INTERVAL

Customer	Product Name	Return Qty	FMA Closed within target	Repair Closed within target	FMA Index	Repair Index	Repair & FMA Index	Comments

6. TECHNICAL SUPPORT – Qualitative Criteria

7. COMMUNICATIONS RESPONSE – Qualitative Criteria

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ATTACHMENT F

COST SAVINGS SUBMITTAL FORM

Supplier Name:		Case Number:

Supplier Address:		Submitted To:		Date Submitted:

Supplier Contact Name:		Coordinator:		Assigned to:

Improvement Program: (Program Type - Check all that apply)

☐ Cost Reduction	☐ Process Improvement	☐ Inventory Reduction	☐ Revenue Generation

☐ Material Cost	☐ Business

☐ Labor Cost	☐ Manufacturing

☐ Yield Improvement	☐ Logistics

☐ Reliability Improvement

Program Effect (Annualized Value)			Project Expenses:

Cost Savings ($US Annual)			Total

Cost Savings (3 yr. Average)			Labor	Materials

			Capital	Other

Description:

Proposal:

Saving Calculation or Financial Considerations: (Net $)

Accomplishment:

Measurement Period:	Total

Savings ($M):	Total

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ATTACHMENT G1

MANUFACTURER PER UNIT PRICING FORMULA RATES

AND SERVICE FEES FOR EUROPE

This Attachment G1 sets out pricing formula rates for Products sold by Supplier under this Agreement for delivery from a location within the European region, including, expressly, Romania, and/or for Services performed in such region.

Manufacturer Per Unit Pricing Formula Rates (1)

Facility	Europe
Material Mark-Up (% of BOM)	[*]
Manual Rate (€/hr) (2)(3)(4)(5)(6)	[*]
Auto Rate (€/hr) (2)(3)(4)(5)(6)(7)	[*]
Test Rate (€/hr) (2)(3)(4)(5)(6)(7)	[*]
SGA (% of COGS)	[*]
Profit (% of Price)	[*]

WHERE:

(a)	The Material Mark-Up Rate is expressed as a percentage of the BOM, excluding SG&A and Profit;

(b)	Manual Rate, Auto Rate and Test Rate each refer to the loaded labor at cost, excluding SG&A and Profit;

(c)	SG&A Rate is expressed as a percentage of COGS, excluding Profit; and

(d)	Profit is expressed as a percentage of sales, pre income tax.

NOTES:

(1)	The rates set forth herein are only applicable to Products whose BOM value does not exceed [*]. The Parties shall mutually agree on rates for any Products as to which the BOM value equals or exceed such amount.

(2)	The hourly rates initially set forth above are fixed for the first three (3) years of this Agreement, subject to the Notes below.

(3)	These hourly rates are subject to reduction in the second year of this Agreement, as set forth below:

2nd Year MPLH*	Manual Rate	Auto Rate	Test Rate
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

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*	Where “MPLH” refers to Supplier’s actual manual production labor hours expended in production of Products subject to this Attachment G1.

In the event that the MPLH expended by Supplier during the 2nd year is less than [*], the formula for calculating rates for the 1st year shall be used to determine the actual rates to be applied in the 2nd year.

(4)	These hourly rates are subject to reduction in the third year of this Agreement, as set forth below:

3rd Year MPLH*	Manual Rate	Auto Rate	Test Rate
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

*	Where “MPHL” refers to Supplier’s actual manual production labor hours expended in production of Products subject to this Attachment G1.

In the event, that the MPLH expended by Supplier during the 3rd year is less than [*], the formula for calculating rates for the 2nd year shall be used to determine the actual rates to be applied in the 3rd year.

(5)	These hourly rates are subject to increase for any year of this Agreement in which Supplier’s revenues from sales of Products subject to this Attachment G1 are less than [*]. The applicable rates in such event shall be mutually agreed by the Parties.

6)	Not later than ten (10) days following the start of the year, the hourly rates for each of years two and three shall be established based on Company’s Forecast for the whole of the year (converted to a forecast of MPLH for such year) and such rates shall apply during the whole of such year.

Within thirty (30) days after the close of each of the second and third years (each a “calculation year”), the Parties will calculate the actual amount of MPLH expended by Supplier in the calculation year. Based on such calculation, the Parties shall calculate hourly rates that should have applied throughout the calculation year. The Parties will then re-calculate the Prices that should have applied throughout the calculation year and determine the total amount that Company should have paid to Supplier in such year. If Company should have paid more or less than Company did pay, Supplier shall pay to Company promptly any excess calculated, or Company shall pay to Supplier any deficiency calculated, as the case may be, within the period determined in accordance with Article 8 of this Agreement for the payment of invoice.

(7)	Such labor rates are subject to adjustment in the event that a Company Chosen Subcontractor raises its labor rates to Supplier prior to the time that Supplier has qualified such Company Chosen Subcontractor in accordance with its standard qualification procedures, or nine (9) months following the Effective Date, whichever first occurs. The Parties shall mutually agree as to the impact of any such increase in labor rates.

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Service Fees

The initial rates for Services set out in the box below, if any, have been mutually agreed between the Parties. Prior to any other Services being performed, the Parties shall agree upon the rates that will apply for such Services. Rates shall be established using the same principles that underlie the Manufacturer Per Unit Pricing Formula Rates for hourly work set out in the schedule of rates above.

DESCRIPTION OF SERVICES TO BE PROVIDED	RATES	DELIVERABLE

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ATTACHMENT G2

MANUFACTURER PER UNIT PRICING FORMULA RATES

AND SERVICE FEES FOR NORTH AMERICA

This Attachment G2 sets out pricing formula rates for Products sold by Supplier under this Agreement for delivery from a location within the North America region, including, expressly, Mexico, and/or for Services performed in such region. For the avoidance of doubt, this Attachment G2 does not apply to any Product the Price for which is subject to Attachment G1 or any other Attachment G.

Manufacturer Per Unit Pricing Formula Rates (1)

Facility	North America
Material Mark-Up (% of BOM) (1)	[*]
Manual Rate ($/hr) (2)(3)(4)(5)(6)	[*]
Auto Rate ($/hr) (2)(3)(4)(5)(6)(7)	[*]
Test Rate ($/hr) (2)(3)(4)(5)(6)(7)	[*]
SGA (% of COGS)(1)	[*]
Profit (% of Price)(1)	[*]

WHERE:

(a)	The Material Mark-Up Rate is expressed as a percentage of the BOM, excluding SG&A and Profit;

(b)	Manual Rate, Auto Rate and Test Rate each refer to the loaded labor at cost, excluding SG&A and Profit;

(c)	SG&A Rate is expressed as a percentage of COGS, excluding Profit; and

(d)	Profit is expressed as a percentage of sales, pre income tax.

NOTES:

(1)	The Material Mark-up, SGA and Profit rates set forth herein are only applicable to Products whose BOM value does not exceed [*]. For Products with BOM values that exceed [*], the Parties have agreed to reduce certain pricing factors

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according to the table below:

BOM Value	Material Mark-up (% of BOM)	Mark-Up Cap	SG&A (% of COGS)	Profit (% of Price)
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

The Parties agree that the Material Mark-Up percentage set forth in the table above for Products whose BOM value exceeds [*] is intended to cover the cost of supply chain management and related warehousing, and the actual costs incurred for inbound freight and attrition. Company and Supplier will review actual freight and attrition costs for each Product whose BOM value exceeds [*] at the end of each quarter to set overall pricing per Article 6, including the price for freight and attrition, for the subsequent quarter. In the event that the actual cost of freight and attrition determined at the end of the quarter exceeds that which was established at the beginning of the quarter, Company agrees to reimburse Supplier for the difference, subject to the cap discussed below. For avoidance of doubt, the cost of supply chain management and related warehousing for Products whose BOM values exceedi [*] shall be set at [*], and added to the actual cost of freight and attrition to calculate whether the percentage Material Mark-Up set for each quarter covers the cost of freight and attrition. For the beginning of the first quarter of the Term, freight and attrition costs shall be deemed to have been established for each Product at the amount derived by multiplying the Product’s BOM value by the applicable Material Mark-up percentage and subtracting [*]. For example, the amount established for the first quarter for freight and attrition for a Product whose BOM value is [*] is [*]. Notwithstanding the foregoing, in no event shall Company’s liability in any quarter for Supplier’s supply chain management, related warehousing, freight and attrition costs applicable to any Product, including any reimbursements provided for herein, exceed the applicable Mark-Up Cap set forth in the table above.

(2)	The hourly rates initially set forth above are fixed for the first year of the Agreement, subject to the Notes below.

(3)	These hourly rates are subject to reduction in the second year of this Agreement, as set forth below:

2nd Year Revenue*	Manual Rate	Auto Rate	Test Rate
[*]	[*]	[*]	[*]

*	Where “Revenue” refers to Suppliers revenue for the sales of Products subject to this Attachment G2.

In the event the revenue received by Supplier during the 2nd year is less than [*], the formula for calculating rates for the 1st year shall be used to determine the actual rates to be applied in the 2nd year.

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(4)	These hourly rates are subject to reduction in the third year of this Agreement, as set forth below:

3rd Year Revenue*	Manual Rate	Auto Rate	Test Rate
[*]	[*]	[*]	[*]

*	Where “Revenue” refers to Suppliers revenue for the sales of Products subject to this Attachment G2.

In the event the revenue received by Supplier during the 3rd year is less than [*], the formula for calculating rates for the 2ndt year shall be used to determine the actual rates to be applied in the 2nd year.

(5)	These hourly rates are subject to increase in the second and third years of this Agreement if Supplier’s revenues from sales of Products under this Agreement are less than [*]. The applicable rates in such event shall be mutually agreed by the Parties.

(6)	Not later than ten (10) days following the start of the year, the hourly rates for each of years two and three shall be established based on Company’s Forecast for the whole of the year (converted to a forecast of revenue to Supplier) and such rates shall apply during the whole of such year.

Within thirty (30) days after the close of each of the second and third years (the “calculation year”), the Parties will calculate the actual amount of revenue to which Supplier is entitled on account of actual product purchased by Company in the calculation year. Based on such calculation, the Parties shall calculate hourly rates that should have applied throughout the calculation year. The Parties will then re-calculate the Prices that should have applied throughout the calculation year and determine the total amount that Company should have paid to Supplier in such year. If Company should have paid more or less than Company did pay, Supplier shall pay to Company promptly any excess calculated, or Company shall pay to Supplier any deficiency calculated, as the case may be, within the period determined in accordance with Article 8 of this Agreement for the payment of invoice.

Service Fees

The initial rates for Services set out in the box below, if any, have been mutually agreed between the Parties. Prior to any other Services being performed, the Parties shall agree upon the rates that will apply for such Services. Rates shall be established using the same principles that underlie the Manufacturer

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Per Unit Pricing Formula Rates for hourly work set out in the schedule of rates above.

DESCRIPTION OF SERVICES TO BE PROVIDED	RATES	DELIVERABLE

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ATTACHMENT H

EXAMPLE PRODUCT PLAN

THE APPLICABLE PRODUCT PLAN WILL BE DISCUSSED AND MODIFIED

BY THE PARTIES AS NEEDED

PRODUCT PLAN Product Description:

Company Contact:

Supplier Contact:

Note: the information below is provided as an example. The specific requirements and reporting frequencies should be specified for each particular Product Plan.

Article Section in Supply Agreement	Specific Requirements	Reporting Frequency
22.2 ISO and Telecommunication Requirements	A copy of the Registrar Audit Report, including findings, and subsequent corrective action responses.	Quarterly update and as any certification change occurs.

22.3 Quality Audits	Responses to Corrective Action Requests.	Within 20 days from completion of each audit.

22.5 Source Inspection

Conditions for Transfer of Source Inspection Costs to Supplier and back to Company: If the Product inspection performance results do not meet the Company’s inspection requirements after five (5) lots per Product number or Product family including the First Article lot then the costs of Company’s source inspection shall be paid by Supplier. Once the Product inspection performance results meet Company’s inspection requirements for five (5) consecutive lots, then the costs associated with Company’s source inspection shall no longer be paid by Supplier.

Responses to Corrective Action Requests.

Within 30 days.

22.6 First Article Inspection	Data, samples.	Upon completion.

22.8 Product and Manufacturing Quality

Test process yield data for each test station for each product.

Pareto of defects by test station by product. and Repair data, “ Test and Repair” at the serial number level of applicable product Root cause analysis and CAP for problems by incidence.

FMAs by incidence

Weekly .

	A chart of Defects Per Million Opportunities (DPMO) by Product. A chart of Defects Per Million Opportunities (DPMO) by component and vendor.	Monthly

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Vendor Corrective Action Summaries. Vendor Scorecards Product Scrap Reports. Report of Corrective Actions assigned by the Company to Supplier

22.8 Product and Manufacturing Quality	IPC/EIA J-STD-001.	No report necessary.

22.9 Supplier and Subcontractor ESD Requirements	1. Supplier’s internal audit results. 2. ANSI/ESD - S20.20	Annually.

22.10 Supplier and Subcontractor MSD Requirements	Per applicable Supplier process instructions for moisture sensitive devices. Moisture sensitive devices (MSD) per IPC/JEDEC J-STD-033 requirements	Annually.

22.11 Nonconforming Product and corrective action procedures

Corrective action report shall include:

The initial action taken to contain the problem.

An explanation of the root cause of the problem.

The proposed corrective action or solution to the problem.

The actual or planned implementation date of the corrective action.

The plans for verifying that the corrective action was effective. Include the actual or planned date of the verification of effectiveness.

Within 20 days of nonconformance notification.

22.13 Failure Mode Analysis

Corrective action report shall include:

The initial action taken to contain the problem.

An explanation of the root cause of the problem.

The proposed corrective action or solution to the problem.

The actual or planned implementation date of the corrective action.

The plans for verifying that the corrective action was effective. Include the actual or planned date of the verification of effectiveness.

Within 5 days from the request.

22.14 Epidemic Failure Condition and Corrective Action Requirements

Corrective Action Plan shall include:

The initial action taken to contain the problem.

An explanation of the root cause of the problem.

The proposed corrective action or solution to the problem.

The actual or planned implementation date of the corrective action.

The plans for verifying that the corrective action was effective. Include the actual or planned date of the verification of effectiveness.

Within 5 days of the reported occurrence.

22.14 Epidemic Failure Condition OOB Level	Epidemic failure requirement > OOB failures

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22.15 Annual Quality Improvement Goals and Requirements	Customer return rates and on time delivery performance. Verification Test and Workmanship results. In-circuit, functional and final system test yields.	Quarterly.

39.1 Banned substances for packaging & products	Specification B71SQM01-1	With each Product introduction or change

55.2 Environmentally Hazardous materials	Specification B71SQM01-1

55.1 Shipping & Receiving Specifications

55.2 Packaging Container Specifications

55.3 Warranty: data	Provide data fields: Item serial number, Order number, Manufacture ship date, Parent serial number, Product line, Product identification, Circuit pack code or microcode, Circuit pack series or issue of microcode, Origination location.	Upon shipment.

55.4 Export packaging & Marking specifications

57 Product Conformance	To be determined.	To be determined.

Product-specific documentation	Inspection Methods of Instruction, Test Design Requirements.	No report necessary.

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ATTACHMENT I

FLEXIBLE DELIVERY ARRANGEMENTS

A Forecast shall be sent by Company to Supplier each week on a specific day. Supplier shall plan material requirements and production capacity based on such forecasts in order to support changes in the Company forecast. Supplier will use commercially reasonable efforts to deliver in accordance with the agreed Flexibility Requirements.

FLEXIBILITY REQUIREMENTS for Product Class A :

Week 1-2: +10% , -10%

Week 3-4 +20% , -20%

Week 5-8: +30% , -30%

Week 9-12: +50% , -50%

Week 13-16: +100% , -100%

Week >16: +unlimited , -100%

FLEXIBILITY REQUIREMENTS for Product Class B:

Week 1: fixed

Week 2-4 +20%, -20%

Week 5-8 +30%, -30%

Week 9-12: +40% , -50%

Week 13-16: +50% , -50%

Week 17-20: +100%, -100%

Week >20: +unlimited , -100%

Product classes (e.g., Class A and Class B . . . Class “N”) shall be defined based on product volume, end-customer flexibility requirements, etc…

Rules for defining FLEXIBILITY REQUIREMENTS:

R1: The Absolute Maximum Quantity can be maximally equal to the Physical Maximum Capacity.

R2: The Absolute Maximum / Minimum is determined by the Base Quantity and the Maximum /

Minimum Flexibility when reaching a new Flexibility Zone.

R3: The new Absolute Maximum / Minimum can not be higher / lower than the Absolute

Maximum / Minimum of the zone before.

R4: Customer agrees to allow Supplier to finish all WIP (Work in Process) located at Supplier manufacturing facilities and/or sub-contractors to completion and ship completed products to FGI (Finished Goods Inventory) where products will be subject to the inventory buy back terms within this Agreement.

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When defining a FLEXIBILITY CORRIDOR the following terms shall apply:

Flexibility Zone	Area with the same flexibility
Maximum Flexibility	Percentage maximum per Flexibility Zone
Minimum Flexibility	Percentage minimum per Flexibility Zone
Base Quantity	Absolute quantity, when Flexibility Zone is entered the first time
Absolute Maximum	Absolute maximum quantity for each Flexibility Zone
Absolute Minimum	Absolute minimum quantity for each Flexibility Zone
Absolute Weekly Increase	Absolute quantity increase from week to week
Absolute Weekly Decrease	Absolute quantity decrease from week to week
Physical Maximum Capacity	Maximum applicable capacity of SUPPLIER

FLEXIBILITY REQUIREMENTS Example:

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ATTACHMENT J

RETURN AND REPAIR SERVICES

TO BE DETERMINED

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ATTACHMENT K

MATERIAL AUTHORIZATION LETTER

DATE

Name of Supplier
Attn.
ADDRESS:

Re: Authorization for Supplier to Purchase Material at Andrew’s negotiated or contracted prices

Dear             ,

The purpose of this Material Authorization Letter is to set forth the understanding by and between              (“Supplier”) and Andrew Corporation (“Andrew”) regarding the purchase by Supplier of Material at Andrew’s negotiated or contracted prices. Andrew, at its sole option, will seek authorization of certain Material vendors to permit Supplier, a supplier of Andrew, to purchase Material at the prices set forth in Andrew’s Material purchase agreements with its Material vendors. Terms and conditions, stated in such Material purchase agreements, applicable to Andrew, will not be applicable to Supplier. As a condition precedent to Andrew using reasonable commercial efforts to seek such Material vendor authorizations, Supplier and Andrew, in consideration of the promises and benefits outlined below, agree as follows:

Supplier shall use Materials purchased at the Andrew prices only for the production or repair of Product sold to Andrew under this Agreement.

Savings incurred by Supplier due to the benefit of volume purchase discounts applicable to Materials purchased under the Andrew Material purchase agreements will be passed on to Andrew via the Andrew business group placing the purchase order with Supplier.

3.        Andrew shall have no liability whatsoever to either Supplier or Material Vendor for the authorization given or the transactions contemplated herein between Supplier and Material Vendor.

Supplier shall hold in confidence any and all information related to the Andrew Material purchase agreement, including, but not limited to, business information, specifications, technical information, forecasts, prices; and Supplier hereby agrees to use such information only for the purpose of fulfilling its obligations with Andrew. Supplier will use commercial reasonable effort to share such information only with employees and authorized representatives with a need to know and will instruct such individuals regarding their obligation to maintain such information as confidential and as the sole property of Andrew.

Andrew will notify Supplier in writing of Material vendors consenting to extend Andrew’s Material prices (and other terms) to Supplier and will forward appropriate applicable price appendices (and other terms as applicable). Supplier acknowledges and agrees that Andrew may withdraw its authorization (which will facilitate Supplier’s purchase described herein) under any or all of the Andrew Material purchase agreements at any time.

Supplier agrees to provide access to Andrew, or its authorized representatives, to Supplier’s books and records for the purpose of verifying compliance with this letter agreement.

WHEREFORE, duly authorized representatives of Supplier hereby execute this letter agreement indicating

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approval and understanding of the terms set forth above; this letter agreement shall be effective as of                     .

Accepted by:

ANDREW CORPORATION	SUPPLIER

Signature	Signature

Name	Name

Title	Title

Date	Date

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ATTACHMENT L

INTENTIONALLY OMITTED

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ATTACHMENT M

NEW PRODUCT INTRODUCTION (NPI) PROCESS

1.0        New Product Introduction Support by Supplier

1.1        Supplier acknowledges that the execution of an effective New Product Introduction (“NPI”) process is a critical competitive requirement for Company. As part of Company’s NPI process, the Parties will develop and mutually agree upon a documented Program Plan outlining Program Goals for each new Product that Company intends for Supplier to manufacture pursuant to this Agreement. As such, the Parties shall make commercially reasonable efforts to meet the Program Goals documented in the Program Plan. Each party’s progress toward meeting the Program Goals shall be measured by the other party and managed by the responsible party.

1.2        For the purposes of this Attachment, “Program Plan” means Company’s documented plan outlining the Program Goals for a new Product that Company intends to have Supplier manufacture pursuant to the terms of the Agreement. For the purposes of this Attachment, “Program Goals” may mean but are not necessarily limited to Company’s time to volume goals, volume cost goals, quality goals, time to market goals and target costs as identified in the Program Plan.

1.3        Supplier shall provide NPI managers, material planner buyers and/or engineers to assist in the introduction of Company’s new Products. Part of their responsibility will be to provide Supplier’s DFx input to Company and manage the Engineering and NPI Manufacturing Services for Supplier outlined in Sections 2.0 and 4.0 of this Attachment. At Company’s request, upon mutual agreement of the Parties, Supplier shall co-locate for a mutually agreeable period of time the appropriate Supplier technical and business personnel with Company’s design teams to assist in the timely and smooth transfer of new Products from design into Supplier’s manufacturing process. The costs associated with the foregoing shall typically be charged by Supplier to Company as a separately billable non-recurring engineering charge, for which Company shall issue Supplier a purchase order in accordance with Article 10 of this Agreement. No effort by Supplier hereunder shall be expended until the Parties have mutually agreed as to such costs and billing.

2.0        Engineering Services

2.1        For any new Products that Company intends to have Supplier manufacture pursuant to the terms of this Agreement, Supplier agrees to provide the following Services to assist in the timely and smooth introduction of new Products into Supplier’s manufacturing process (“Engineering Services”). The costs associated with the following Engineering Services shall typically be charged by Supplier to Company as a separately billable non-recurring engineering charge for which Company shall issue Supplier a purchase order in accordance with Article 10 of this Agreement. No effort by Supplier hereunder shall be expended until the Parties have mutually agreed as to such costs and billing.

(a)

DFx reviews. Supplier shall provide detailed and complete reports within a mutually agreeable timeframe, with a targeted delivery date of three (3) Business Days after each design or stock list review or Prototype or Pilot build to Company and generate any appropriate NPI Engineering Change Requests. For the purposes of this Attachment, “DFx” means, but is not limited to, design for manufacturing, design for assembly, design for environment, design for test, design for ease of transition of manufacturing location, and design for the supply chain. The intention of DFx feedback is to identify opportunities

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to improve manufacturability, quality, and/or to reduce cost and Product introduction interval. DF Reviews will be provided at no charge to Company.

(b)	Stock list reviews triggered by receipt of a Material stock list from Company. Supplier’s report shall outline Material costs, lead times, availability, quality rating, and risk assessment for the Material identified on the stock list. Any recommendations for Material substitutions and alternative Material vendors would be provided by Supplier at that time through appropriate NPI Engineering Change Requests. Stock list reviews will be provided at no charge to Company

(c)	Packaging and Labeling. Supplier shall be responsible for developing and acquiring any new packaging and labeling required for all new Products that Supplier would manufacture pursuant to the terms of this Agreement.

(d)	Nonrecurring Engineering. Unless otherwise agreed to under a separate development agreement, Company shall be responsible for the non-recurring expenses necessary to develop any assembly or test processes or in-circuit or functional test software, stencils, fixtures, tooling, etc. that are required to support the manufacture of any new Products by Supplier pursuant to the terms of this Agreement. The costs and the Parties’ responsibilities associated with the actual fixtures, tooling, and test sets are set forth in Section 3.0 of this Attachment.

2.2        In addition to the Engineering Services outlined in Section 2.1 and in accordance with Article 4 of the Agreement, Supplier agrees to provide the following Services to Company on an as requested basis. The fees associated with these Services will be agreed to by the Parties prior to the start of the work by Supplier and will not be recovered by Supplier in the Price of the Product but will be paid by Company to Supplier when the mutually agreed upon milestones have been met.

(a)	Specific component reliability qualification;
(b)	Compliance testing;
(c)	Environmental stress testing; and
(d)	Other Services as may be agreed to by the Parties.
(e)	Failure analysis

3.0        Fixtures, Tooling and Test Sets

3.1        Unless otherwise agreed to in writing between the Parties, Supplier shall be responsible for funding any costs associated with providing the necessary stencils, fixtures, tooling, and test sets required to support the manufacture of a new Product by Supplier and, to the extent such costs are uniquely required to support such manufacture, they shall be recovered as provided in this Agreement. All charges intended to be invoiced to Company must be authorized in advance through approved budgetary quotes. Final billing, at actual incurred costs, must be within the budgetary authorization, unless the overrun was approved in advance by the Company.

3.2        Subject to prior approval as provided in Section 3.1 above, Company agrees to reimburse Supplier at Supplier’s actual incurred cost for any stencils, fixtures, tooling, and test sets that were used while Supplier was providing NPI Manufacturing Services to Company but cannot be utilized, through no fault of Supplier, during production.

3.3        Supplier agrees that all stencils, fixtures, tooling, and test sets used in the production of Products by Supplier shall be subject to the terms set forth in Article 36 and Article 49 of the Agreement.

4.0        NPI Manufacturing Services

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4.1        Supplier shall provide, at Company’s request, NPI Manufacturing Services to Company as part of the NPI process. For the purposes of this Attachment, “NPI Manufacturing Services” means manufacturing Services performed by Supplier in the period prior to the commencement of pre-production or volume manufacture of a Product by Supplier. These Services are in addition to the Engineering Services described in Section 2.0 of this Attachment. The scope of Supplier’s NPI Manufacturing Services to Company may include, without limitation, the following:

(a)	Material stock list procurement and inventory stocking;
(b)	Manufacture of Product Prototype and Pilot build units;
(c)	Manufacturing Readiness Review (provided at no charge to Company); and
(d)	Clear to build Material analysis (provided at no charge to Company).

For purposes of this Attachment, “Prototypes” are either: (a) assemblies intended for laboratory evaluation of performance or software development, or (b) assemblies intended to evaluate form, fit, and function and must meet Company’s Product Specifications, unless specific relaxations have been agreed to by the Parties. “Pilot Builds” are assemblies intended to determine what, if any, changes might be required to the design, assembly and test processes or the Specifications before the Product is ready for volume production.

4.2        Payment for the performance of said NPI Manufacturing Services shall be in accordance with Section 6.0 of this Attachment.

4.3        Company will provide Supplier with a written statement of requirements that details the Product Prototype or Pilot build quantities and dates, test requirements, etc. The Parties shall subsequently jointly develop a project plan that includes milestones and relevant due dates in support of said requirements. During the NPI process, Supplier shall provide to Company regular written progress reports on at least a weekly basis. All such reports shall include, but not necessarily be limited to, the following information:

(a)	status of Supplier’s progress toward meeting the required Product Prototype or Pilot build quantities and dates;
(b)	short description of problems or potential problems, if any, preventing Supplier from meeting the said quantities and build dates;
(c)	recovery method proposed in order to meet the said quantities and build dates, if needed, and
(d)	any other information related to the NPI Manufacturing Services as may be reasonably requested by Company.

4.4        Supplier will perform such NPI Manufacturing Services and deliver any requested deliverables to Company in accordance with the agreed upon schedule applicable to such deliverable. Additionally, Supplier agrees to:

(a)	Deliver Prototype or Pilot build quantities from each build to Company within a mutually agreed upon timeframe.

(b)	As required, respond to NPI related Engineering Change Orders issued by Company in accordance with Article 59 of this Agreement.

4.5        Upon Company’s request in writing, Supplier shall have the responsibility for procuring and storing all the necessary Material to support the agreed upon Product Prototype, or Pilot build schedules and quantities. Any Excess or Obsolete Material will be dealt with in accordance with Article 13 of this Agreement.

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4.6        Supplier shall schedule NPI Manufacturing Services in such a manner as to ensure that the Product Prototype or Pilot build activity will not adversely impact Supplier’s manufacturing capability to meet Company’s Product Orders.

4.7        Supplier shall produce NPI builds on the standard production line, or duplicate equipment, to allow efficient introduction of products into volume production.

5.0        Advanced Technology Development

5.1        Company and Supplier will develop means for Company to share its Product technology roadmaps and future manufacturing technology requirements and for Supplier to share its manufacturing technology development plans in order to address technology requirements to support Company’s future products. This exchange may result in identification of co-development projects whose cost and schedule will be mutually agreed by the Parties.

5.2        It is expected that the results of applicable Supplier-funded development programs will be made available to the Company for inclusion into Company’s DFx guidelines, as appropriate. DFx guidelines will be provided to the Company by the Supplier, as well as any updates, at no charge.

5.3        Supplier is expected to assist Company in keeping Company’s DFx guidelines up to date, both through review of Company designs and the DFx change management process. It is understood that Company’s DFX guidelines will be used for Products made by all of Company’s electronic manufacturing service providers.

6.0        Pricing

6.1        Unless otherwise agreed to by the Parties, prices for Product Prototypes, Models, and Pilot production quantities delivered to Company by Supplier shall be priced in accordance with the formula discussed below. This pricing formula will apply to the first two hundred (200) units manufactured of any new product. Any subsequent volumes will be priced according to Attachment G.

NPI pricing formula: [*]

7.0        NPI Process Alignment

7.1        The Parties agree that any conflict between the text of this Attachment M and the pictorial diagram attached to this Attachment as Page 5 shall be governed by such text.

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ATTACHMENT N

ORDERING COMPANY ACKNOWLEDGEMENT

ACKNOWLEDGEMENT AND AGREEMENT

TO:        ELCOTEQ CORPORATION (“Supplier”)

Reference is made to the Manufacturing Supply Agreement (the “Supply Agreement”) dated                          made between Supplier and Andrew Corporation (“Company”). Capitalized terms which are defined in the Supply Agreement and which are used and not otherwise defined herein have the respective meanings ascribed to them in the Supply Agreement.

WHEREAS the undersigned is has been designated by Company as an Ordering Company pursuant to Article 53.1 of the Agreement;

AND WHEREAS Article 53.2 of the Supply Agreement provides that an Ordering Company may be eligible to purchase Products, Commercially Purchased Items and Services from Supplier on the same terms and conditions, including the same prices, as set forth in the Supply Agreement, provided that the conditions in Article 53.2 of the Supply Agreement are met;

NOW THEREFORE the undersigned hereby:

(1)        covenants and agrees to be bound by the Supply Agreement, as the same may be amended from time to time, as if it were the purchaser of Products in the place and stead of Andrew;

(2)        acknowledges and agrees that Supplier may exercise against the undersigned all of its rights and remedies which it has against Company under the Supply Agreement; and

(3)        acknowledges and agrees that its designation as an Ordering Company may be revoked by Company at any time.

DATED this              day of                     ,         .

[NAME OF ORDERING COMPANY]
Name:
Title:
An authorized signing officer

Acknowledged and agreed this              day of                     ,         .

ANDREW CORPORATION
Name:
Title:
An authorized signing officer

Andrew - Elcoteq Proprietary

Use Pursuant to Company Instructions

CONFIDENTIAL TREATMENT REQUESTED

Manufacturing Supply Agreement	Page 1

ATTACHMENT O

CATEGORIZATION OF MATERIAL

The Parties agree that all Material purchased by Supplier from vendors on the Approved Vendor List (AVL) on or before December 31, 2006, shall be considered initially as Company Material. The Parties further agree that the categorization of Material shall be reviewed and adjusted on a quarterly basis as described in Art. 13.2.

Commodity	Company Material	Supplier- Controlled Material	Supplier- Controlled Custom Material
Amplifier
Attenuator
Bead
Cable
Capacitor
Circuit Breaker
Coupler
Die Cast/CNC
Diode
Drop-In Isolator
Filter
Fuse
Gasket
Hardware
Inductor
Integrated Circuit
Label
Mixer
Oscillator
Power Converter
Printed Circuit Boards
Relay
Resistor
RF Interconnect
Sheet Metal
Solder Preform
Splitter Combiner
Switch
Termination
Thermal Pad
Transformer
Transistor
Turnery

Andrew - Elcoteq Proprietary

Use Pursuant to Company Instructions

CONFIDENTIAL TREATMENT REQUESTED

Manufacturing Supply Agreement	Page 1

ATTACHMENT P

MINIMUM CANCELLATION PROVISIONS

Commodity Type	Lead-time	Cancellation Period (1) & (2)
Resistors	4 Weeks	2 Weeks
Electrolytic Capacitors	6 Weeks	3 Weeks
IC Logic Devices	10 Weeks	5 Weeks
Material Not Listed Above		50% of the Applicable Lead-Time

NOTES: (1)	This column is expressed in the amount of time (days, weeks, etc.), or the percentage of the vendor’s lead-time, following acceptance of Supplier’s order, during which Supplier may cancel its order without penalty or charge.

(2)	Liability for Material not cancelled during this period may in all events remain with Supplier, as described in Article 13 of the Agreement.

Andrew - Elcoteq Proprietary

Use Pursuant to Company Instructions

CONFIDENTIAL TREATMENT REQUESTED

Manufacturing Supply Agreement	Page 1

ATTACHMENT Q

INITIAL OVERSIGHT COMMITTEE MEMBERS

SUPPLIER MEMBERS:

Doug Brenner – President, Elcoteq Americas

Harri Ojala – President, GA Europe

Bruno Cathomen - VP BA CNE Business Development

Mitch Schoch - VP Sales & Marketing, Elcoteq Americas

David Murphy - Global Account Manager

COMPANY MEMBERS:

Iris Artaki – Director Quality & Reliability, Andrew BSSG

Matt Douglas – VP Global Operations, Andrew BSSG

Farid Firouzbakht – VP & GM Filter Business Unit, Andrew BSSG

Fred Lietz – VP Purchasing, Andrew Corporate

Robert Suffern – VP & GM Power Amplifier Business Unit, Andrew BSSG

Andrew - Elcoteq Proprietary

Use Pursuant to Company Instructions

CONFIDENTIAL TREATMENT REQUESTED

Manufacturing Supply Agreement	Page 1

ATTACHMENT R

RESPONSIBILITY MATRIX

The Parties agree that by the end of calendar year 2006 they will have discussed and agreed in detail on a Responsibility Matrix that will documenttheir detailed and common understanding of certain of their respective responsibilities under this Agreement. The Parties will use the appended template as a starting point for their discussions and adjust accordingly. Thereafter the Responsibility Matrix shall be reviewed and adjusted as agreed on a quarterly basis.

Andrew - Elcoteq Proprietary

Use Pursuant to Company Instructions

CONFIDENTIAL TREATMENT REQUESTED

Manufacturing Supply Agreement	Page 2

Sourcing Responsibility Mapping	xx August 2006
Responsibility
Sourcing Task/Issue	Customer	Elcoteq
Commercial Issues that are agreed and set with supplier:
Supplier / manufacturer proposals

Supplier/Manufacturer approval

Agreement negotiation responsibility
General Purchasing Agreement
Logistics Agreement
Quality Agreement

General Agreement terms and conditions
Pricing
Price and price validity
Price development (reduction)
Delivery&Logistics
Delivery Term
Payment Term
Delivery Time/Lead Time
Cancellation Window
Rescheduling Window, # of reschedulings
Flexibility
Logistics model/set-up (e.g. PO, SMI, SMC)
Export control requirements
Penalities of late delivery (e.g. LD)
Quality
Supplier auditing
Quality requirements
Quality targets (DPPM, Yields)
Supplier quality reporting
Required Quality Targets and Supplier compliance

Corrective actions due to defective components, only to the extent
ELQ is responsible of such activity defined in Product Agreement
Epidemic Defect
Required Environmental Mgmt and Supplier compliance
Required Ethical Mgmt and Supplier compliance

Other contractual Issues that are agreed and set with supplier:

Component change management practice (ECO/PCN)
General, i.e. spesification (FFF)
RoHS compliance
Discontinuation of the production (EOL)
ELQ is only responsble for implementing the component EOL effect in practise based on Andrew instructions. Andrew is responsible for updating such component EOL status to compoinent database.
Component supplier liabilities
Warranty (duration and content)
Product Liability
IPR Indemnification
Other liabilities and responsibilties
As agreed in teh Manufacturing Supply Agreement between Andrew and Elcoteq SE

Andrew - Elcoteq Proprietary

Use Pursuant to Company Instructions